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Criteo S.A. | 32 Rue Blanche | 75009 Paris, France | criteo.com Brochure Combined Shareholder’s Meeting to be held June 15, 2022

Management report from the Board of Directors on the statutory annual accounts and the consolidated financial statements Fiscal year ending December 31, 2021 In accordance with the law and the articles of incorporation, Criteo has called you to a General Meeting to approve the annual and consolidated financial statements for the fiscal year ended December 31, 2021. Criteo presents you with the management report on the activities of the Company and the Group during the fiscal year that began January 1, 2021 and ended December 31, 2021, and we submit the annual and consolidated financial statements for your approval. We also propose to proceed with the net income allocation for the fiscal year ended December 31, 2021 and the examination of the agreements covered by Articles L. 225-38 et seq. of the French Commercial Code. Pursuant to Article L. 225-37 paragraph 6 of French Commercial Code, this report includes the corporate governance report (section II). Please note that the statutory auditors' reports and the board of directors' reports and the statutory and consolidated financial statements, which have been prepared in accordance with applicable law and regulations have been made available at the registered office for your consultation.

Table of contents Management report ..................................................................................................... 4 Presentation of Criteo Group and Criteo S.A. operations ............................................................... 4 Group’s operations during the latest financial year .......................................................................... 4 Activity of subsidiaries and controlled companies ............................................................................ 6 Financial information and consolidated results of the Group and Criteo S.A. ............................. 7 The Group’s consolidated results .......................................................................................................... 7 Criteo S.A. results ...................................................................................................................................... 8 Group’s and Company’s results over the past five years : ............................................................. 10 Significant events ................................................................................................................................... 11 At Group level ......................................................................................................................................... 11 At Criteo S.A. level .................................................................................................................................. 12 Subsequent events ................................................................................................................................ 13 Main risks and uncertainties ................................................................................................................. 13 Research and development activities ................................................................................................ 16 Main investments in 2021 ....................................................................................................................... 16 R&D activities ........................................................................................................................................... 16 Foreseeable changes and outlook ..................................................................................................... 16 Net income allocation ........................................................................................................................... 16 Company net income allocation ......................................................................................................... 16 Non-deductible tax expenses .............................................................................................................. 16 Information on dividends paid ............................................................................................................ 16 Loans of less than two years agreed by the Company ................................................................. 17 Company’s share capital ..................................................................................................................... 17 Employee share ownership .................................................................................................................. 17

Employee share ownership .................................................................................................................. 17 Information on payment terms ........................................................................................................... 19 Employees ............................................................................................................................................... 19 Allocation of Group employees .......................................................................................................... 19 Non-financial performance report ..................................................................................................... 20 Report on the corporate governance of the company ....................................... 20 Information about corporate officers ............................................................................................... 20 List of mandates held by corporate officers .................................................................................... 20 Company general governance ........................................................................................................... 21 Related-party Transactions (Article L.228-38 of the French Commercial Code) ....................... 21 Authorizations to increase the Company’s share capital .............................................................. 23 Appendix A 1 – Five Year Company’s Financial Results ..................................... 24 Appendix A 2 – Five Year Group Financial Performance Summary ................. 25 Appendix B – Information on payment terms .................................................... 26 Appendix C – Table of authorizations granted to the board of directors with respect to share capital ...................................................................................... 28 Appendix D – Non-Financial Performance Statement 2021 .............................. 34

Management report Presentation of Criteo Group and Criteo S.A. operations Group’s operations during the latest financial year Founded in 2005, Criteo S.A. is a French technology company, headquartered in Paris and listed on NASDAQ, with a strong presence worldwide. We began our commercial activities in France in 2007 and have since expanded our business into Western Europe, North America (in 2009), and the Asia- Pacific region (in 2010). Several acquisitions over the years, such as HookLogic, Inc. in 2016, or Mabaya in 2021, have supported the company’s growth and allowed us to steadily develop our offering and market presence. Criteo is a global technology company driving superior commerce outcomes for marketers and media owners through the world’s leading Commerce Media Platform. It operates in commerce media, the future of digital advertising leveraging commerce data and artificial intelligence ("AI") to connect ecommerce, digital marketing and media monetization to reach consumers throughout their shopping journey. Criteo’s vision is to bring richer experiences to every consumer by supporting a fair and open internet that enables discovery, innovation, and choice – powered by trusted and impactful advertising. Since 2018, and accelerating since 2020, the Company turned from a single-product to a multi-solution platform provider, fast diversifying its business into new solutions. Criteo enables brands', retailers' and media owners’ growth by providing best-in-class marketing and monetization services and infrastructure on the open Internet, driving approximately $40 billion of commerce outcomes for our customers – in the form of product sales for retailers, brands and marketers and advertising revenues for media owners. Criteo differentiates itself by delivering the best performing commerce audiences at scale and delivers this value by activating commerce data in a privacy-by-design way through proprietary AI technology to reach and engage consumers in real time with highly relevant digital advertisements ("ads") across all stages of the consumer journey. Its data offers deep insights into consumer intent and purchasing habits. Criteo’s focus is on commerce media. Its clients include many of the largest and most sophisticated consumer brands, commerce companies and media owners in the world. Criteo partners with them to capture user activity on their websites and mobile applications ("apps"), which is defined as digital properties, and leverage that data to deliver superior ad performance to help marketers, brands and agencies reach their campaign objectives from top to bottom of the funnel. Criteo has established its leading market position in commerce media by focusing on three key assets that differentiate it in the marketplace: actionable commerce data, extensive media access, and world- class predictive AI technology. Criteo’s large dataset is uniquely focused on commerce and shoppers, its media access across its broad direct network of media owner partners provides large consumer reach, and our purpose-built AI technology activates this data and media to drive multiple commerce outcomes for its customers. Criteo continuously improves its technology, broaden its reach and leverage and strengthen Criteo’s Buyer Index – previously called Criteo Shopper Graph –, a highly differentiated pool of data built through collaboration within its open ecosystem of marketer and media owner customers. Criteo's Buyer Index is one of the world's biggest privacy-compliant data sets focused on shoppers, retailers and brands. Historically, the Criteo model has focused solely on converting its clients' website visitors into customers, enabling it to charge its clients only when users engage with an ad we deliver, usually by clicking on it. More recently, Criteo has expanded our solutions to address a broader range of marketing goals for our clients. Criteo sells personalized display advertisements featuring product-level recommendations either directly to clients or to advertising agencies. Historically, the Criteo model has focused solely on converting its clients' website visitors into customers, enabling Criteo to charge its clients only when users engage with an ad it delivers, usually by clicking on it. More recently, Criteo has expanded its solutions to address a broader range of marketing goals for its clients. Criteo offers two families of solutions to its commerce and brand clients: • Criteo Marketing Solutions allow commerce companies to address multiple marketing goals by engaging their consumers with personalized ads across the web, mobile and offline store environments. • Criteo Retail Media solutions allow retailers to generate advertising revenues from consumer brands, and/or to drive sales for themselves, by monetizing their data and audiences through personalized ads, either on their own digital property or on the open Internet, that address multiple marketing goals. Criteo also has multiple pricing models which now include percentage of spend models in addition to cost-per-click, cost-per-install and cost-per-impression pricing models. In accordance with Article L. 225-100-1. I. 5 ° of the French Commercial Code, all the internal control and risk management procedures relating to the preparation and processing of accounting and financial information have been implemented.

Activity of subsidiaries and controlled companies

The following table presents the results of the Company's subsidiaries for the fiscal year ended December 31, 2021.

Subsidiaries	**% of ownership**	**Revenue 2021 (¤)**	**Net Income/loss 2021 (¤)**
Criteo France S.A.S. (France)	100%	166 661 059	(982 201)
Criteo Ltd (UK)	100%	89 815 445	(1 928 446)
Criteo GmbH (Germany)	100%	262 255 573	1 422 975
Criteo B.V. (Netherlands)	100%	47 435 210	303 172
Criteo Corp. (USA)	100%	854 797 680	29 519 817
Criteo do Brasil Desenvolvimento De Serviços De Internet LTDA. (Brazil)	100%	48 859 964	(298 879)
Criteo Australia Pty Ltd (Australia)	100%	28 209 608	(167 223)
Criteo K.K. (Japan)	66%	264 631 739	9 005 310
Criteo Srl (Italy)	100%	52 387 721	(1 364 110)
Criteo Singapore PTE. LTD. (Singapore)	100%	37 820 890	(198 841)
Criteo LLC (Russia)	100%	29 503 233	268 486
Criteo España, S.L. (Spain - Madrid)	100%	34 507 834	(345 003)
Criteo Europa MM, S.L. (Spain - Barcelona)	100%	437 290	5 989 780
Criteo MEA FZ – LLC (Dubai)	100%	20 892 120	(61 339)
Criteo Reklamcilik Hzimetleri ve Ticaret A.Ş. (Turkey)	100%	19 076 789	(352 893)
Criteo Canada Corp. (Canada)	100%	24 639 828	81 937
Criteo India Private Limited (India)	99.90%	9 641 267	196 116
Criteo Finance S.A.S. (France)	100%	18 325 050	(850 756)
Criteo Korea Ltd (Korea)	100%	92 657 554	1 145 896
Criteo Nordics AB (Sweden)	100%	30 368 532	(35 304)
Mad Yourself (United States)	100%	0	0
Condigolabs (France)	40%	0	0
Doobe In Site Ltd (Israel)	100%	2 331 165	7 144 931
Criteo Technology (France)	100%	0	0

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Financial information and consolidated results of the Group and Criteo S.A. The Group’s consolidated results The consolidated financial statements for the financial year that ended on December 31, 2021 have been prepared in compliance with the standards set by IFRS (International Financial Reporting Standards), as adopted by the European Union. The main accounting methods, as well as the critical judgment and estimates are detailed in note 3. The scope of consolidation as of December 31, 2021 is detailed in the note 3 to the consolidated financial statements. Consolidated statement of income The revenue of the Group for the 2021 financial year amounted to !1,905.8 million (+ 4.9% compared to 2020). Operational income amounted to !131.1 million and the net consolidated income amounted to !115,9 million. The !1.4 million financial and other expenses for the period ended December 31, 2021 was mainly driven by i) interest on lease liabilities ii) financial expense related to the up-front fees amortization and the non-utilization costs as part of our available Revolving Credit Facility (RCF financing), partially offset from iii) the disposal of servers equipment for !2.5 million and iv) dividends received from a minority interest for !2.0 million Tax expenses amounted to !13.9 million. This is mainly the result of !29.4 million in current taxes and in deferred taxes for !15.5 million. The main elements of the Group's taxes are presented on note 12 of the notes to the consolidated accounts. The consolidated net profit attributable to the Criteo S.A. shareholder is a profit of !113.2 million (+ 78.1% compared to 2020); the minority interests’ share is !2.7 million. Consolidated statement of position (balance sheet) The total amount of the consolidated balance sheet was !1,750.0 million at the end of 2021 and is comprised of: - Non-current assets amounted to a total of !678.5 million, including !646,8 million in fixed assets. - Current assets amounted to !1071.5 million and were in essence constituted by external accounts receivable for !513.8 million and cash for a total of !455.3 million. - Group equity amounted to !1026.7 million, including the Group’s profit for the period for !113.2 million. - Current liabilities amounted to !588.1 million and were mainly comprised of payables to external suppliers, for an amount of !380.5 million and employee-related payables for an amount of !86.7 million. - Non-current liabilities amounted to !140.3 million and were mainly comprised of leases liabilities. Consolidated cash position and funding

Cash and cash equivalents include liquid assets and interest-bearing current accounts. These elements classified under cash are used to fund the Group's operations. Criteo holds investments in marketable securities, consisting mainly of term deposits with banks, not meeting the cash equivalents definition, presented as non-current assets. As of 31 December 2021, the Group’s cash and cash equivalents were !455.3 million. The Group had no bank overdraft as of 31 December 2021. The variations and main elements of the cash and cash equivalents are presented in note 22 of the consolidated financial accounts. On September 24, 2015, Criteo entered into a five-year revolving credit facility for general corporate purposes, including acquisitions, for a maximum amount of !250 million, with a bank syndicate composed of Natixis (coordinator and documentation agent), Le Credit Lyonnais (LCL) (facility agent), HSBC France, Société Générale Corporate & Investment Banking and BNP Paribas (each acting individually as bookrunners and mandated lead arrangers). This multi-currency revolving credit facility bears interest rate at Euribor or the relevant Libor plus a margin to be adjusted on the basis of the leverage ratio. The agreement contains clauses relating to prepayments, indemnities, representations, commitments (ratio of net debt to adjusted EBITDA, restrictions in the event of new debt) and default. In 2017, this agreement was amended by, among other things, increasing the amount of facility from !250.0 million to !350.0 million and extending the term of the contract from 2020 to 2022. In 2020, the parties to the RCF agreement have agreed to extend the term of the agreement for one additional year, from March 2022 to March 2023, composed of a !350 million commitment through March 2022 and a !294 million commitment from the end of March 2022 through March 2023. The amount of the financial debt as of December 31, 2021 was !0.9 million. The breakdown of this debt into current and non-current financial liabilities is presented at note 26 of the annex to the consolidated financial statements. At December 31, 2021, no amount is drawn under the RCF. The Group also has short-term credit lines and overdraft facilities with HSBC plc, BNP Paribas and LCL. Criteo is authorized to draw up to a maximum of !21.5 million in the aggregate under the short-term credit lines and overdraft facilities. As of December 31, 2021, Criteo had not drawn on any of these facilities. Any loans or overdraft under these short-term facilities bear interest based on the one-month EURIBOR rate or three-month EURIBOR rate. As these facilities are exclusively short-term credit and overdraft facilities, our banks have the ability to terminate such facilities on short notice. The short-term facilities also include special clauses in the event of default, but are not subject to guarantees and covenants. All of these loans and revolving credit facilities are unsecured and contain customary events of default but do not contain any affirmative, financial or negative covenants, with the exception of the !350.0 million revolving credit facility which contains covenants, including compliance with a total net debt to adjusted EBITDA ratio and restrictions on the incurrence of additional indebtedness. At December 31, 2021, we were in compliance with the required leverage ratio. Commitments and contingencies As of December 31, 2021, the Group had !44.2 million of other non-cancellable contractual obligations, primarily related to software licenses, maintenance and !1.6 million bandwidth for the servers. Criteo S.A. results The annual financial statements for the financial year ended December 31, 2021, which we are submitting for your approval, including the balance sheet, the income statement, and the accompanying notes to the financial statements, have been prepared in accordance with the French standards following group principles and methodology and in line with the presentation rules and appraisal methods provided by current regulations. Income statement During the financial year that ended on December 31, 2021, the Company generated net revenue of ! 26.7 million compared to !16.9 million in the previous financial year. Other operating income amounted to !475.3 million compared to !437.0 million in the previous financial year. Operating charges amounted to !477.1 million compared to !440.1 million in the previous financial year. The operating income was a gain of !68.1 million compared to a gain of !47.4 million in the previous financial year. Financial proceeds and financial charges amounted to !90.6 million and !78.8 million, respectively, compared to !128.4 million and !98.4 million for the previous financial year. This led to a financial profit of !11.8 million compared with a !30 million profit for the 2020 financial year. Consequently, the profit from ordinary operations before taxes amounted to !79.9 million compared to the profit from ordinary operations before taxes of !77.4 million in the previous financial year. Exceptional income was !5.8 million in 2021 compared to !0.6 million in 2020. Exceptional expenses amounted to !13.6 million compared to !1.6 million in the previous financial year. The financial year ended on December 31, 2021 ended with a net income of !75.3 million compared to !80.5 million in the previous financial year. Balance sheet As of December 31, 2021, the Company’s total assets were was !1,334.2 million compared to !1,277.9 million in the previous financial year. Net intangible fixed assets were !77.6 million compared to !72.7 million in the previous financial year. Net tangible fixed assets were !56.0 million compared to !82.4 million in the previous financial year. Long-term investments were !540.2 million compared to !467.7 million in the previous financial year. Net current assets were !657.6 million compared to !612.0 million in the previous financial year. As of December 31, 2021, the share capital was !1.6 million compared to !1.7 million in the previous financial year, and additional paid-in capital was !283.2 million compared to !287.4 million in the previous financial year.

Liabilities were !288.1 million for the year-ended December 31, 2021 compared to !272.9 million in the 2020 financial year, and were comprised of the following: Loans and various financial debts(1) !155.5 million Accounts payable to suppliers and related accounts !56.2 million Accounts payable for taxes and social security !67.3 million Accounts payable for financial institutions !0.8 million Financing from financial institutions !0.2 million Other accounts payable !8.1 million (1) comprised mainly of intra-company accounts payable for !155.5 million, partially offset by intra- company accounts receivable for !92.3 million in current asset. Group’s and Company’s results over the past five years : The tables referred to in Article R. 225-102 of the French Commercial Code are attached to this report as Appendix A-1 and A-2, showing the Group's and the Company's results over the past five years.

Significant events At Group level Restructuring On February 1, 2021, the Company announced a plan to restructure its workforce across functions and regions to better align with the Company's evolution. We expect the plan will be completed by March 31, 2022. The Company recorded !3.4 million of restructuring charges for severance related to this plan during the twelve months ended December 31, 2021. For the period ended December 31, 2021, !2.5 million was included in Sales and Operations expenses, !0.8 million was included in General and Administrative expenses and !0.1 million was included in Research and Development expenses. Acquisition of Doobe In-Site Ltd. On May 18, 2021, we completed the acquisition of all of the outstanding shares of Doobe In Site Ltd. ("Mabaya"), a leading retail media technology company that powers sponsored products and retail media monetization for major ecommerce marketplaces globally. The total consideration paid was $9.9 million (!8.7million) for the acquisition of shares. The acquisition was financed by available cash resources. The transaction has been accounted for as a business combination under the acquisition method of accounting. The purchase price allocation has been finalized. The valuation of the fair value of Mabaya's assets acquired and liabilities assumed resulted in the identification of technology of $8.0 million (!7.1 million), a $5.1 million (!4.5 million) employee related payable and a $2.5 million (!2.2 million) liability relating to a redemption fee payable to a governmental agency. Goodwill amounted to $9.0 million (!7.9 million). In addition, acquisition costs amounting to $0.5 million (!0.4 million) were fully expensed as incurred. Incorporation of a new French entity for restructuring purposes On December 15, 2021, Criteo Technology, a French limited liability company (société par actions simplifiée) which is fully owned by the Company has been incorporated. This company is currently a shell company with no business activity. Contemplated acquisition of Iponweb In December 2021, Criteo executed a purchase agreement to acquire Iponweb, a market-leading AdTech company with world-class media trading capabilities, for $380 million in a combination of cash and treasury shares. Closing of the transaction is expected in the first quarter of 2022, subject to customary regulatory approvals.

At Criteo S.A. level Share repurchase program On October 25, 2018 Criteo's Board of Directors authorized a share repurchase program of up to $80.0 million (!70.5 million) of the Company’s outstanding American Depositary Shares (the “SBB1”). As of December 31, 2018, 3.5 million shares were held as treasury shares. Criteo completed this share repurchase program in 2018. On February 8, 2019, the Board of Directors authorized the reduction of capital resulting in the formal retirement of 1.6 million treasury shares. On July 26, 2019, Criteo's Board of Directors authorized a share repurchase program of up to $80.0 million (!71.4 million) of the Company's outstanding American Depositary Shares (the “SBB2”). As of December 31, 2019, 3.2 million shares were held as treasury shares as part of the share repurchase program authorized on July 26, 2019. Criteo completed this share repurchase program in February 2020. As of December 31, 2019, Criteo had 3.9 million treasury shares remaining which may be used to satisfy the company's obligations under its employee equity plans upon RSU vesting in lieu of issuing new shares, and for M&A activity. On April 23, 2020, Criteo's Board of Directors authorized a share repurchase program of up to $30.0 million (!26.3 million) of the Company's outstanding American Depositary Shares (the “SBB3”). Criteo completed this share repurchase program in July 2020. As of December 31, 2020 we had 5.6 million treasury shares remaining which may be used to satisfy the Company's obligations under its employee equity plan upon RSU vesting in place of issuing new shares, and for any potential M&A activity. On February 5, 2021, Criteo's Board of Directors authorized a share repurchase program (the “SBB4”) of up to $100.0 million (!84.9 million) of the Company's outstanding American Depositary Shares (the “First SBB4 Tranche”) that was later extended, by a Board of Directors’ decision dated October 28, 2021, to $175 million.. The First SBB4 Tranche was completed in December 2021. As of December 31, 2021, Criteo has 5,207,873 treasury shares which may be used to satisfy the company’s obligations under its employee equity plans upon RSU vesting in lieu of issuing new shares, and for M&A activity. In the accounts of Criteo S.A., the transactions were accounted for as follows:

EUROS	SBB2 - Treasury Shares Repurchased for Merger & Acquisition 2019	SBB2 - Treasury Shares Repurchased for RSU Vesting 2019 & 2020	SBB3 - Treasury Shares Repurchased for Merger & Acquisition 2020	SBB3 - Treasury Shares Repurchased on for RSU Vestings 2020	SBB4 - Treasury Shares Repurchased for Merger & Acquisition 2021	SBB4 - Treasury Shares Repurchased on for RSU Vestings 2021	Balance at December 31, 2021
Balance sheet section	Other financial fixed assets	Investment securities	Other financial fixed assets	Investment securities	Other financial fixed assets	Investment securities	**Total**
Treasury Shares Repurchased Number	1 498 709	3 001 291	952 386	1 147 614	-	-	**6 600 000**
Acquisition value	25 727 248	43 857 007	10 423 059	12 098 826	-	-	**92 106 140**
Vested shares in 2019 & 2020		967 464	-	-	-	-	**967 464**
Vested shares in 2019 & 2020 (value)		15 050 463	-	-	-	-	**15 050 463**
Treasury Shares Repurchased Number at the end of the period	1 498 709	2 033 827	952 386	1 147 614	-	-	**5 632 536**
Provision (average exchange rate)	-	-	-	-	-1 364 390		**-1 364 390**
Treasury Shares Repurchased Number in 2021	-	-	-	-	1 842 370	805 372	**2 647 742**
Acquisition value	-	-	-	-	60 476 080	24 371 720	**84 847 800**
Cancellation of shares in 2021	1 498 709	-	-	-	-	-	**1 498 709**
Cancellation of shares in 2021 (value)	25 727 248	-	-	-	-	-	**25 727 248**
Vested shares in 2021	-	1 573 696	-	-	-	-	**1 573 696**
Vested shares in 2021 (value)	-	23 128 022	-	-	-	-	**23 128 022**
Vested/cancelled shares 2019 to 2021	1 498 709	2 541 160	-	-	-	-	**4 039 869**
Vested/cancelled shares 2019 to 2021 (value)	25 727 248	38 178 485	-	-	-	-	**63 905 733**
Treasury Shares Repurchased Number at the end of the period 2021	-	460 131	952 386	1 147 614	-	-	**2 560 131**
Revaluation at the end of the period		-246 711	71 286	-172 934	1 954 906	1 489 720	**3 096 267**
Value at closing	**-**	**5 431 811**	**10 494 345**	**11 925 892**	**61 066 596**	**25 861 440**	**114 780 083**

In addition, a provision for risks has been recognized for €26.3 million to cover free share allocations.

Conversion of loan

On January 1st, 2021, the intercompany debt owed by the American subsidiary Criteo Corp. to its sole stockholder, Criteo SA, was converted into additional paid-in-capital for $ 331.5 million increasing Criteo SA amount of share investment consequently.

Subsequent events

Closing of the Iponweb transaction mentioned above is expected in the first quarter of 2022, subject to customary regulatory approvals.

Completion of the above-mentioned restructuring of the French activities of the Criteo group should occur within 2022.

On February 3rd, 2022, Criteo's Board of Directors approved the extension of the SBB4 program up to $280.0 million of the Company's outstanding American Depositary Shares.

Main risks and uncertainties

Investing in Criteo's securities involves a high degree of risks, including, but not limited to, the following:

- If Criteo fails to innovate, enhance its brand, adapt and respond effectively to rapidly changing technology, its offerings may become less competitive or obsolete. Its investments

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in new solutions and technologies to address new marketing goals for its clients are inherently risky and may not be successful. • Criteo’s business, including its global operations and sales, faces risk related to health epidemics, and has been, and we expect will continue to be, negatively impacted by the ongoing COVID-19 pandemic and the global attempt to contain it • The company faces intense and increasing competition for employee talent, and if the company does not retain and continue to attract highly skilled talent or retain its senior management team and other key employees, the company may not be able to sustain its growth or achieve its business objectives. • The market in which Criteo participates is intensely competitive, and the company may not be able to compete successfully with its current or future competitors. • If the company fails to access a consistent supply of advertising inventory and expands its access to such inventory, its business and results of operations could be harmed. • The failure by Criteo AI Engine to accurately predict engagement by users could result in significant costs to Criteo, lost revenue and diminished business opportunities. • Regulatory, legislative or self-regulatory developments regarding internet or online matters could adversely affect the company’s ability to conduct its business. • Criteo’s business depends on its ability to maintain the quality of content for its clients and publishers. • Criteo’s success depends on its ability to implement the business transformation and achieve the global business strategies. • Criteo may not be able to effectively integrate the businesses it acquires, which may adversely affect its ability to achieve its growth and business objectives. • If the company consummates the acquisition of the business of IPONWEB Holding Limited (the "IPONWEB Acquisition"), it may face significant disruptions and other risks. • Its international operations and expansion expose the company to several risks. o If Criteo fails to manage its growth and the shift in its client portfolio toward the midmarket effectively, the company may be unable to execute its business plan or maintain high levels of client and publisher satisfaction. o The development and deployment of the self-registration and onboarding module of the Criteo Commerce Media Platform and associated processes may be delayed or may experience technical issues. • Criteo’s future success will depend in part on its ability to expand into new industry verticals. • As Criteo expands the market for the solutions, the company may become more dependent on advertising agencies as intermediaries, which may adversely affect its ability to attract and retain business, or exert downward pressure on its margins. • Criteo’s future success will depend in part on its ability to expand into new advertising channels. • Criteo is a company operating in a rapidly evolving industry, which makes it difficult to evaluate its future prospects and may increase the risk that it will not be successful. Criteo’s historical growth rates may not be indicative of its future growth, and the company expects its operating and capital investments to continue to increase in the foreseeable future. Accordingly, the company may have difficulty sustaining profitability.Criteo derives a significant portion of its revenue from companies in the retail, travel and classified industries, and any downturn in these industries or any changes in regulations affecting these industries could harm its business. • Criteo has substantial client concentration in certain local markets and solutions, with a limited number of clients accounting for a substantial portion of its revenues in those areas.

• The company experiences fluctuations in its results of operations due to a number of factors, which make its future results difficult to predict and could cause its operating results to fall below expectations or its guidance. • Criteo’s ability to generate revenue depends on its collection of significant amounts of data from various sources, which may be restricted by consumer choice, clients, publishers, browsers or other software, changes in technology, and new developments in laws, regulations and industry standards. • The third parties upon which Criteo relies for access to data and revenue opportunities may implement technical restrictions that impede its access to such data and revenue opportunities, which could materially impact its business and results of operations. • Criteo’s business involves the use, transmission and storage of personal data and confidential information, and the failure to properly safeguard such information could result in significant reputational harm and monetary damages. • Failures in the systems and infrastructure supporting Criteo’s solutions and operations, including as the company scales its offerings, could significantly disrupt its operations and cause to lose clients. • If Criteo is unable to protect its proprietary information or other intellectual property, its business could be adversely affected. • Criteo’s business may suffer if it is alleged or determined that its technology or another aspect of its business infringes the intellectual property rights of others. • Criteo’s inability to use software licensed from third parties, or its use of open source software under license terms that interfere with its proprietary rights, could disrupt its business. • The market price for the ADSs have been and may continue to be volatile or may decline regardless of the company’s operating performance. • Criteo’s business could be negatively impacted by the activities of predatory hedge funds or short sellers. • Criteo may need additional capital in the future to meet its financial obligations and to pursue its business objectives. Additional capital may not be available on favorable terms, or at all, which could compromise its ability to meet its financial obligations and grow its business. • Criteo do not currently intend to pay dividends on its securities and, consequently, the ability to achieve a return on investment will depend on appreciation in the price of the ADSs. In addition, French law may limit the amount of dividends Criteo is able to distribute. • Criteo’s credit agreement contains, and future debt agreements may contain, restrictions that may limit its flexibility in operating its business. • Criteo’s by-laws and French corporate law contain provisions that may delay or discourage a sale of the Company. • You may not be able to exercise your right to vote the ordinary shares underlying your ADSs. • Your right as a holder of ADSs to participate in any future preferential subscription rights or to elect to receive dividends in shares may be limited, which may cause dilution to your holdings. • You may be subject to limitations on the transfer of your ADSs and the withdrawal of the underlying ordinary shares. • U.S. investors may have difficulty enforcing civil liabilities against Criteo and directors and senior management. • The rights of shareholders in companies subject to French corporate law differ in material respects from the rights of shareholders of corporations incorporated in the United States. • In periods of economic uncertainty, businesses may delay or reduce their spending on advertising, and Criteo is exposed to the credit risk of some of its clients and customers, which could materially harm its business.

Research and development activities Main investments in 2021 The Group invested !28.9 million in tangible assets. The increase in tangible assets mainly includes server equipment in the French, U.S. and Japanese subsidiaries where the Group’s data centers are located. R&D activities Criteo invests substantial resources in research and development to conduct fundamental research on artificial intelligence, machine-learning models, enhance the algorithms in Criteo AI Engine, develop new features and solutions, conduct quality assurance testing, improve our core technology and enhance our technology infrastructure. The Group's workforce exclusively dedicated to the research and development activities was 682 employees at the end of 2021 (or 24.5% of the Group's work force), of which 502 are employed by Criteo S.A. The total research and development costs and expenses recorded for the fiscal year amounted to !83,880,752 euros. Foreseeable changes and outlook The Group’s strategy is based on strengthening its core business and accelerating the development of its existing and future new solutions. Net income allocation Company net income allocation We propose to allocate the ! 75,256,676 profit for the year ended December 31, 2021, as follows: - ! 75,256,676 to retained earnings. Non-deductible tax expenses Pursuant to Article 223 quater of the French General Tax Code, please note the absence of any sumptuary expenditures or non-deductible expenses as defined in Article 39-4 of such Code. Information on dividends paid In accordance with applicable law, the Company has not paid out any dividends for the past three fiscal years.

Loans of less than two years agreed by the Company We inform you that the Company did not agree any loans of less than two years, indirectly related to its principal activity, to any very small, small or medium size companies with which it has a commercial relationship to justify such loans. Company’s share capital Employee share ownership As of the last day of the fiscal year: - the proportion of capital represented by shares owned by employees or officers (dirigeants) of the company or of affiliated companies within the meaning of article L. 225-180 of the French Commercial Code, subject to PEE or FPCE joint management, calculated pursuant to Article L. 225-102 of the French Commercial Code, was nil. - free shares held directly by employees or officers (dirigeants) pursuant to Article L. 225-197 of the French Commercial Code (free shares or Restricted Stock Units (RSUs)) represented 2.1 % of the share capital. In accordance with its profit-sharing program, the company has continued to issue options, free shares and employee warrants. Stock options In accordance with Article L. 225-184 of the French Commercial Code, the board of directors informs you in its special report of transactions carried out by virtue of the provisions of Articles L. 225-177 to L. 225-186 of the French Commercial Code involving grants of options to subscribe for or purchase shares. Free shares (or Restricted Stock Units (RSUs) In accordance with Article L. 225-197-4 of the French Commercial Code, the board of directors informs you in its special report of transactions carried out by virtue of Articles L. 225-197-1 to L. 225-197-3 of the French Commercial Code involving grants of free shares or Restricted Stock Units (RSUs). Non-employee warrants (BSA) During fiscal year 2021, the board of directors did not use the authorizations it was granted by the Combined General Meeting of May 16, 2019 allowing it to grant non-employee warrants. Employee share ownership Purchase of shares in accordance with article L. 225-208 of the French Commercial Code In accordance with the provisions of article L. 225-211 al 2 of the French commercial code, we hereby report the purchase by the Company of its own shares in accordance with the provisions of article L. 225-208 of the French Commercial Code during fiscal year 2021, for the purposes of stock options (in accordance with the provisions of article L. 225-177 of the French Commercial Code) and/or restricted stock units (RSUs) (in accordance with the provisions of article L. 225-197-1 to L. 225-197-3 of the French

Commercial Code) granted (or to be granted) the Company to the employees and/or officers within the group. - Number of shares purchased during fiscal year 2021: 805,372 - Average purchase price : 36.20 USD (corresponding to 30.13 euros)1 - Amount of the negotiation fees : 8,053.72 USD (corresponding to 6,703.98 euros)1 As a result of the above, the number of shares registered in the name of the Company as at 31 December 2021 amounts to 2,413,117 shares (805,372 resulting from the SBB4 First Tranche, 1,147,614 resulting from the SBB3 and 460,131 resulting from the SBB2) with a nominal value of 0.025 euro each, representing 3.66 % of the share capital as at 31 December 2021 and of a total accounting value of 49,109,036 USD (corresponding to 42,302,211 euros ) split as follows: - For SSB2: total accounting value of 6,174,774 USD (corresponding to 5,696,864 euros)2, according to an average purchase price of 13.42 USD (corresponding to 12.38 euros)2 - For SSB3: total accounting value of 13,782,615 USD (corresponding to 12,332,332 euros)2, according to an average purchase price of 12.01 USD (corresponding to 10.75 euros)2 - For SSB4: total accounting value of 29,151,648 USD (corresponding to 24,273,014 euros)1, according to an average purchase price of 36,20 USD (corresponding to 30.14 euros)1 Purchase of shares in accordance with article L. 225-209-2 of the French Commercial Code In accordance with the provisions of article L. 225-211 al 2 of the French Commercial Code, we hereby report the purchase by the Company of its own shares in accordance with the provisions of article L. 225-209-2 of the French Commercial Code during fiscal year 2021, for their allocation, within two (2) years from their purchase date, as payment or in exchange for assets acquired by the Company in connection with a potential acquisition, merger, demerger or contribution-in-kind transaction. - Number of shares purchased during fiscal year 2021 : 1,842,370 - Average purchase price : 38.61 USD (corresponding to 33.02 euros)4 - Amount of the negotiation fees : 18,423.70 USD (corresponding to 15,759,21 euros)4 As a result of the above, the number of shares registered in the name of the Company as at December 31, 2021 amounts to 2,794,756 shares (1,842,370 resulting from the SBB4 First Tranche and 952,386 resulting from the SBB3) with a nominal value of 0.025 euro each, representing 4,24 % of the share capital as at 31 December 2021 and of a total accounting value of 83,157,311 USD (corresponding to 71,342,719 euros), split as follows: - For SSB3: total accounting value of 12,020,826 USD (corresponding to 10,521,510 euros)3, according to an average purchase price of 12.62 USD (corresponding to 11.05 euros)3 - For SSB4: total accounting value of 71,136,485 USD (corresponding to 60,821,208 euros)4, according to an average purchase price of 38.61 USD (corresponding to 33.01 euros)4 1 On the basis of an average exchange rate of 1.20 during the purchase period (i.e., from May 18, 2021 to June 18, 2021) 2 On the basis of an average exchange rate of 1,08 and 1,12 for respectively SBB2 and SBB3 during their purchase periods 3 On the basis of an average exchange rate of 1,14 during the purchase period of SBB3 4 On the basis of an average exchange rate of 1,17 during the purchase period (i.e., from June 18, 2021 to December 7, 2021)

Information on payment terms In accordance with Article L. 441-6-1 of the French Commercial Code, the Appendix B presents the information on payment terms for trade payables and trade receivables. Employees Allocation of Group employees As of December 31, 2021 the Group had a total of 2,781 employees. The headcount by geography is as follows: Entity Active Employees Criteo SA (France) 868 Criteo Ltd (U.K) 70 Criteo Corp. (USA) Manage included 655 Criteo France S.A.S.  (France) 117 Criteo GmbH (Germany) 75 Criteo Korea Ltd (Korea) 50 Criteo Nordics AB (Sweden) 3 Criteo B.V. (Netherlands) 17 Criteo K.K. (Japan) 124 Criteo do Brasil Desenvolvimento De Serviços De Internet LTDA. (Brazil) 59 Criteo Australia Pty Ltd (Australia) 20 Criteo Srl (Italy) 15 Criteo Advertising (Beijing) Co., Ltd. (China) 11 Criteo Singapore PTE. LTD. (Singapore) 59 Criteo LLC (Russia) 35 Criteo España, S.L. (Spain - Madrid) 21 Criteo Europa MM, S.L. (Spain - Barcelona) 429 Criteo MEA FZ – LLC (Dubai) 1 Criteo Reklamcilik Hzimetleri ve Ticaret A.Ş. (Turkey) 21 Criteo Canada Corp. (Canada) 13 Criteo India Private Limited (India) 95 Doobe In Site Ltd (Israel) 23 TOTAL 2 781

Non-financial performance report The non-financial performance report presented in Appendix D of this management report takes into account the significant contribution of the Labor Act of August 8, 2016 which, in its article 37, enriched the CSR report in social matters by inserting a state Collective agreements concluded in the company and their impact on the economic performance of the company as well as on the working conditions of the employees. Report on the corporate governance of the company Information about corporate officers List of mandates held by corporate officers In accordance with the provisions of Article L. 225-37-4 of the French Commercial Code, the following table lists the offices and functions held by corporate officers in any company during the 2021 fiscal year: Name Positions Other mandates Megan Clarken Chief Executive Officer (directeur général) None Rachel Picard Chairwoman of the board of directors Adoxa Finance SAS, President Compagnie des Alpes SA, Director Rocher Participations SAS, member of the supervisory board Laboratoire de Biologie Végétale Yves Rocher SA, Director Hubert Dubosc de Pesquidoux Director HDP Consulting, sole shareholder Premiere Global Services, Inc., Executive Chairman Rimor LLC (US LLC), Manager Sequans Communications, Director and Chairman of the audit committee Transaction Network Services, Director Siris Capital, Executive partner

		Tarana Wireless Mavenir Systems Inc., Executive Chairman
James Warner	Director	Ansira Inc., Director
Edmond Mesrobian	Director	Nordstrom, Chief Technology Officer
Nathalie Balla	Director	La Redoute, Co-Chairman and Chief Executive Officer New R SAS, General Manager Relais Colis SAS, Co-Chairman and Chief Executive Officer IDI, Supervisory Board Member DEE Tech, Supervisory Board Member BCR SAS, President BM Investissement, Director
Marie Lalleman	Director	The Nielsen Company, Senior Advisor to the CEO of Nielsen Media (since January 2021) Auberge de Noves SAS, director PATRIZIA AG, Supervisory Board Member Mediametrie/Netratings SAS, Director

Pursuant to Articles L. 225-185 paragraph 4 and L.225-197-1, II paragraph. 4 of the French Commercial Code, the board of directors has set at 1% the percentage of (i) shares resulting from the exercise of stock options and (ii) free shares (RSUs) granted by the board of directors, which shall be kept in registered form by the corporate officers under such an obligation (*i.e.*, Chairperson of the Board and Chief Executive Officer) until the termination of their office.

Company general governance

As of November 25, 2019, the duties of the Chairperson of the board of directors and of the Chief Executive Officer (*directeur général*) are separated.

Megan Clarken performs as Chief Executive Officer (*directeur général*) and is also member of the board of directors since August 27, 2020, whereas Rachel Picard is Chairwoman of the board of directors since July 28, 2020 following the resignation of Jean-Baptiste Rudelle.

Related-party Transactions (Article L.228-38 of the French Commercial Code)

The auditors' report on related-party transactions (within the meaning of Article L. 225-38 of the French Commercial Code) has been made available to you.

This report must list the agreements (other than those entered into at arm's length) entered into, directly or indirectly:

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- between the Company and the Chief Executive Officer (directeur général), Deputy Chief Executive Officer (directeur général délégué), one director or a shareholder holding more than 10% of the Company’s voting rights; - between the Company and a company controlled by it within the meaning of Article L. 233-3 of the French Commercial Code. The agreements entered into prior to 2021 but which still produce effects during the year 2021 are listed below: - Indemnification Agreement entered into between Mr. Benoit Fouilland, as Deputy Chief Executive Officer (directeur général délégué) of the Company, dated December 12, 2018. This agreement provides, to the extent permitted by applicable laws and regulations, (i) indemnification and insurance coverage of Mr. Benoit Fouilland in connection with any matters that arise out of his service to the Company, and (ii) reimbursement of expenses in relation so such service. - Indemnification Agreement entered into between Mr. Jean-Baptiste Rudelle, as Deputy Chief Executive Officer (directeur général) and Chairman of the board of directors of the Company, dated December 12, 2018. This agreement provides, to the extent permitted by applicable laws and regulations, (i) indemnification and insurance coverage of Jean-Baptiste Rudelle in connection with any matters that arise out of his service to the Company, and (ii) reimbursement of expenses in relation so such service. - Indemnification Agreement entered into between Ms. Sharon Fox Spielman, as director of the Company, dated December 6, 2018. This agreement provides, to the extent permitted by applicable laws and regulations, (i) indemnification and insurance coverage of Ms. Sharon Fox Spielman in connection with any matters that arise out of her service to the Company, and (ii) reimbursement of expenses in relation so such service. - Indemnification Agreement entered into between Mr. James Warner, as director of the Company, dated du December 11, 2018. This agreement provides, to the extent permitted by applicable laws and regulations, (i) indemnification and insurance coverage of James Warner in connection with any matters that arise out of his service to the Company, and (ii) reimbursement of expenses in relation so such service. - Indemnification Agreement entered into between Ms. Rachel Picard, as director of the Company, dated December 12, 2018. This agreement provides, to the extent permitted by applicable laws and regulations, (i) indemnification and insurance coverage of Ms. Rachel Picard in connection with any matters that arise out of her service to the Company, and (ii) reimbursement of expenses in relation so such service. - Indemnification Agreement entered into between Mr. Edmond Mesrobian, as director of the Company, dated December 12, 2018. This agreement provides, to the extent permitted by applicable laws and regulations, (i) indemnification and insurance coverage of Mr. Edmond Mesrobian in connection with any matters that arise out of his service to the Company, and (ii) reimbursement of expenses in relation so such service. - Indemnification Agreement entered into between Mr. Hubert de Pesquidoux, as director of the Company, dated du December 6, 2018. This agreement provides, to the extent permitted by applicable laws and regulations, (i) indemnification and insurance coverage of Mr. Hubert de Pesquidoux in connection with any matters that arise out of his service to the Company, and (ii) reimbursement of expenses in relation so such service. - Indemnification Agreement entered into between Ms. Madame Nathalie Balla, as director of the Company, dated December 13, 2018. This agreement provides, to the extent permitted by applicable laws and regulations, (i) indemnification and insurance coverage of Ms. Nathalie Balla in connection with any matters that arise out of her service to the Company, and (ii) reimbursement of expenses in relation so such service.

- Indemnification Agreement entered into between Ms. Marie Lalleman, as director of the Company, dated April 26, 2019. This agreement provides, to the extent permitted by applicable laws and regulations, (i) indemnification and insurance coverage of Ms. Marie Lalleman in connection with any matters that arise out of her service to the Company, and (ii) reimbursement of expenses in relation so such service. - Indemnification Agreement entered into between Ms. Megan Clarken, as Deputy Chief Executive Officer (directeur général) of the Company, dated December 12, 2019. This agreement provides, to the extent permitted by applicable laws and regulations, (i) indemnification and insurance coverage of Ms. Megan Clarken in connection with any matters that arise out of her service to the Company, and (ii) reimbursement of expenses in relation so such service. No new related-party transactions were entered into during the year 2021. Authorizations to increase the Company’s share capital In accordance with the provisions of Article L. 225-100 of the French Commercial Code, the table in Appendix C summarizes the delegations of authority and powers granted by the General Shareholders’ meeting to the board of directors for capital increases pursuant to Articles L. 225-129-1 and L. 225-129-2 of said Code. __________________________ The Board of Directors

Appendix A 1 – Five Year Company's Financial Results

Euros	2017	2018	2019	2020	2021
Year-end capital					
Company capital	1 652 128	1 688 784	1 651 009	1 656 803	1 647 084
Number of ordinary shares	66 085 097	67 551 344	66 040 322	66 272 106	65 883 347
Number of shares with priority dividends					
Maximum number of shares to create:					
- by converting bonds					
- by subscription rights					
Operations and results					
Sales revenue (excluding taxes)	91 367 442	90 716 124	25 840 575	16 941 170	26 735 221
Earnings before taxes, profit-sharing, allocations for amortization, depreciation, and provisions	191 584 054	189 172 253	183 623 751	174 781 663	99 262 480
Tax on profits	12 080 657	14 673 864	- 12 176 599	- 4 054 874	- 3 216 030
Profit-sharing with employees	804 538	477 557	73 717	-	-
Earnings after taxes, profit-sharing, allocations for amortization, depreciation, and provisions	110 939 023	123 630 110	135 833 395	80 482 469	75 256 676
Distributed earnings					
Earnings per share					
Earnings after taxes, profit-sharing, before [sic] allocations for amortization, depreciation, and provisions	3	3	3	3	2
Earnings after taxes, profit-sharing, allocations for amortization, depreciation, and provisions	2	2	2	1	1
Dividends paid					
Payroll					
Average number of employees	849	943	902	902	868
Amount of payroll	72 398 917	79 233 963	83 032 647	82 815 924	80 952 229
Amount paid out in company benefits (Soc. Sec. Works) net of transferred social expenses	38 631 805	43 572 404	42 039 386	42 064 187	49 802 133

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Appendix A 2 – Five Year Group Financial Performance Summary

Summary of consolidated revenue and net income (loss)

	2017	2018	2019	2020	2021
Revenue	□2,036.5M	□1,948.9M	□2,020.1M	□1,816.4M	□1,905.8M
Net income (loss), group share	□81.3M	□75.3M	□77.1M	□63.6M	□113.2M

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Appendix B – Information on payment terms

	Article D.441 I-1° : received and not paid invoices with a payment term before the closing date					
	0 day	1 to 30 days	31 to 60 days	61 to 90 days	More than 91 days	Total (more than 1 day)
(A) Payment delay						
Number of invoices	93					272
Total amount of invoices (with VAT)	-12 285	1 621 664	605 786	308 783	3 402 560	5 938 793
Percentage of the external costs total amount	0,00%	0,65%	0,24%	0,12%	1,36%	2,37%
(B) Excluded invoices related to unrecorded liabilities						
Number of excluded invoices	0					
Total amount of excluded invoices	0,00					
(C) Reference payment terms (contractual ou legal – article L. 441-6 or article L. 443-1 of Commercial Code)						
Payment terms used to calculate payment delays	x Contractual payment terms : 60 days □ Legal payment terms :					

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	Article D.441 I-2° : issued and not paid invoices with a payment term before the closing date					
	0 day	1 to 30 days	31 to 60 days	61 to 90 days	More than 91 days	Total (more than 1 day)
(A) Payment delay						
Number of invoices	136					817
Total amount of invoices (with VAT)	-681 674	4 283 877	677 202	710 357	5 115 243	10 786 679
Percentage of the total revenue	-0,14%	0,85%	0,13%	0,14%	1,02%	2,15%
(B) Excluded invoices related to unrecorded assets						
Number of excluded invoices	0					
Total amount of excluded invoices	0					
(C) Reference payment terms (contractual ou legal – article L. 441-6 or article L. 443-1 of Commercial Code)						
Payment terms used to calculate payment delays	x Contractual payment terms : from 30 to 60 days □ Legal payment terms :					

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Appendix C – Table of authorizations granted to the board of directors with respect to share capital

Resolution Purpose of the delegation Expiry date Use by the board of directors in 2021 Authorizations granted by the CGM of May 16, 2019 CGM of May 16, 2019 (twenty-fourth resolution) Delegation of authority granted to the board of directors in order to increase the share capital by way of issuing ordinary shares or any securities giving access to the share capital with removal of the shareholders’ preferential subscription right in the context of an offering made to the benefit of qualified investors or to a restricted group of investors mentioned at the II of Article L. 411-2 of the French Monetary and Financial Code. 07.16.2021 (26 months as from the CGM) This delegation expired on June 15, 2021, since a new delegation with the same object has been voted. The board of directors did not use this authorization during the past fiscal year. CGM of May 16, 2019 (twenty-sixth resolution) Delegation granted to the board of directors in order to increase the share capital via the capitalization of premiums, reserves, profits, or other amounts, within the limit of a nominal amount of !164,894. 07.16.2021 (26 months as from the CGM) This delegation expired on June 15, 2021, since a new delegation with the same object has been voted. The board of directors did not use this authorization during the past fiscal year. Authorizations granted by the CGM of June 25, 2020 CGM of June 25, 2020 (sixteenth resolution) Authorization to be granted to the board of directors to grant options to subscribe to new Company shares (OSAs) or options to purchase Company shares (OAAs). 08.25.2023 (38 months as from the CGM) The board of directors did not use this authorization during the past fiscal year.

Resolution Purpose of the delegation Expiry date Use by the board of directors in 2021 CGM of June 25, 2020 (seventeenth resolution) Authorization to be granted to the board of directors to grant free shares (RSUs) to employees of the Company and its subsidiaries. 08.25.2023 (38 months as from the CGM) The board of directors used this authorization during its meeting held on February 25, 2021, April 29, 2021, June 14, 2021, July 29, 2021, October 28, 2021 and December 15, 2021. See special report of the board of directors. CGM of June 25, 2020 (eighteenth resolution) Authorization to be granted to the board of directors to grant performance-based RSUs to executives and certain employees of the Company and its subsidiaries. 08.25.2023 (38 months as from the CGM) The board of directors used this authorization during its meeting held on February 25, 2021, June 14, 2021 and October 28, 2021. See special report of the board of directors. CGM of June 25, 2020 (twentieth resolution) Delegation of authority granted to the board of directors in order to increase the share capital by way of issuing ordinary shares or any securities giving access to share capital while preserving shareholders' preferential subscription rights. 08.25.2022 (26 months as from the CGM) The board of directors did not use this authorization during the past fiscal year. CGM of June 25, 2020 Delegation of authority granted to the board of directors in order to increase the share capital via an 08.25.2022 The board of directors did not use this

Resolution Purpose of the delegation Expiry date Use by the board of directors in 2021 (twenty-first resolution) issuance of ordinary shares or any securities giving access to the share capital, with removal of the shareholders’ preferential subscription right and carrying out a public offering. (26 months as from the CGM) authorization during the past fiscal year. CGM of June 25, 2020 (twenty-second resolution) Delegation of authority to be granted to the board of directors in order to increase the share capital via an issuance of ordinary shares or any securities giving access to the share capital, with removal of the shareholders' preferential subscription right for the benefit of a determined category of persons who meet predetermined criteria (underwritten offering). 12.25.2021 (18 months as from the CGM) This delegation expired on June 15, 2021, since a new delegation with the same object has been voted. The board of directors did not use this authorization during the past fiscal year. CGM of June 25, 2020 (twenty-third resolution) Delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase with or without preserving shareholders’ preferential subscription rights pursuant to items 20 to 22 above, and pursuant to the delegation adopted by the 24th resolution of the Shareholders’ Meeting held on May 16, 2019. 12.25.2021 (18 months as from the CGM) The board of directors did not use this authorization during the past fiscal year. CGM of June 25, 2020 (twenty-fourth resolution) Delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan d’épargne d’entreprise) 12.25.2021 (18 months as from the CGM) This delegation expired on June 15, 2021, since a new The board of directors did not use this authorization during the past fiscal year.

Resolution Purpose of the delegation Expiry date Use by the board of directors in 2021 delegation with the same object has been voted. CGM of June 25, 2020 (twenty-seventh resolution) Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing shares or securities given access to the share capital in the scope of a merger-absorption, split or partial contribution of assets decided by the Board of Directors pursuant to the Twenty-sixth resolution of the Shareholders’ Meeting held on June 25, 2020. 08.25.2022 (26 months as from the CGM) The board of directors did not use this authorization during the past fiscal year. Authorizations granted by the CGM of June 15, 2021 CGM of June 15, 2021 (fourteenth resolution) Delegation of authority to be granted to the board of directors in order to increase the share capital via an issuance of ordinary shares or any securities giving access to the share capital, with removal of the shareholders' preferential subscription right for the benefit of a determined category of persons who meet predetermined criteria (underwritten offering). 12.15.2022 (18 months as from the CGM) The board of directors did not use this authorization during the past fiscal year. CGM of June 15, 2021 (fifteenth resolution) Delegation of authority granted to the board of directors in order to increase the share capital by way of issuing ordinary shares or any securities giving access to the share capital with removal of the shareholders’ preferential subscription right in the context of an offering made to the benefit of qualified investors or to a restricted group of investors mentioned at the II of Article L. 411-2 of the French Monetary and Financial Code. 08.15.2023 (26 months as from the CGM) The board of directors did not use this authorization during the past fiscal year.

Resolution Purpose of the delegation Expiry date Use by the board of directors in 2021 CGM of June 15, 2021 (sixteenth resolution) Delegation granted to the board of directors in order to increase the share capital via the capitalization of premiums, reserves, profits, or other amounts, within the limit of a nominal amount of !165,680.25. 08.15.2023 (26 months as from the CGM) The board of directors did not use this authorization during the past fiscal year. CGM of June 15, 2021 (seventeenth resolution) Delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase without preserving shareholders’ preferential subscription rights pursuant to items 14 and 15 above 12.15.2022 (18 months as from the CGM) The board of directors did not use this authorization during the past fiscal year. CGM of June 15, 2021 (eighteenth resolution) Delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan d’épargne d’entreprise) 12.15.2022 (18 months as from the CGM) The board of directors did not use this authorization during the past fiscal year.

Appendix D – Non-Financial Performance Statement 2021 Criteo’s Corporate Social Responsibility report February 2022

Message from the CEO, Megan Clarken, and Chairwoman of the Board, Rachel Picard The health, safety, and mental wellbeing of our employees and their families has always been our top priority, and continues to be, as we navigate the evolving global pandemic. We worked incredibly hard to understand the needs of our employees and adapted our policies to be more flexible, to support remote working throughout 2021, as well as implemented COVID-19 safety measures throughout our workplaces for those seeking the choice to work onsite. And while the circumstances regarding the COVID-19 pandemic remain uncertain, Criteo is always looking forward and taking action to make the future better. This starts with supporting our people. To do this, we leveled up our Diversity, Equity, and Inclusion (DEI) commitment with the appointment of our first SVP of Global Diversity, Equity, and Inclusion. We also reached full pay parity among our employees regardless of gender and signed an LGBTQIA+ charter with L’Autre Cercle to support our commitment to an inclusive culture for all. Furthermore, we created a global disability policy to remove barriers throughout our workplace and welcome opportunities to increase our diversity. Through these efforts, we’re demonstrating our commitment to providing equal access and opportunity for all and promoting respect, supporting inclusion, and valuing uniqueness. In 2021, our Criteo Cares program continued to grow, and we launched our new Parents Community, as well as levelled up the engagement and support for our six other global community groups (also called “Employee Resource Groups”). These communities played an integral role in the incredible success of Criteo’s celebrations like International Women’s Day, Black History Month, Earth Day, and Pride Month. We also launched a brand-new volunteering and giving platform, ‘GIVING’, where our employees can access charitable and volunteering activities globally. And they’re offered paid time off, supported by Criteo, so they can raise funds or take part in challenges to help the causes that are close to their hearts. These causes range from supporting local communities to raising awareness about social issues and caring for our planet. Helping the environment is another key area of focus for Criteo and we’re delighted that 100% of our data center energy is now using renewable energy sources or offset by certificates. And in 2022, we'll be working towards defining an ambitious environmental strategy and action plan to further protect the planet. Our focus is to build a path forward that benefits our employees, our partners, clients, and the consumers we serve, as well as support a positive effect on our planet. It will also be something that we can all be proud of, enriching our culture and echoing our values of Open, Together, and Impactful, which we continue to live and breathe every day. We’re so proud of our positive, passionate, and committed employees who take care of each other, and actively seek to sustainably impact the world around them every day and make Criteo’s CSR activity so impactful.

About this report Corporate Social Responsibility (“CSR”) has always been a part of who we are, long before Criteo issued the first installments of this annual CSR report to communicate our efforts externally. We are proud to affirm that our people have always been the first ones driving us to “do better”, as evidenced by the multiple social and environmental initiatives over the years from our offices in every part of the world. As Criteo advances toward increasingly formalized and ambitious commitments, CSR remains a key focus of our business and responsibility. For instance, the goals we are setting in terms of Diversity, Equity and Inclusion (DEI) and Ethics or Sustainability will only be achieved through the engagement of all employees. They will also shape our future growth; define the value we want to create for society. This annual report describes Criteo’s overall CSR strategy, as well as the highlights of 2021 and the results we achieved over the course of last year. Also, we know sustainability is a journey, and it is important for us to set ambitious goals. And we will continue to do so and report on our progress going forward. Furthermore, the report was prepared in accordance with the transposition of the European Directive 2014/95/EU regarding the Non-Financial Performance Statement, in addition to recognized non- financial reporting standards such as the Sustainability Accounting Standards Board (SASB). This report was audited by an independent third-party, as required by the aforementioned European Directive. More information regarding this external audit and the process for establishing the CSR report is available in the following sections i. and ii., as well as in the Methodological Note at the end of this report.

i. About Criteo Our activities and business model Founded in 2005, Criteo S.A. is a French technology company, headquartered in Paris and listed on NASDAQ, with a strong presence worldwide. We began our commercial activities in France in 2007 and have since expanded our business into Western Europe, North America (in 2009), and the Asia- Pacific region (in 2010). Several acquisitions over the years, such as HookLogic, Inc. in 2016, or Mabaya in 2021, have supported the company’s growth and allowed us to steadily develop our offering and market presence. Description of main activities, products and services: Criteo is a global technology company that enables marketers and media owners to drive better commerce outcomes through our world-leading Commerce Media Platform. We operate in commerce media, the future of digital advertising leveraging commerce data and artificial intelligence to connect ecommerce, digital marketing and media monetization, and best engage consumers throughout their shopping journey. Our vision is to bring richer experiences to every consumer by supporting a fair and open internet that enables discovery, innovation, and choice – powered by trusted and impactful advertising. Since 2018, and accelerating since 2020, we have deeply transformed our offering from a single product to a multi- solution platform provider, fast diversifying our business into new solutions. We enable brands', retailers', and media owners’ growth by providing best-in-class marketing and monetization services on the open Internet, driving approximately $40 billion of commerce outcomes for our customers — in the form of product sales and leads for marketers and advertising revenues for media owners. Historically, the legacy of Criteo’s model focused solely on converting our clients' website visitors into customers, enabling us to charge our clients when users engage with an advertisement we deliver, usually by clicking on it. This pay-for-performance pricing model clearly links the cost of an advertising campaign to its effectiveness and performance in driving conversions and continues to be valued as such by our clients. We have since expanded our solutions to address a broader range of marketing and monetization goals, including audience targeting and brand awareness. In 2021, we operated in 96 countries. The Criteo Commerce Media Platform: We offer our marketer and media owner clients a single platform for first-party data-based marketing and monetization, that provides a holistic suite of solutions, powered by AI technology and activates the world’s largest set of commerce data. Our technology is optimized to efficiently and effectively drive trusted and impactful business outcomes for our brand, retailer and media owner clients. These include, for example, driving engagement for their brand, shop, applications, products, and services; driving product sales, driving application installs and consumer visits; driving product consideration from in-market commerce audiences; or driving advertising revenue for media owners and retailers by monetizing their data and audiences. Criteo solutions work seamlessly across digital devices, commerce and advertising environments (browsers, applications, connected TV and physical retail stores), platforms and operating systems, advertising channels, and publisher environments. We provide our clients with extensive real-time access to advertising inventory through direct relationships with thousands of publisher partners, as well as real- time bidding exchanges. The Criteo Commerce Media Platform is comprised of: • Criteo’s large-scale First-Party Media Network

• Criteo’s world-class AI Engine • Criteo’s powerful solutions: Marketing Solutions and Retail Media Challenges, trends and opportunities: As part of our transformation, we have expanded our business through several opportunities, both within our existing suite of solutions and in new areas. Our overarching priority is to drive sustainable and profitable growth for our business. This involves further increasing our focus on the fast-growing e-commerce space and broadening our value proposition to cover all commerce media marketing goals on our single Commerce Media Platform in a holistic way. In parallel, we are focused on investing in our strategic growth priorities and self-funding for these investments by driving efficiency across the organization. Over the past four years, the growth of retargeting has been slowing down, peaking in 2019 and 2020, before stabilizing in 2021 despite incremental privacy headwinds. Over the period, the end of support of third-party cookies on several browsers have had a significant impact on our business on the web, including retargeting. The need to meet rising consumer demand for privacy-safe advertising corresponds to an underlying trend that Criteo must adapt for the future of addressability. And this is one of the key factors for the ongoing business transformation. The COVID-19 pandemic was an additional headwind in 2020 and continued to impact our clients in the travel and classifieds verticals in 2021. Beyond these headwinds, retargeting has proven resilient and continued to grow in the retail vertical, central to our business. Criteo’s ongoing transformation and growth take these long-term trends into account. For instance, we intend to continue to collaborate with existing and new industry partners to extend the capabilities and functionalities of the Criteo Commerce Media Platform, beyond what we currently offer. We believe that our Commerce Media Platform is transforming the way marketers use digital advertising and are currently strengthening our offering and expanding our business, always focused on driving trusted and impactful results for clients. We also continue to evaluate and execute on acquisitions, with a critical assessment on technologies and businesses that have the potential to accelerate our Commerce Media Platform strategy by enhancing, complementing, or expanding our strategic capabilities. These include our technology, marketing, monetization solutions, go-to-market, and R&D teams. Key criteria for acquisitions include demonstrated revenue traction and a proven value proposition for clients and partners and being easy to integrate. Our entrepreneurial culture, growth opportunity, global scale, financial profile, strong brand, and market position enable us to attract potential partners and acquisitions. • In May 2021, we acquired Mabaya, a leading retail media technology company that powers sponsored products and retail media monetization for major ecommerce marketplaces globally. This acquisition immediately enhanced our retail media capabilities to better meet the unique needs of marketplaces and marketplace sellers. • In December 2021, we executed a purchase agreement to acquire IPONWEB, a market-leading Ad Tech company with world-class media trading capabilities, with the transaction expected to close in the first quarter of 2022. This strategic acquisition is expected to accelerate our Commerce Media Platform vision by adding scale, complementary products, and stronger first- party data capabilities, further reducing our reliance on third-party cookies and other identifiers. The chart below shows the product mix evolution of Criteo's business and the year-over-year growth in new solutions in fiscal 2021. Our large and loyal base of clients and first-party publisher partners provide stability and positive network effects. As of December 31, 2021, we had over 22,000 clients and were working with thousands of direct publishers on both web and applications, in addition to our large global and local RTB5 partners. As we continue to grow our client base, we also continue to grow the number of users who interact with our ads. These direct integrations on both the demand and supply side ensure access to data in privacy-compliant ways (that will also work in the future of addressable media) and growth of our data assets, enabling us to deliver even more precisely targeted and personalized ads, to further expand our publisher network and to generate a greater impact for our clients. We believe this cycle of self-reinforcing network effects will continue to fuel our business in the future. To that purpose, we can also rely on strong assets to ensure the continuity and development of our activities (summarized below and described in the next pages). Key inputs and assets for Criteo: Our clients: Our client base for Criteo Marketing Solutions consists primarily of companies in the retail, travel and classified verticals, which we refer to as "commerce companies" or "commerce clients" and includes some of the largest and most sophisticated commerce companies in the world. These companies range from large, global, diversified commerce companies to mid-sized regional companies. With Criteo Retail Media, we also serve consumer brand manufacturers, which we refer to as "consumer brands" or "consumer brand clients". At the end of 2021, approximately 70% of our client relationships were held directly with the client, whereby there was no advertising agency or any other third party involved in our client relationship on the Criteo Marketing Solutions side of the business, whereas 50% of our Criteo Retail Media revenue comes from agencies. • As of December 31, 2021, we served more than 22,000 clients. • In each of the last three years, our average client retention rate, as measured on a quarterly basis, was approximately 90%. • We delivered $1.8 trillion targeted ads in 2021. • We had exposure to over $1 trillion in online sales transactions on our clients' digital properties in the year ended December 31, 2021. Employees and Human Capital Management: We have a commitment to the well-being and success of our workforce, and our company is driven by our core values of “Open, Together, and Impactful”. Attracting and retaining top talent is a key objective at Criteo, and we invest significantly in talent acquisition. We are committed to offering an environment in which employees are ensured equal job opportunities and have a chance for advancement. As part of our transformation, we have undertaken several initiatives to enhance our employee value proposition and experience, including the recent publication of our Culture Book, very flexible working practices, and the renovation of our main offices to offer attractive workplaces. Our compelling employee value proposition, competitive compensation packages, and vibrant culture are instrumental in our ability to attract and retain talent. Additionally, we strive to provide exceptional training opportunities and development programs for our employees. To assess and improve employee retention and engagement, we periodically survey employees, and take action to address areas of employee concern. In 2021, we carried out two employee surveys specific to COVID-19 concerns, soliciting feedback on a wide range of topics including well-being, productivity, and social connection with other employees. Employee health and safety is the top priority for Criteo. As described later in this report (see iv.1), we devote time and effort across all our locations to providing positive working conditions, work-life balance, and the healthiest office environment for our employees. 5 Real Time bidding

As a global technology company, we believe that a diverse and inclusive culture is the cornerstone for driving creative collaboration and sustainable change across the industry. As stated in our Diversity, Equity, and Inclusion policy, our mission is to sustain our focus on equity, and build stronger diversity through how we hire, develop, reward, and retain all talent at Criteo. We empower our employees to impact the industry, promoting diversity, equity, and inclusion in everything we do, delivering richer experiences for all. Our efforts to foster a diverse and inclusive workplace are led by a dedicated Diversity, Equity, and Inclusion leadership team who partner cross-functionally and leverage our seven active Employees Resource Groups (“ERGs”) who engage with employees, support allyship and sponsorship to encourage community, and provide networking and safe spaces for all diverse groups throughout Criteo. • As of December 31, 2021, we had 2,810 employees (total headcount), meaning 2,624 for the CSR scope. • As of December 31, 2021, 41,3% were female (for the CSR scope). • In 2021 over 26,789 training hours were delivered to our employees (CSR scope). • In 2021, the global score for the employee engagement6 survey is 74 (on a scale from 0 to 100). Infrastructure: Our ability to execute depends on our highly sophisticated global technology software and hardware infrastructure. Our global infrastructure is divided into three independent geographic zones: the Americas, Asia-Pacific, and EMEA. In each of these geographic zones, our services are delivered through data centers that support each respective zone. We generally rely on more than one data center in any given zone and within large zones, the data centers are strategically placed to be close to our clients, publishers, and users. We use multiple-layered security controls to protect the Criteo AI Engine and our data assets. The environmental performance of our data centers has also become a key criterion when selecting providers, and we aim to keep improving the carbon footprint of our infrastructure and overall activities in future years. • As of December 31, 2021: o our global infrastructure included over 40,000 servers through a global network of 11 data centers o storage capacity exceeding 624,000 terabytes and 6,590 terabytes of random-access memory o 153 tons of CO2 emissions linked to data centers use (post offsetting efforts), among a total of 1,078 tons of CO2 emissions (workplace, travel, infrastructure) Research and Development: We invest substantial resources and development to conduct fundamental research on artificial intelligence, machine-learning models, to enhance the algorithms in the Criteo AI Engine, develop new features and solutions, conduct quality assurance testing, improve our core technology, and enhance our technology infrastructure. Our engineering group is primarily located in research and development centers in Paris (France), Grenoble (France) and Ann Arbor, (Michigan, USA). With the expected acquisition of IPONWEB, we will expand our R&D engineering centers to include Berlin (Germany), and Moscow (Russia). We expect to continue to expand the capabilities of our technology in the future and to invest significantly in continued research and development and new solutions. We had 653 employees primarily engaged in Research and Development and Product as of December 31, 2021 (IPONWEB excluded). 6 The engagement score is a combination for the positive answers to 2 questions: "I would recommend Criteo as a great place to work" and "How happy are you working at Criteo?"

• We had close to 700 employees primarily engaged in Research and Development and Product as of December 31, 2021. • Research and development expenses, including expenses related to the Product group, totaled $151.8 million for 2021. Privacy, Data Protection, and Content Control Privacy and data protection laws play a significant role in our business. The regulatory environment for the collection and use of consumer data by advertising networks, advertisers and publishers is frequently evolving in the United States, Europe, and elsewhere. The United States and foreign governments have enacted, considered (or are considering) legislation or regulations that could significantly restrict industry participants’ ability to collect, augment, analyze, use and share personal data, such as by regulating the level of consumer notice and consent required before a company can utilize cookies or other tracking technologies. Financial results: • Revenue of $2,254.2 million for the year ended December 31, 2021 • Contribution ex-TAC, previously called Revenue excluding Traffic Acquisition Costs, of $920.8 million for the year ended December 31, 2021 • Net income of $137.6 million for the years ended December 31, 2021 • Adjusted EBITDA of $322.5 million for the year ended December 31, 2021 More information regarding Criteo’s activities, governance, financial performance, and results for 2021 is available on the company’s website for investors here. Our culture and values At Criteo, we believe that the future is wide open, but we also know that great people, as well as great products, make that possible. In 2021, we took a step back to define Criteo's culture as our company evolved and transformed. Overall, we were looking for a compelling answer to the question: “who are we?” — and that's how we created Criteo's Culture Book. Our Culture Book is the backbone that holds all aspects of our culture, including what we do, how we live our values, through our Criteo employees, as well as our clients, partners, and future talents. It gathers all the work we did throughout our transformation and will enable everyone to understand who we are as a company. Criteo’s Culture Book is available here. Criteo’s values of OPEN, TOGETHER & IMPACTFUL were defined in 2020 based on the feedback received by nearly 2,800 employees. - OPEN - We believe that open minds are great minds. We promote diversity in our thinking and in our culture. - TOGETHER - We build together, accomplish together, celebrate together. We care for each other. - IMPACTFUL - We do the right thing to create a sustainable impact for our clients, our market, and the people that we serve.

At Criteo, we strive to embody our values in everything we do and through our different communities — and above all through action to stand open, together and impactful. In 2021, we demonstrated our openness through a wide range of global actions, for instance by celebrating Black history month with inspirational events, over the Critenable days (days dedicated to people with disabilities), or by creating a new community, the Parents Community. We also demonstrate openness by bringing in external opinions and experts throughout all these initiatives. We also know that together we are stronger. Together we seek to minimize our impact on the environment through our partnership with the global NGO, Tree Nation. Furthermore, we celebrated Pride month by aligning our internal tools and systems to reflect our employees’ preferred names through our “That’s my Name” project (still ongoing), and by signing the LGBTQIA+ Charter with L’Autre Cercle, a French leading association for the inclusion of LGBTQIA+ people in the professional world. With our three values being linked, we aim to be impactful in the way we do business. For example, Criteo has committed to full gender pay equity through our Pay Parity action plan. To strengthen this commitment, Criteo has formed a new partnership with 50inTech to raise awareness and support women tech leaders and therefore by becoming a signatory member of the Tech for Good Call. Finally, we have launched a new volunteering platform, GIVING by Alaya, to empower our employees to be as impactful as possible. Further information about those actions is available in the next sections of this report. More information about our values can be found here. ii. Criteo’s approach to Corporate Social Responsibility (CSR) 1. Presentation of Criteo’s CSR approach a. Main CSR risks and materiality analysis Main CSR risks for Criteo Criteo performed its first dedicated CSR risk assessment in 2018. We identified a list of relevant CSR- related risks based on benchmarks from our business sector, and interviews, which were conducted with internal stakeholders who work in CSR-leading departments. These stakeholders assessed the risks in order to define a priority list of areas of potential impact. Based on this analysis, Criteo selected eight main CSR risks7. In 2021, the alignment of the CSR risk mapping with the Enterprise Risk Mapping was reviewed by the Internal Audit & Control and Compliance teams. Materiality analysis Further, Criteo used the foundation established by the risk assessment to perform its first materiality analysis in 2019. We have regularly updated the materiality analysis since by interviewing employees 7 List of main CSR risks identified: Talent acquisition and retention, Training and human capital development, User data privacy and protection, Energy consumption, Carbon footprint, Supply chain, Gender equality, Inclusion and Diversity.

from our teams (e.g., People, Talent Acquisition, Talent Management, Compensation & Benefits, Workplace Experience, Internal IT, Legal, and Investor Relations) as well as external stakeholders (suppliers, clients, partners, investors etc.). During those updates, stakeholders are asked to assess the importance and relevance of CSR topics related to Criteo’s activities. Combining the results of those interviews and the risk assessment mentioned above, we establish annually our materiality analysis, presented below. In 2021, we also launched an online CSR survey for the first time with the aim of better understanding our external stakeholders’ expectations for Criteo in terms of CSR. This survey was answered by 34 stakeholders, amongst them clients, suppliers, publishers, investors, analysts, and agencies. The priorities they highlighted are mostly aligned with the results of our materiality analysis, the five topmost CSR issues identified through this survey being: 1. User data privacy and protection 2. Client satisfaction 3. Employee well-being 4. Responsible business and marketing

5. Talent acquisition and retention This report presents Criteo’s policies, initiatives, and key performance indicators in relation to each of those material CSR matters, in the various sections listed in the table below: CSR Theme Material CSR topics Section Talent acquisition, development, and well-being Talent acquisition and retention iii. 1-2-3 Training and human capital development iii. 4-5 Employee well-being iv. 1-2 Inclusion, diversity, and gender equality iii. 3; iv. 3 Relation with clients Client satisfaction vi. 2 Innovation iii. 4-5 Compliance and responsible practices User data privacy and protection vii. 2 Responsible business and marketing vii. 1-3-4-5 Sustainable supply chain vi. 4 Tax evasion vii. 3 Environmental impact Energy consumption v. 2-3 Carbon footprint v. 2-3 b. The three pillars of Criteo Cares, our CSR program Our CSR program motto is “Criteo cares in everything we do”. To guide our CSR program (called “Criteo Cares”) and remain true to our culture and values, we focus our CSR efforts on three pillars: (1) Diversity, Equity and Inclusion, (2) Environment, and (3) Tech for Good and Education. Pillar “Diversity, Equity, and Inclusion” Our commitment to Diversity, Equity, and Inclusion (DEI) embraces everything we do at Criteo, including how we work, how we treat each other, and the impact we have on our clients, partners, and the consumers we serve. Our initiatives are carried out by our DEI department supported by five of our communities, introduced later in this report (see section iii. 3; iv. 3). • Diversity – Increase our efforts to attract, hire, develop, and retain diverse talent. Represent varied identities and differences, collectively and as individuals. • Equity – Ensure equitable opportunities for learning, career, and compensation for all. Fair treatment, access, opportunity, and advancement for everyone at Criteo. • Inclusion – Strengthen our culture of belonging for all employees, partners, clients, and the consumers we serve, as well as the sense of belonging and value that is felt throughout Criteo. More information is available in sections iii. 3 and iv. 3 of this CSR report.

Pillar “Environment” Our environmental initiatives are carried out by our CSR department with the support of our Green Community. Criteo is currently working on the definition of an ambitious environmental strategy and action plan that will greatly reinforce our CSR strategy for the Environmental pillar. This will lead to a stronger global CSR roadmap with a core focus on the environment to improve our impact as a company. We want to set goals that make sense, that have a positive effect on our planet, and that we can all be proud of and will enrich our culture and echo our values. More information is available in section v. of this CSR report. Pillar “Tech for Good and Education” Regarding our Tech for Good and Education pillar, our initiatives are carried out by our CSR and Public Affairs departments and our Education Community. We believe that we must give back to society. Through our talent around the world, we have a variety of expertise and skillsets that are recognized as among the best in our industry. We believe that through education to support future generations, we can improve livelihoods and develop thriving communities. Therefore, we work with several mentoring associations to support all types of profiles: young people, refugees, people in professional reintegration, etc. More information is available in sections iv.3c., vi and vii of this CSR report. c. Key 2021 results and objectives In 2021, Criteo endeavored to formalize a set of CSR objectives aligned with the three pillars of our approach, in relation to the main projects and initiatives that we are currently carrying out or are planning to implement in the future. The table below summarizes our CSR objectives as of 2021, which Criteo aims to review and improve in the coming years.

Pillar of the CSR program	CSR topics	Criteo's ambition	Target	2021 progress	Report section
Diversity, Equity and Inclusion	Global DEI Strategy	Define Criteo's DEI Statement	Have a DEI statement and Policy by 2021	Achieved	iv. 3
		Maintain good Inclusion scores	Inclusion Index (see section iv. 3) at 75% or above (Targeted culture questions focusing on authenticity, psychological safety, belonging, and inclusive leadership)	75/100	iv. 3
	Gender Equality	Increase the share of women in Management and Tech roles	Increase **female pipeline** with **closer to 50%** promotions globally (vs. 38% End of year 2020)	46%	iv. 3
			30% of women in tech roles by 2030	14%[8]	iv. 3
		Ensure pay parity for through our Pay Parity Action Plan	Maintain pay parity throughout Criteo, with a bi-annual review and intentional actions in hiring, promotion and pay cycle management.	Criteo achieved pay parity in 2021. Ongoing	iv. 3
Environment	Environmental Strategy	Define an Environmental Strategy and Action plan	Have an Environment statement and Policy by the end of 2022	Ongoing	v.1
			Identify and implement actions to reduce our environmental impact by the end of 2022	Ongoing	v.1
			Measure the environmental footprint (at minimum carbon, scope 1, 2, 3) of our digital products and services by the end of 2022	Ongoing	v.1

[8] Women in Tech means women in tech roles (developers, engineers, etc.) in R&D, IIT and Product teams. For 2021, the figures are (global scope):

- R&D - 56 females of 547 (10%)
- IIT – 10 females of 55 (18%)
- Product – 28 females of 65 (43%)
- Total – 94 of 667 (14%)

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	Data Centers and Infrastructure	Reduce the carbon footprint of our Data Centers	Offset 100% of the energy used by our data centers by the end of 2021	99.7%[9]	v.2
		Reduce other environmental impacts related to our Data Centers	Start tracking data center water consumption by the end of 2022 (data centers and offices)	Data not available in 2021	v.2
	Offices	Reduce the carbon footprint of offices	Reduce our office's non-decarbonized energy consumption by 30% by the end of 2025 (compared to our average consumption in 2018, 2019, 2020)	non-decarbonized energy represents 80% in 2020 and 70% in 2021. Ongoing	v.3
	Events	Reduce the environmental impacts linked to our events	Offset all travel related to our annual internal company event	Ongoing (no events in 2021)	N/A
	Procurement	Reinforce sustainability criteria in our procurement processes	Set up a partnership with a Supplier Sustainability Rating Platform and start rating key vendors on CSR by the end of 2022. Criteo would also be rated as a company.	Data not available in 2021	vi.4
Tech for Good and Education	Employee skills	Provide access to training for our employees	At least 95% of active users have completed at least two training sessions on our learning platform within the year	94%	iii.4
	Ethics	Train employees regarding compliance and ethics	At least 80% of employees to have completed the Compliance (Code of Conduct) training (over two years)	84%	vii.4
Transversal matters	Employee engagement through the Criteo Cares program	Increase employee engagement within the communities	Increase the number of members in each community by 30% in 2022 (compared to 2021)	ongoing	ii.2
		Raise employee awareness of CSR issues through the Criteo Cares program	Organize at least 30 CSR-related events per year	Achieved in 2021	ii.2

[9] 0.3% remaining related to a new data center opened in 2021.

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		Deploy the Giving platform by Alaya	Have 30% of employees on the volunteering platform by the end of 2022	25% in 2021	Ii.2

d. Contribution to Sustainable Development Goals

Criteo's activities have an impact on society and the environment, materialized through a wide range of programs for the company's employees, the infrastructure needed to deliver our services to clients, the nature and impact of our products and services, or relations with our stakeholders and other organizations in the tech industry.

Those impacts translate into **direct and indirect contributions to the** Sustainable Development Goals **(SDGs)** defined by the United Nations for 2030, an internationally recognized framework that is essential for building a strong and relevant CSR strategy.

Criteo's contribution to the UN SDGs, particularly towards SDG 4, 5, 8, 9, 10, 12, 13 and 17, is summarized in the table below:

Sustainable Development Goals	Criteo's contribution	Report sections
4. Quality Education Ensure equal access to quality education for all and promote lifelong learning opportunities	**Internally, we are investing in educational and training initiatives** that help our employees continually elevate their skills and create new career and growth opportunities, including Learning and development program (Learning Quest platform), Mentoring program, Voyager program, Internal promotion cycles, and Criteo Universities. **Externally, we are focused on expanding access to education through our "Education Community"**. Our goal is to support and help the under-represented segment of the employment market: people coming from disadvantaged backgrounds, ranging from high school students to refugees or people reintegrating professionally. In addition, we encourage community involvement with access to Volunteer Paid Days for all employees and a new volunteering platform was launched in 2021, called GIVING by Alaya, allowing our employees to support educational causes important to them (mentoring missions, skills sponsorship, etc.).	iii.4 iv.3
5. Gender Equality Achieve gender equality and empower all women and girls	We have made significant contributions towards the empowerment and development of girls and women in the countries in which we operate, with a specific focus on removing barriers for women in the tech sector. For instance: - As part of our **Pay Parity action plan**, we have reduced the gender pay gap to zero at Criteo in 2021 and have an action plan in place to monitor this indicator and ensure that equality is maintained. - As a prominent member of the **Tech for Good initiative** since 2019, we committed to empowering staff from all backgrounds to fulfill their potential, achieving **30% of women in leadership roles by 2022,** and **30% of women in tech roles by 2030**. - **Women@Criteo** Community is an inclusive Employee Resource Group promoting the advancement of women in the workplace	iii.3 iv.3

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	at Criteo and in our industry through initiatives such as training and coaching, networking, and mentorship. - Our commitment to Diversity, Equity, and Inclusion extends to everything we do at Criteo, as highlighted in our **DEI policy**. This is a journey, and a focus we will continue to strengthen over time under the leadership of our SVP, DEI who is sponsored by our CEO herself.	
8. Decent Work and Economic Growth Promote inclusive and sustainable economic growth, employment and decent work for all	We strive to promote respectful, safe, and inclusive work environments wherever we do business: - The **health, wellness, and safety of our workers** is a top priority. Our flexible working policies and best-in-class health and well-being benefits also contribute to enhancing our employees' overall quality of life. - We ensure **equal opportunities for all employees** and job applicants, and do not tolerate discrimination of any kind. - We embed and integrate respect for human rights throughout our business, as highlighted in our **Human Rights policy** here.	iv.1-2-3 vii.
9. Industry, Innovation, and Infrastructure Build resilient infrastructure, promote sustainable industrialization, and foster innovation	Our company's purpose is to support a fair and open Internet that enables discovery, innovation, and choice. Specifically, our research and development department is pioneering innovations in computational advertising. As a center of scientific excellence, our AI Lab delivers both fundamental and applied scientific leadership through published research, product innovations, and new technologies.	iii.4-5
10. Reduced Inequalities Reduce inequality within and among countries	With **88 nationalities** represented in Criteo's global workforce, we are proud to have a very diverse organization. As part of our commitment to improving our culture of diversity, equity, and inclusion every day, we are focused on reducing inequality through several programs, for instance: - Our **"Black, Indigenous, and People of Color (BIPOC) Community"** promotes initiatives to fight against racial inequalities and racism. - Our **Global Disability policy** (available here) ensures our "Critenable Community" is also focused on improving the experience of employees who have disabilities at Criteo.	iv.3
12. Responsible consumption and production	While we acknowledge that advertising generally encourages consumption, our supply partners are subject to content restrictions to ensure we promote responsible consumption, as outlined in our **Supply Partner Guidelines** (available here).	vii.1

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Ensure sustainable consumption and production patterns In addition, as a prominent member of the Tech for Good initiative since 2019, we are partnering with other industry stakeholders to define development models that put digital and technology at the service of a more sustainable future. 13. Climate action Take urgent action to combat climate change and its impacts We strive to minimize the environmental impact of our Data Centers by increasingly relying on renewable energy sources and increasing our compensation efforts. We are also focused on reducing our carbon footprint by limiting travel and implementing various green office practices and initiatives led by our "Green Community". Lastly, in December 2020, we signed the Planet Tech'Care manifesto to promote Tech as an enabler of sustainable solutions. As part of this initiative, we are committed to measuring and reducing the environmental impact of our digital products and services. v. 17. Partnership for the Goals Revitalize the global partnership for sustainable development We continue to partner with key stakeholders to promote initiatives that contribute to the UN Sustainable Development Goals for collective impact, for instance: - Our partnerships with local charities (Article 1, Simplon) – Education and mentorship - Our volunteering and giving platform (GIVING by Alaya) – Social good - Our Tech for Good Commitment – Gender Equality - Our Planet Tech Care Manifesto Commitment – Environment - Our commitment with the French association L’Autre Cercle (signing the LGBTQIA+ Charter) – LGBTQIA+ Community ii.2 iv.3 2. CSR Governance and Reporting at Criteo a. CSR Governance Our CSR commitments, values, and pillars are carried out at different levels of governance within the company. Since Megan Clarken joined Criteo as CEO in 2019, the two pillars regarding Diversity, Equity, and Inclusion, as well as Environmental Sustainability have become more formalized and fully embedded in the company’s business strategy. In particular, the DEI and Environmental Sustainability commitments, including Environmental, Social Governance and Corporate Social Responsibility are overseen by the Board, and more specifically by the Nomination and Corporate Governance

Committee10. In 2021, Criteo hired a Senior Vice-President (SVP) of Diversity, Equity, and Inclusion who reports directly to the Chief People Officer, under the official sponsorship of the CEO. The Global CSR Manager reports to the SVP of DEI and is in charge of coordinating all CSR and sustainability initiatives with the different teams in the field. Those teams effectively implement the key structuring of CSR-related projects with the oversight of the Executive Team. Hence, more than 100 people work with the DEI and CSR teams daily to reinforce our commitments and implement impactful actions. In addition, we rely on different employee-led communities to bring new ideas to our strategic projects, enrich our roadmaps, communicate with employees and raise awareness internally. Those communities are active as part of our employee engagement program called "Criteo Cares" (see next section). They are managed by the Global CSR manager, and each of them benefits from the sponsorship of one or more members of the Leadership Team. b. Stakeholders’ engagement and Criteo Cares program Relations with stakeholders Criteo works with a wide and diverse community of internal and external stakeholders and maintains relations with each of them through dedicated resources and communication channels. While this list is not exhaustive, our most important stakeholders include our clients and employees, as well as investors and shareholders, publishers, technology partners, suppliers, start-up networks, professional networks, and associations. More information regarding the way we engage with our key external stakeholders and partners is available in section vi. of this report. As for internal stakeholders, Criteo drives a particularly ambitious CSR-oriented employee engagement program called Criteo Cares, described below, that aims to foster engagement, build pride within our teams, and reinforce our culture and values through concrete action. Presentation of the Criteo Cares program Criteo’s own social responsibility program is called “Criteo Cares”, mentioned in several sections throughout this report. This program’s strategy and related initiatives rest on the three CSR pillars previously introduced: Diversity, Equity, and Inclusion, Environment, and Tech for Good and Education. The mission of Criteo Cares is to leverage the company’s unique assets for social and environmental good while fostering a diverse workplace culture where all employees feel they belong and are cared for. It was created in 2018 to bring together all local initiatives and coordinate all existing CSR actions across the company and maximize their impact. Criteo Cares projects are driven by seven communities, also called ERGs (Employee Resource Groups): - Women@Criteo Community - Pride Community - BIPOC Community - Critenable Community 10 The Committee shall oversee the Company’s strategy on global corporate social responsibility (“CSR”) and environmental, social and governance (“ESG”), including evaluating the impact of Company practices on communities and individuals, to develop and recommend to the Board for approval policies and procedures relating to the Company’s CSR and sustainability activities, and to develop and monitor ongoing compliance with the Company’s CSR program and sustainability initiatives, including review of annual ESG disclosure issued by the Company.

- Parents Community
- Green Community
- Education Community

These communities are led by thirteen active volunteers from various teams and different geographical areas and include hundreds of employees from around the world. Each Criteo Cares community also has its own Leadership Group sponsor at executive level, as well as a dedicated internal website.

More information can be found regarding the actions driven by each Criteo Cares community in related sections throughout this CSR report.

Criteo Cares program KPIs	2020	2021
Number of Criteo employees who used their VPTOs[11] days (at least 0,5 day)	24 employees (Approximately 1%)	58 employees (Approximately 2%)
Number of Criteo employees in the Criteo Cares community	Less than 400 employees	450 employees (Approximately 16%)
Number of employees who participated in CSR events organized through Criteo Cares	Not available	Approximately 18%
Number of donations made by the employees through the "Give Back" program on Spotlight	Not available	$14, 940 USD donated (170 donations)

In 2021, the Criteo Cares program evolved with the **establishment of a new partnership** with **Alaya's GIVING solidarity engagement platform**.

Through the GIVING platform, Criteo's employees are offered the opportunity to select solidarity projects or actions to be carried out in a wide range of fields. They are then directly contacted by the associations and can use their volunteer days in order to participate in the selected project. In parallel, Criteo has started to roll out **daily challenges** for employees on the platform. Criteo hopes that the GIVING platform will become an increasingly important part of employee engagement.

Alaya platform KPIs	2021[12]	Targets
Number of Criteo employees registered on the platform	709 employees (Approximately 20%)	At least 50% of Criteo employees have created an account by the end of 2022, to maintain or increase afterwards
Number of Criteo employees who took at least one action on the platform	104 employees (Approximately 15%)	At least 65% of Criteo employees registered on the platform who have taken at least one action by the end of 2022, to maintain or increase afterwards

[11] VTPO: Volunteer Paid Time Off. Criteo provides all employees with a maximum of 2 working days per year to participate in volunteering activities with local charities.
[12] No data available before 2021 since the Alaya platform was implemented in this year.

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c. Process for elaborating the CSR report This report is prepared through a standardized annual process that begins with the identification of the topics that we took significant action on during the year, and a review of the new topics we would like to address. At this initial stage we also review the additional indicators we would like to disclose, as well as other areas of improvement, for instance, the scope or the structure of the report. We then organize a round of interviews with the internal contributors who will be best able to accurately describe the achievements made during the year. A draft of the CSR report is prepared based on those insights, sent for feedback to everyone involved. In parallel, data reporting is initiated with an update of our CSR reporting procedures and the Methodology Guide (a summary of which is available at the end of this report). The final steps for the preparation of the report comprise the reporting of the consolidated full-year data, an audit of this data and of the overall report by an independent third party, and the final review and validation of the CSR report by internal proofreaders. This CSR report is prepared in accordance with the European Directive 2014/95/EU and takes into account leading non-financial reporting standards such as SASB (see SASB concordance table in Appendix 1). We are also working toward improving the contents of the report in line with stakeholders’ expectations on climate–related disclosure, so that it will be fully aligned in the future with the Task force on Climate- Related Financial Disclosures (TCFD) recommendations and Carbon Disclosure Project (CDP) requirements.

iii. Investing in headcount and talent initiatives

Criteo operates in all corners of the globe and has 27 offices[13] across the Americas, Europe, Middle East and Africa (EMEA) as well as Asia Pacific (APAC). Over the last 16 years, we have kept our talents growing, which means investing in our current 2,810 employees or recruiting new headcounts to support our ambitious transformation. In order to do so, we believe that our strong culture and values, proudly embodied by our employees, will support us in growing our community.

1. Headcount

As of December 31, 2021, **Criteo had 2,810 employees globally**. Compared with 2,617 at the end of December 2020, Criteo's workforce increased during the year 2021 (an increase of 7%). This figure includes all of Criteo's active employees on December 31 (permanent and non-permanent employees).

The workforce-related figures presented in this report **only refer to Criteo's largest global legal entities**, *i.e.* those with more than 50 employees. Legal entities that joined Criteo's financial scope during year N are included in the CSR scope in year N+1. As of December 31, 2021, the entities included in the CSR scope accounted for **93% of Criteo's total headcount**, i.e. **2,624 employees** (compared to 2,366 at the end of 2020).

	2020			2021			Var.
Entity	Women	Men	Total	Women	Men	Total	
Criteo S.A. (France, Headquarter)	273	634	907	269	606	876	-3%
Criteo Corp. (United States)	256	340	596	290	365	655	10%
Criteo Europa S.L. (Spain)	175	162	337	229	206	435	29%
Criteo Ltd (UK)	37	44	81	30	40	70	-14%
Criteo KK (Japan)	59	65	124	61	65	126	2%
Criteo GmbH (Germany)	44	44	88	35	46	81	-8%
Criteo Singapore Pte. Ltd. (Singapore)	39	26	65	34	25	59	-9%
Criteo France SAS (France)	54	52	106	58	59	117	10%
Criteo do Brazil LTDA (Brazil)	27	35	62	25	34	59	-5%

[13] Including coworkings

- (13) EMEA - Milan, Madrid, Barcelona, Stockholm, Istanbul, Moscow, Amsterdam, Munich, London, Paris, Grenoble, Bordeaux, Tel Aviv
- (7) APAC - Tokyo, Singapore. Sydney, Osaka, Gurgaon, Beijin, Seoul
- (7) AMERICAS – New York, Miami, Boston, Chicago, Ann Arbor, Los Angeles, Sao Paulo

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Criteo India Pvt Ltd. (India)[14]	N/A	N/A	N/A	30	65	95	N/A
Criteo Korea Ltd. (South Korea)[1]	N/A	N/A	N/A	24	27	51	N/A
Total	964	1,402	2,366	1,085	1,538	2,624[15]	11%

On February 1, 2021, the Criteo announced a plan to restructure its workforce across functions and regions to better align with the company's evolution.

As of December 31, 2021, the **1,085 women in our headcount represented 41.3% of the total workforce of 2,624 employees**[16]. Young people (below 35) account for the majority of Criteo's employees, which is to be expected in a high-tech company relying on a workforce with skills in the latest trending technologies.

Workforce breakdown by age	2020	2021
Under 25	120	144
Between 25 and 29	590	657
Between 30 and 34	766	795
Between 35 and 39	464	519
Between 40 and 44	244	289
Between 45 and 49	116	133
50 and above	66	87
Total	2,366	2,624

2. Recruitments and terminations

Attracting top talent is key at Criteo and we place great importance on the quality of our candidate experience at all times.

a. Continuous improvement of our recruitment processes

Despite the lasting effects of the COVID-19 pandemic, 2021 was an important year for us in terms of recruitment. Our company's values of **"Open, Together, and Impactful"** drive the efforts of our People team to attract and retain the best talents at Criteo.

14 New entity in the CSR scope in 2021.

15 Total headcount and Criteo S.A. headcount are not equal to the sum of female and male headcounts, since one of our employee is non-binary.

16 Same as all headcount-related data that will be disclosed further in this report, this percentage is calculated on the CSR scope.

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In line with those values and aiming to continuously improve the quality of the hiring process, we pursued the rollout of our global roadmap for gender equality with our dedicated dashboard. (see section iv. 3) Addressed to team leaders, this dashboard enables them to monitor the gender distribution in their teams quarterly (evolution of the workforce, number of women recruitments, etc.). With the dual objective of ensuring consistency in the management of recruitment activities and taking a more strategic approach to engaging with and nurturing external talents, Criteo relies on its Talent Candidate Relationship Management (CRM) platform. Launched in 2020, this tool allows Recruiters and Employer Brand teams to manage external talent pools (such as interns) in a strategic, efficient, consistent, and compliant way. b. Competitive positioning: employer value proposition and culture In 2021, as part of our business transformation and in light of the changes it brought for our employees, we focused on answering these two questions: What is our culture? And why work at Criteo, now and in the future? A compelling answer to these two questions is crucial to attract, engage, and retain the best talents and achieve our business goals. Starting in March 2021, the People (HR) team worked with many employees across all teams and locations to define Criteo’s Employer Value Proposition. We built our competitive positioning based on feedback collected from a diversity of backgrounds, from interviewing 118 Criteo employees in focus groups to conducting individual interviews with leaders. Criteo’s Culture Book was released in October 2021, in order to share what makes Criteo special with clients, partners, and future talents. c. Focus on the R&D team While talent acquisition is a major focus area across all teams in the organization, we pay close attention to our R&D talents, to whom we offer a tailored experience based on the market's expectations. Criteo has made recruitment for the R&D team a high business priority, and for this reason, R&D recruitment is entrusted to a specific R&D Talent Acquisition (TA) Team that is working hard on researching, connecting, and attracting job candidates in order to convert individuals into job applicants. The R&D TA team partners closely with the Tech Hiring Guild, whose purpose is to continually evaluate and ensure a robust process for the assessment of technical skills as part of the hiring process. Some initiatives to improve candidate experience are conducted as part of the Diversity, Equity, and Inclusion actions for the R&D team (see section iv.3 for more details). Criteo’s Campus Program for R&D Our Campus program is how the R&D team targets candidates before they graduate. Criteo works with a network of schools and participates in career forums that connect companies and students. Those events allow us to promote our activities directly to students, meet with candidates, collect resumes, and organize future interviews. The Campus Program recently diversified its approach by increasing the focus on schools and universities where candidates present more diverse profiles, both socially and ethnically. Due to COVID-19 restrictions many events planned for this year were unfortunately cancelled. However, where possible, Criteo participated in virtual campus events to maintain its relationships with schools and to continue hiring interns for its R&D teams.

In addition, through continued partnership with certain schools, Criteo was able to coordinate remote internships throughout 2021. A Campus Program specialist has also been hired to focus on this topic and will start in February 2022.

d. Hires and terminations

In 2021, 770 employees exited the company and 943 were hired across the globe.

New Hires & Terminations	2020	2021	Var.
New Hires	502	943	88%
Terminations	670	770	15%
Employee's initiative	390	527	
Employer's initiative[17]	174	128	
Other (e.g. end of fixed-term contract)	106	115	

We closely **monitor our attrition rate** and put in a strong effort to better understand and reduce it as much as possible. For instance, we have built a database to analyze the reasons for departures. Those analytics are making it easier to predict attrition rates depending on geographic areas and populations. More importantly, they enable Criteo to adjust human resources accordingly to Criteo's business needs.

We have launched multiple actions focusing on career development for managers to better address employee needs for career opportunities and for employees to drive their career, especially in a hybrid context. Our Hybrid Work policy has a positive impact on retention with employees' increased desire to stay post COVID-19 pandemic.

3. Compensation & benefits

In the Tech sector, compensation is a critical differentiating factor if a company wishes to attract and retain talents and stand out from the competition.

Criteo set up a global **Group Policy to ensure that compensation offered is competitive** compared to the market, depending on jobs and expertise levels, geographical areas, etc.

This policy is enforced by Criteo's Compensation & Benefits team, who monitors the market and performs salary surveys for all components of employees' remunerations. They conduct a yearly review of salary levels across the Group, ensuring notably that compensation abides by the Global Group Policy. The Compensation and Benefits team also oversees practices across all of Criteo's entities, taking into account country-level specificities with the help of local People teams.

In 2021, annual base and variable salary compensation payouts for the legal entities included in this CSR report were € 222,742,522 – a 2% increase compared to €218,263,950 in 2020 (CSR scope).

[17] Including redundancies and restructuration.

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Criteo does not discriminate against any category of employees through remuneration. However, due to the structure of our smaller teams and to the specific technical profiles sought after in some positions, we sometimes observe some salary gaps across populations depending on gender, age, etc. In 2020, a comprehensive analysis of salary levels across Criteo was undertaken. The purpose of this analysis was to assess the competitiveness of an employee's base salary compared to the market salary for equivalent positions, as well as to improve our understanding of the potential residual differences in salaries between men and women. This compa-ratio led the Compensation and Benefits team to identify that in 2020, a gap18 existed between the salaries of men and women. Upon this finding, Criteo made the decision in 2021 to react immediately and dedicated specific budgets to bridge the gap between the alignment of a woman’s and a man’s salary with that of the market where discrepancies had been noticed. This corrective measure was designed to support the Pay Parity Action Plan and was conducted successfully: the gap has been reduced to 0% today. The Pay Parity Action Plan is however a long-term endeavor, as it goes beyond short-term measures and intends to solve the issue permanently. Criteo remains very mindful about potential pitfalls that could trigger a salary gap again in the future, such as top management recruitments or insufficient levels of wage verification and monitoring. The purview of our Pay Parity Action Plan comprises the following areas: At hiring: - Ensure pay equity by running quarterly analysis on New Hire offers per gender - Training for managers At merit cycle: - Ensure balanced performance rating distribution per gender - Ensure average increase is balanced between female and male employees At promotion & mobility: - Ensure equal access to promotion and internal mobility opportunities - Perform analysis on average increase proposed during promotion based on gender After a leave of absence: - Ensure compensation analysis conducted upon return of leave of absence - Specific to maternity – ensure an increase is proposed upon return - Offer a career discussion when employees return from leave As per French regulations, we disclosed our Women-Men Equality Index for France again in 2021– which reaches 89 out of 100 (89 out of 100 in 2020, 92 out of 100 in 2019). We also disclose a breakdown of Criteo's executives’ compensation, which is available in the company’s Proxy Statement here. In addition to compensation, employee benefits are also a pivotal point in the very competitive Tech industry and a key component for talent recruitment. Criteo thus puts a strong emphasis on making progress on the multiple aspects of employee benefits. Some of the major topics addressed by the Compensation & Benefits Roadmap include: • Secondary care parental leave was extended in 2020 from two weeks to four weeks in all countries where Criteo is located. It is offered to all secondary parents, regardless of their gender or marital situation, in line with our core Inclusion and Diversity principles. 18 According to our 2020 compa-ratio, the gap was of 2.8%, in favor of men, once the gaps that could be attributed, for instance, to different local market salary levels were accounted for.

• In terms of health insurance, Criteo endeavors to be as competitive as possible in every country where it is located by providing more than required by the law. For example, in India, we added in and outpatient coverage for parents, telehealth, and vaccination. In Singapore, we implemented a second health plan to provide more flexibility on how our employees can spend their health care and wellness funds. These actions were undertaken in response to employees’ interest in such measures. Lastly, in the course of 2021, one additional day of paid leave was granted to all employees in order to thank them for their sustained commitment during the COVID-19 crisis. 4. Skills Management & Development We continuously invest in our people development programs, both in terms of resources and organization as well as processes and experiences. Those efforts demonstrate the importance of talent growth and management. In particular, specific trainings were organized in 2021 on the below topics, and will be presented later in this chapter: - Commerce Media Platform Masterclasses - Top talent program “Leadership journey” - “Manager @ Criteo” program - DEI/Wellbeing: launch of a pilot program + Unconscious Bias learning path - Hybrid Work Model - Peer-to-peer and social learning practices - Launch of a new Learning Management System (LMS) In the following section, the different types of training we provide are referred to as: • Instructor-led trainings: “Live trainings” and “virtual classrooms” where: - Live training refers to trainings delivered face-to-face by an internal or external trainer. - Virtual classrooms refer to virtual trainings delivered by an internal or external trainer via Zoom. • Online trainings: Trainings autonomously followed by employees through digital learning platforms. a. In-class training 2021 highlights The main activities carried out for in-class trainings in 2021 are presented in this section. - Commerce Media Platform Masterclasses: As we move forward with transforming our offering into the world's leading Commerce Media Platform, we believe it is important for Criteo employees to understand our industry, our strategy, and the direction we are taking. In 2021, we have worked on the design and delivery of training on our industry landscape, our strategy, and our solutions. The training consisted of e-learning for all Criteo employees and workshops for commercial teams. All Criteo employees have been trained on Ad Tech fundamentals, identity & Privacy, Measurement, Retail Media and other topics related to our industry and strategy. Commercial teams participated in workshops delivered by industry specialists to support them in becoming industry experts. This knowledge will help them build trust-based relationships with customers as well as build relevant and impactful solutions and go-to-market processes to ensure a successful rollout and client satisfaction. - Top Talent Program “Leadership Journey” The Top Talent Program named “Leadership Journey” was launched in 2021 to focus on Top Talent development. From June 2021 to early 2022, 28 participants followed a full training program, including workshops, learning expeditions, e-learnings, individual and group coaching. We aim at launching a second group in 2022. The main objectives of this program are to build leadership capabilities, to accelerate the business effectiveness and success, to create development and growth opportunities, to expand Criteo community & network and to foster Criteo culture, values & key behaviors. - Manager @ Criteo: In 2021, Criteo started the design of the Manager@Criteo program for all managers. In the frame of this program, e-learning modules have been created on the following main topics: Leading Change, People Development, Lead with Vision, Coaching, Managing Performance, Talent Reviews. In addition, workshops have been delivered by Life Lab Learning on topics such as people development, managing hybrid teams, productivity, and prioritization. This program also offers managers the opportunity to be mentored by an external coach. A manager community has also been created to share best practices and ask for support, and two panel discussions have been organized on career conversations and managing hybrid team topics (240 managers enrolled). - DEI/Wellbeing: In 2021, to support our DEI strategy, we designed a learning path, “Understanding Unconscious Bias,” which has been rolled out globally. The objective of this program is to build awareness and understanding of unconscious biases, to reduce their negative effects and help to be more inclusive in the workplace and improve the way we make decisions. To support employees’ wellbeing and address the fact that taking breaks remains a challenge for many, especially in this working remotely context, a pilot group has been launched with Headspace, a meditation application. Based on employees’ feedback, this pilot has allowed for improved overall wellbeing, a feeling of decreased stress, and an increase in positivity, and an increase in breaks and disconnection which have a positive impact on sleep, focus, and performance. - Hybrid Work Model: In order to support our employees navigating the new context of work and hybrid work, we have designed and rolled out an e-learning path “Successful Hybrid Work”. Its aim is to support employees in thriving with new ways of working and equip them with tools to better organize their workdays. This path allows the employees to understand Criteo’s vision of hybrid working. Through this path, employees can prepare for hybrid work by being inclusive and by considering their wellbeing in this environment. Although this report focuses on formal training activities, whether instructor-led or online, much more is happening in the field and the offices on a day-to-day basis, ranging from Criteo’s cross-functional teams and organizations to peer-to-peer learning to social learning activities. These more informal and ad-hoc learning activities, which are promoted and facilitated locally, represent a large part of the learning experience and are a key part of Criteo’s learning culture.

In-class training hours

IN-CLASS TRAINING	Training hours	Including hours backed by evidence	Average training hours per employee	Average training hours per trained employee	% of trained employees	Number of training sessions	Average number of sessions per employee
2021	10,107	5,822	3.9	6.2	62%	302	0.1
2020	16,249	12,205	6.7	9.9	67%	507	0.2
% evolution	-37.8	-52.3	-42.5	-37.3	-5.0	-40.4	-50


IN-CLASS TRAINING HOURS
APAC
10%
Americas
31%
EMEA
59%

The decrease in in-class training hours in 2021 can be explained by two main reasons. First, the decrease in our Learning & Development team. This impacted our ability to deliver a high quantity of virtual workshops, either delivered by an L&D partner or by external providers. The second reason is the growing demand for e-learning solutions, especially for our biggest learning projects. We have reinforced our digital learning offer to keep up with the increasing demand from the business and employees. This has been possible thanks to our new learning platform named "Learning Quest" which offers a great learning experience to our employees. This increase in digital learning delivery allowed us to deliver the same amount of learning hours to our employees compared to 2020, all Criteo entities considered.

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b. Online trainings 2021 highlights

The main online training activities carried out in 2021 are presented in this section.

One major project was the launch in April 2021 of a **new Learning Management System (LMS), internally called Learning Quest**, to refresh the way learning was shared with employees at Criteo. The platform was widely adopted, especially due to the creation of many new e-learning/blended programs that enabled many employees to access the trainings. A key benefit to bringing on this new platform is that most of our training workshops/events registered there, which allows for a single-entry point for users and better reporting on training completion.

More information regarding this platform is available in section 4.d. below.

Other key online trainings activities in 2021 include:

- Growing usage of LinkedIn Learning:

After 18 months of implementation, we reached an 84% activation rate of the LinkedIn Learning platform for our employees. This activation combined with the increasing number of hours spent online for self-development shows how important digital learning has become, especially in the context of the current remote working situation. We are now embedding digital resources in most of our Learning Paths.

- Leveraging Coursera primarily for Tech topics:

Criteo fully switched to unlimited Coursera licenses for those who need it, such as the Commercial teams and Tech teams like R&D. This still accounts for an important share of the company's online training hours.

- Commerce Media Platform (CMP) Masterclasses:

An ambitious program was built and rolled out this year to answer the growing need for employees to understand the basics of Criteo Business and the Ad Tech Industry. With five modules already launched (a total of 2.6 hours) that support employees in understanding the company and the landscape they work in, this program is one of the highlights of 2021. Surveys have shown great feedback on the CMP Masterclass Program, with an average rating of 4,3/5 so far.

Online training hours

ONLINE TRAINING	Training hours	Average training hours per employee	Average training hours per trained employee	% of trained employees
2021	16,681	6.5	6.1	105%
2020	14,063	5.8	6.7	87%
% evolution	18.6	11.4	-7.9	18.0

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ONLINE TRAINING HOURS
APAC 21%
EMEA 55%
Americas 24%

On top of the core online training hours reported above (skills development-driven), employees have completed further online training. This represents about 2,536 hours and covers Compliance modules (25% of these hours), FlyCriteo On-boarding modules (70%), CRM (4%) and digital literacy on collaboration applications (1%).

c. Peer-to-peer and social learning practices

Peer-to-peer and social learning are part of our learning culture and DNA. They represent a large part of the employee learning experience and whilst they are not being translated in formal training hours, they have a positive impact on employee development.

In 2021, **Learning & Development partners have leveraged the Criteo communication tool Slack to create communities before each workshop** to encourage participants to share their knowledge and their best practices.

A panel discussion called **"Manager circle"** has also been organized for managers to learn how managing a hybrid team is different from being fully remote or at the office, to understand the opportunities and challenges of hybrid management and to gain practical tips on how to optimize work and collaboration in the hybrid context.

Because of the COVID-19 pandemic, some initiatives launched in 2019 that should have been continued in 2020 and 2021 were suspended. We instead focused our priority on addressing more urgent matters, such as ensuring the continuity of training in a remote working environment. We hope improved conditions in 2022 will allow us to revive some of the initiatives launched in 2019.

Peer-to-peer learning opportunities are also spread widely across the company through key global events such as **Criteo Universities**, further described in section iii.5.

d. Improving training delivery methods and tools

In parallel and following an RFP (Request for Proposal) launched in 2020, a **new Learning Management System (LMS)** was rolled out at the end of the first quarter of 2021. The new LMS, called **"Learning Quest"**, replaces the previous one Learning Zone, and allowed us to reinforce and broaden the types of available training contents for all employees.

In terms of training strategy, Learning Quest aims to:

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- Foster engagement by spreading trainings across all Criteo’s teams with mandatory and specific optional training paths. All training paths can be expanded with new trainings over time. - Bring visibility and knowledge to employees, especially those not directly related to core business activities. The trainings were developed in response to identification and expression of a real need for more knowledge by a significant number of employees. - Improve data tracking for all available contents, and so progressively replace the Global Learning Tracker. Following the implementation of this new LMS, a new mandatory training program common for all employees has been deployed already in 2021. This mandatory training program will, on the one hand, allow employees to familiarize with the Commerce Media Platform, and on the other hand, provide knowledge about Criteo’s strategy and Tech fundamentals. By December 31st, 2021, the two first mandatory trainings courses entitled “Our strategy: The future is wide open” and “Digital Advertising & Ad Tech fundamentals” reached respectively 80% and 66% completion rate. The mandatory training program will be expanded over time, with new training courses that all employees will have to complete. As mentioned earlier, this new LMS also facilitates data reporting and makes it easier to track completion rates of different training programs as well as the level of employee engagement through the platform (98% of employees are connected to the new LMS, 89% of employees have been active on the platform) Since 2018, a common training tracker called the “Global Training Tracker” was used by Learning & Development Partners and the Product Training Team for monitoring In-class training sessions. In 2020, this Global Learning Tracker was strengthened with quarterly reporting using regional tracking Excel files. Due to the unique sanitary context, attendance sheets were also replaced by extracts from the Zoom system to assess the attendance of participants. In 2021, from the launch of the new LMS “Learning Quest” in Q2, almost all the in-class training sessions have been tracked through this new platform. The Global Training Tracker is still used for several training sessions, which are not yet customizable in the LMS. Lastly, our onboarding program for newcomers has also seen some improvements in 2021. In an effort to make the program more fluid and accessible, the live welcome sessions were reviewed and are now lighter, making room for a reinforced digital program. The onboarding program was upgraded into a fully remote onboarding program, leveraging new formats, trainings, and activities for new joiners to feel comfortable and find their places in their respective teams and in the global organization. These adjustments were in part made possible thanks to the new LMS. 5. Events a. Annual event for all Criteo’s employees Criteo usually hosts an annual seminar for all its employees. Unfortunately, due to the sanitary context, this year's “Kick-off” event was held virtually. The 2021 edition was named “Criteo WOW” (for Criteo Wide Open World) and we had the opportunity to organize “Criteo University” sessions. These are 45-minute lectures proposed by Criteo’s employees (volunteers) to deepen a subject directly related to the company's activities. A few days before the event, Criteo employees can sign up for the sessions they prefer from a list of sessions covering various topics. Some examples proposed in 2021 include:

- How to be a Criteo Brand Ambassador - The importance of mindfulness for working parents - Solution Selling on the DSP - How your behaviors shape our culture of belonging - Publisher Content Analysis - Hybrid Work Model – The philosophy, what does it mean and what does it include? - The Future of Addressability - Online Identity & Privacy: the battle for the open web - Agora, Criteo Audiences in Tomorrow’s World - Critenable Community - Retargeting through Cohorts - Learning how to Learn The sessions reached outstanding attendance with more than 2,000 employees registering for the different sessions. b. Hackathon At Criteo, we are open to different ways of thinking, new innovations and new ideas. Our “Hackathon” aims to foster innovation across our teams globally and is one of the oldest and greatest traditions at Criteo. Every year, hundreds of employees get together for the opportunity to innovate and collaborate, get out of their comfort zone, learn new skills and bring their projects to life. The “Hackathon” provides the support and flexibility needed to turn employees’ ideas into reality. For instance, the teams entering the event are offered special mentoring sessions in order to help them excel in their presentations. Even COVID-19 could not stop our passionate employees. For the 2021 Hackathon we welcomed 299 participants from 21 offices, who submitted 46 projects in all. As in 2020, the event was fully virtual, but offered a different atmosphere. Criteo set up a dedicated platform that was more user-friendly and encouraged closer cross-country and cross-continent collaboration, while virtual pizza lunches and a cartoon artist brought the teams together, bringing more camaraderie and festivity to the event. Although Criteo employees were not able to cheer on their colleagues taking part in the Hackathon, we ran the Public Vote Favorite system set up in 2020. It was important for us to engage the audience, and this gave them the opportunity to vote for their favorite project and win some prizes — all the while learning about the amazing projects at Criteo. It is also worth noting that there were several Sustainability or DEI-oriented projects submitted during the 2021 edition. In fact, one of these projects, Eco-friendly Ads, was awarded the bronze medal of Public Vote Favorite, an indicator of how meaningful these topics are to Criteo’s teams. To reduce the event’s environmental impact, participants were also given the option of whether or not to order event swag.

iv. Wellbeing, inclusion and diversity at work Employee health and safety is a priority for Criteo. We devote time and efforts across all locations to provide a positive employee experience, work-life balance, and the healthiest office environment for its employees. In 2021, our top priority remained the safety of employees, as continuously reaffirmed by Criteo’s CEO Megan Clarken throughout the COVID-19 pandemic. Keeping the health of our people across all our locations at the center of our priorities, Criteo continued implementing several measures in 2021 to support them in facing that exceptional situation in the short term, but also anticipating longer-term consequences. 1. Safety and wellbeing at work a. Management of the COVID-19 pandemic As in 2020, 2021 was a particularly challenging year worldwide with the management of the COVID-19 virus. For global businesses such as Criteo, the pandemic is a multifaceted challenge. Of course, the health of our employees was and still is our primary concern, including their well-being when working remotely in possibly complicated or stressful conditions. Following the pace of the pandemic, we continuously adapted to the ever-changing country-level measures (e.g. countrywide lockdowns). More than ever, communication with our people proved essential to address everyone’s concerns and propose adequate solutions. While the COVID-19 situation in 2020 resulted in office lockdowns, 2021 presented different but equally important challenges with the opportunity to gradually reopen our workplaces. Our offices started reopening at the beginning of the year with an acceleration from May onwards. In order to ensure a safe return to offices, a worldwide COVID-19 roadmap was set up and made it possible to make tailored decisions depending on the regions/countries where Criteo operates. This roadmap, approved by the Leadership team and shared with all the employees in April 2021, was composed of three distinct risk phases: red, amber, and green. Each risk phase was determined by a set of location-specific factors (e.g. formal government guidance, office preparation, return-to-work training completion rate), which allowed Criteo to make the most appropriate and transparent decisions in each location. Throughout the year, regular risk reviews were conducted by the Criteo Leadership team, and the current status of each location was shared with employees. Where getting back to the office was authorized (amber and green status countries), employees were asked to book desks through a dedicated tool in order to meet office capacities (amber countries) and analyze their new working habits. Simultaneously and while offices were gradually reopening, Criteo announced during the year that the “work from home” period was extended until June 2022, at the earliest. The aim of this measure was to offer employees who so wished for the possibility of continuing to fully work from home without pressure. In the wake of the COVID-19 pandemic, Criteo created a specific program to ensure employees would still be able to work in the best conditions possible. We partnered with an external firm to provide psychological support, a partnership which is still active today (see section d.). This specific program also includes financial support of between $600 and $800 (depending on locations) for each employee to buy suitable equipment (screens, ergonomic chairs, desks, etc.) for teleworking. Lastly, the onboarding program is now completely redesigned and adapted to welcome new joiners remotely through the new Learning Management System called Learning Quest (see section iii. 4 related to Training). Throughout 2020, communication with employees regarding the COVID-19 situation was essential to Criteo and remained so in 2021. The COVID-19 Steering Committee, created in February 2020, is composed of representatives from all our geographies and functions. This Committee is still active in 2021 and continues to communicate to employees on a weekly basis. Criteo carried out two new surveys in February and September 2021. As with the previous surveys, the purpose was to obtain feedback on employees’ current feelings and concerns, to identify measures that have been well-received and to know what could be improved in terms of new working habits. These surveys tackled a wide range of topics, from well-being to productivity to social opportunities with other employees. With respectively 76% and 81% response rates, both surveys received very high response rates from employees. The results of the September 2021 Hybrid Working survey show that Criteo is improving in terms of employee well-being compared to the February survey, with scores reaching respectively 76% and 64%. The general sense of wellbeing is relatively high compared to other companies. Indeed, 86% of employees feel that Criteo is genuinely concerned about employee physical and mental wellbeing and 96% feel well informed on the topic of COVID-19 and Hybrid Working. The additional ergonomics support put in place also received very positive feedback and helped employees to deliver their best work and feel well- 79% of them feel well equipped in terms of tools and knowledge to successfully work in a hybrid world. Lastly, in the wake of the pandemic and following up on the numerous requests made by employees and the results of the surveys, Criteo continued thinking about ways to improve its policies in relation to new working habits in 2021. This includes finding new ways of ensuring a good work-life balance for employees as well as adaptation of our offices to meet new ways of work expectations. Criteo’s new Hybrid Working policy was thus announced internally in December 2020 and a first version of it came into effect as of January 1st, 2021. This policy has been reviewed over the course of 2021 based on new input from employees. It was communicated to employees and will go live in 2022 when the COVID-19 situation has sufficiently improved. The global Hybrid Working Policy and guidelines will be interpreted and applied in accordance with all applicable laws, and to the extent this policy conflicts with or is inconsistent with applicable law in any respect, applicable law will take precedence over this policy. b. Safety at work At all times, Criteo aims to ensure a safe workplace environment. Launched in 2019, the Health & Safety Management System (H&S MS) project was completed and approved at the end of 2020. It has been rolled out in 2021 on a global scale. The main aim of the H&S MS is to establish a global standard across the Group in terms of safety norms in offices (fire protection, etc.). This HS management system was established based on an assessment of H&S related topics, local standards and practices in each of the countries where Criteo is located, retaining the strictest criteria as the Group’s standard. In addition, each workplace has named a H&S referent in charge of implementing Health & Safety tasks. H&S referents have received specific training regarding their roles and responsibilities. In 2021, the Global H&S Manager introduced a new H&S Management System Tool, a platform where to store all H&S related documentation and data. This tool is managed by the Criteo H&S referents. The H&S Department supported the business issuing two new policies in 2021: the “Lone Workers

Policy” and the “Roles & Responsibilities Policy”. The first policy is to give guidance to Employees and Managers when alone in the office, suggesting best practices to prevent accidents and keep them secure. The second policy defines all roles and responsibilities within the H&S structure. This created more clarity and consistency among all involved departments (Workplace, People, H&S teams). The H&S Department also supports the COVID-19 Steering Committee, especially with the Ergonomics (work from home set up) and safety rules to be applied for each of the COVID-19 “risk phases”. The safety of employees travelling for business is also important to Criteo. Criteo relies on an International SOS Assistance tool to complement the existing employee emergency assistance with AXA healthcare. This tool acts as a 24/7 hotline for support on security issues, especially when travelling. It also tracks all Criteo travelers so that they can be identified and Criteo can reach out to them in an emergency. c. Work-life balance and employee wellbeing Criteo is committed to promoting employees’ physical and mental wellbeing at work. To this end, regions are allocated a budget, distributed between the offices, to encourage employees to exercise. Sports and physical activities are part of Criteo’s DNA and each region normally provides employees with the opportunity to exercise with social and low-cost services by offering virtual wellness activities such as yoga, massages, or virtual sports classes. Despite the COVID-19 pandemic, Criteo adapted the benefits to be possible virtually in 2021 (e.g. online events, FEEL GOOD program, etc.). Most offices around the world provide standing desks to their employees without requiring a medical prescription or specific ergonomic seating, which requires a medical prescription. Based on individual needs, these special appliances enhance overall comfort in the workspace. In the context of generalized teleworking due to COVID-19, Criteo decided in 2021, as a follow-up of 2020 actions, to bear the costs of ergonomic seating and desks to ensure employees can work in the best conditions from home. Criteo is also sensitive to the mental wellbeing of employees. While it can be difficult for people to open up about mental health concerns, Criteo has rolled out several initiatives to make this process easier for our employees and support them. Criteo ran a pilot with 225 employees with a leading mindfulness and meditation app in 2021 and just decided to sign a contract with them to extend it to all employees globally to support wellbeing. To ensure a no-stress environment at the office and at home, Criteo offers an employee assistance service across all countries. This free and confidential external helpline service can be reached 24/7 for advice and support on a variety of issues. In all countries, employees can also benefit from free counselling sessions, offered by an external provider and available in all local languages of our Criteo offices. The program also offers assistance in daily life matters, such as sourcing services like child and elder care, or legal or financial services. Whenever a specific incident occurs that could have a negative impact on employees’ mental health (such as the COVID-19 pandemic), our Criteo’s People and Workplace teams create tailor-made solutions as soon as necessary in order to support them. In the case of critical incidents, the People Team coordinates with our employee assistance provider to offer individual and group support. At Criteo we also try to provide help to employees where we can when they face personal challenges that local regulations do not permit them to address. Criteo is striving to be as competitive as possible in every country in terms of health insurance, going beyond what national regulations might require.

An example of this is the CARROT program, which launched in the United States in 2021. This program is an employer-sponsored inclusive fund to pay for fertility treatments and family-forming services. It covers fertility education and assessments, fertility preservation (egg, sperm, and embryo freezing), in vitro fertilization (IVF), donor-assisted reproduction including gestational carrier services, and adoption, as Criteo’s insurance does not offer financial support for such expenses. All permanent U.S. employees are eligible regardless of their gender, sexual orientation, single or couple status, etc. Criteo plans to extend the CARROT program globally to be available for all employees by 2023. Since CARROT’s launch, Criteo has committed to cover up to $10K USD of care treatments and services per employee. The program has so far been received with considerable enthusiasm. Lastly, two more measures were taken in 2021 to consider the changes brought by the pandemic in terms of ways of working, and how they impacted the typical workday for our employees with much longer periods of online presence required: - In April 2021, Criteo launched monthly “Quiet Fridays.” The first Friday of each month became” meeting-free” days, intended as an extra opportunity for employees to be able to work while disconnected. Criteo announced in October 2021 that this initiative would be made permanent, extending it beyond the COVID-19 pandemic. - In May 2021, Criteo announced an extra day off for all employees on May 28th, 2021 in recognition of their hard work in the first quarter of the year, and as an opportunity to disconnect. - Also, a learning path called "Disconnection policy" is now available on the new Learning Management System (LMS) for all employees 2. Employee relations Communication and transparency are important areas of focus at Criteo. a. Internal communication For internal communication regarding the company’s y, Criteo hosts a company-wide “Global All Hands” event twice or thrice per quarter, led by the CEO and members of the Leadership Group. During this event, they provide key business updates and allow employees to ask questions. Each department has regular functional “All Hands” to disseminate further information on key business priorities and performance metrics. Changes involving systems, processes or other issues impacting employees are communicated in information sessions to supplement emails on the topic, allowing employees to ask questions or raise concerns. In addition, many groups have Slack channels to communicate real-time updates and feedback to employees. Social media channels are also used to inform both external and internal populations. For instance, in 2020 we implemented an internal social media platform, Sociabble to inform employees in a more interactive format (named internally as “CAKE” for Connect and Keep Engaging). As of December 2021, 2 655 Criteo employees are connected to the platform, with around 90% of active users. A global intranet is also available, called “myCriteo”, gathering many functional portals to allow employees to easily access all information needed: People Portal, Global Shared Services Center (finance), Internal IT, Criteo Brand Center, Communications portal, Legal, R&D & Product Events, Criteo Cares (CSR program), Compliance & Ethics, Data Quality, Travel portal, Risk Management, COVID-19, Procurement, Transformation, Sales, Voices, Diversity, Equity and Inclusion, CSE Criteo (France only), Security, Health & Safety. The People Portal, an HR intranet portal meant to allow employees to have easier access to HR- related information, policies, and contacts, including both global-level and country-level specific information, serves as one strong example of the internal communications accessible to employees. Since it opened in 2019, our “People Portal” has been very popular, and it was further leveraged since the beginning of the COVID-19 pandemic for communication to employees, providing a full section on COVID-19 topics to keep our employees informed. Another example is the user-friendly ticketing solution that is used by employees to ask HR-related questions (policy, benefits, etc.). It is also used as an internal tool within the People team to allocate and track work between different teams. The service is well-used by employees with about 12,000 tickets logged by employees in 2021. Internal IT also proposes a similar user-friendly ticketing solution (4000 tickets logged in 2021) to assist employees with any IT-related questions/topics. We also conduct other programs like “Coffee Break with C-level” where each member of the Leadership group invites a small group of employees - randomly chosen - to share a virtual coffee break via Zoom to ask questions and share with the C-level members (the CEO, CPO, CTO, etc.). In 2021, 428 employees had the opportunity to meet with our CEO for a “Coffee Break”. To allow networking among Employees despite the work from home context, Criteo continued in 2021 the “Donut” program launched in 2020: a matching system based on Slack channels, where two randomly chosen, employees are matched to share a virtual coffee together. It occurs every two weeks, alternatively at country level or at the regional level (EMEA, APAC, AMER). Lastly, since the beginning of the COVID-19 pandemic, we reinforced internal communication by sending regular emails to all employees, giving them as transparent information as they need on the evolution of the situation and the health and security measures put in place. We also created a dedicated intranet space to share all the information related to COVID-19: security measures, ergonomics, well-being, work from home, office opening (etc.). b. A culture of feedback and engagement We strive at Criteo to create a culture of feedback and continuous learning. We, therefore, promote feedback at different levels of the organization as an important part of our company culture: for example, the People team supports managers and employees through dedicated trainings to give and receive feedback in a constructive way. As part of this effort, changes were made to the Performance Review process in 2020. The biannual cycle now includes more frequent feedback conversations between managers and employees, with the addition of a mid-year touchpoint for all employees. This Performance Review program is managed centrally by a program manager as part of the People team. It includes onboarding and exit feedback surveys to get a good understanding of the onboarding experience at Criteo as well as an understanding of why people leave the organization, and how we can improve as an employer. In some cases, face-to-face exit interviews with employees who leave voluntarily are also used to pinpoint the main causes of turnover and better understand and address potential issues. We also regularly give employees the opportunity to share their feedback on different aspects of their employee experience in a more formal way through employee surveys. As one of the main initiatives,

Criteo continues its partnership with Glint, which will support our employee listening and feedback strategy to focus on improving the employee experience. Criteo regularly runs company-wide employee surveys to measure engagement over time and understand our strengths and areas for improvement. In 2021, we conducted one full engagement survey. This survey reviews scores from 17 questions and > 2000 qualitative comments left by employees. In addition, and as mentioned previously (see section iv. 1), we ran two COVID 19 and hybrid work surveys to understand the specific situation and needs of our employees during the pandemic. These surveys also included more general questions on employee engagement. In 2021, our overall engagement score is 74 on a scale from 0 to 100, matching exactly the external Tech industry benchmark. 77% of survey respondents recommended Criteo as a great place to work and 73% of respondents said that they were happy working at Criteo. The main strengths identified through the engagement survey were the following on a scale from 0 to 100: - Manager (86): the survey respondents declared that they would recommend their direct manager to others. - Authenticity (82): the survey respondents confirmed that they feel comfortable being themselves at work. - Feedback (81): the survey respondents said that their managers provide them with feedback that helps them improve their performance. - Wellbeing (76): the survey respondents said that Criteo takes a genuine interest in their wellbeing. - Expressing Opinions (76): the survey respondents said that, while at work, they felt comfortable expressing opinions that diverge from the group. Results are reviewed at different levels of the organization and all managers have immediate access to their team’s feedback. They are encouraged to have conversations with their teams about strengths and areas of improvement. Results are also reviewed by the People and the Management team, and at the department and organization level. At all levels, managers are encouraged to openly share and discuss the results and involve employees in making improvements. At the group level, a plan for improvements was approved by the management team and communicated to employees through written communication and at the Global All Hands meetings. In 2021, Criteo did not roll out a manager survey as in previous years, but employees had the opportunity to provide feedback about their direct managers through the engagement survey. Based on the results, managers can identify areas for professional development. Every manager gets a detailed report of the feedback provided by their teams. Results are reviewed and action plans defined for managers with the People Business Partners. To help managers and employees achieve their goals and empower them in a collaborative way, we provide all Criteo employees with unlimited access to the LinkedIn Learning platform (see section iii.4 related to Training). Lastly, in 2021 we gave employees the opportunity to share their feedback on the COVID-19 measures implemented by Criteo again. Two COVID-19 and Hybrid work surveys were rolled out and the results are displayed in section iv.1 related to Health & Safety.

c. Employee recognition Spotlight is Criteo’s global recognition program, available for all employees within a platform. It launched in 2019, and the goal is to reward every small or big thing employees are doing at Criteo. To do so, we have put into the program a variety of rewards. Some are social recognitions (“Merci”) to recognize everyday great contributions, point-based recognitions (“Applause”) to reward great achievements performed during a month, and a quarterly Standing Ovations exercise to reward exceptional achievements. The platform also allows us to recognize great actions performed for Criteo Cares or even to celebrate employees’ Criteo anniversaries. With an activation rate above 97%, the platform is a success and is used across regions and departments. More than 37,000 recognitions have been received by Criteo employees in 2021. Several events around Spotlight have been carried out since launch to ensure everyone knows about it and uses it in the best way possible (e.g., Black Friday celebration, holiday celebration, Spotlight 1st year anniversary, etc.). With remote working, it’s more important than ever to ensure employees are properly recognized on a regular basis for all the great things they achieve. In May 2021, we announced an extra day off for all employees on May 28th, 2021, in recognition of their hard work during the first quarter and as an opportunity to disconnect. 3. Inclusion, diversity and equal opportunities a. Criteo’s Strategy for Diversity, Equity, and Inclusion (DEI) After a year rich in initiatives in 2020 when Criteo demonstrated that Diversity, Equity, and Inclusion are at the heart of our company's values now more than ever, we approached 2021 as a time to strengthen existing programs and realign our ambition and actions. This year was dedicated to formally establishing the foundations of our DEI strategy and defining clear long-term plans. As stated in the 2020 CSR Report, our new SVP DEI joined Criteo in March 2021. This recruitment, one of the first decisions made by our CEO Megan Clarken, is intended to continue to reinforce Criteo’s commitment to DEI. The Senior Vice-President of DEI is directly sponsored by the CEO office and works closely with Criteo’s Human Resources Direction and teams. At the same time, the DEI team has continued to grow with the arrivals of three employees in August 2021 as part of our “Voyager” internal mobility program (temporary assignment). Together with the Head of DEI and HR teams, they will help enforce Criteo’s DEI strategy for eight months. The objective of the DEI team is to spread a day-to-day DEI culture, to develop a strong DNA within Criteo and to be the link between the employees’ communities (Employee Resource Groups - ERGs) and the Leadership Team. In 2022, the DEI team will expand. We will create three regional program management roles (permanent roles), covering Americas, EMEA, and APAC respectively – reinforcing our efforts to ensure that DEI continues to be a priority throughout all our locations. Many projects have been implemented and will be continued in 2022, but the following actions were especially important for the definition and implementation of our DEI Strategy: 1) Development and communication globally of our Global DEI Vision and Commitments available here 2) Definition of a clear DEI Policy, integrated into the global DEI Roadmap into the global DEI Roadmap

3) Development of **DEI Learning paths**, starting with Unconscious Bias training for all Criteo employees and Compliance training on Anti-harassment and Discrimination (see below)
4) Definition of a specific Disability Policy (see section d. below)
5) Strengthening of Criteo's Culture with the introduction of an **Inclusion Index** (see below)
6) Aligning with Criteo's seven **Community** Groups (mentioned earlier as "ERGs") to support allyship, sponsorship, and community support throughout our DEI culture (see sections below)

We ensured that our Global DEI Vision and Commitments are widely communicated internally (e.g. internal website, newsletters, Slack messages, Zoom events, etc.) and externally (e.g. Social media, partnerships, blogposts, website, etc.), and are representative of Criteo's DEI culture and priorities.


DEI Roadmap
Focused Hiring Programs to Increase Diverse Talent Opportunities
Measurable hiring programs focusing on attracting diverse communities – women, disability, BIPOC, LGBTQ+
Early talent programs (interns/graduate) with non-conventional education facilities
Strengthening Criteo's Culture of Inclusion & supporting awareness
Established DEI Learning paths to drive awareness, understanding and compliance to DEI.
Establishing a DEI Learning culture through learning, mentoring and sponsorship.
Increase Criteo's DEI Employer Brand & External Profile & Recognition
Strengthen external partnerships, networks and opportunities to drive visibility to Criteo's DEI commitment.
Publicize success stories and build external DEI brand and recognition of achievements.
Create clear Governance and Frameworks to support DEI strategy
Develop and communicate clear policies and frameworks that support DEI priorities and principles.
Establish compliance processes to protect Criteos and support the employee experience.
Establish the Foundations
Build the Infrastructure
Gain momentum
Deep Integration
Best in Class
Industry Leader
CRITEO

More information on Criteo's DEI vision and commitments is available on the company's website, here.

DEI Learning paths

In 2021, **specific e-learning trainings related to Diversity, Equity, and Inclusion** were developed globally. These trainings, available to all employees, aim at strengthening employees' commitment by providing them with a wealth of knowledge on DEI topics. Criteo's employees had the opportunity to gain knowledge with unconscious bias training. For instance, in the United States, employees have access to a compliance module dealing with Anti-harassment and Discrimination. We plan to extend Anti-harassment and Discrimination training to other countries in the first quarter of 2022 as a part of our annual compliance training agenda globally.

In 2022, we intend to invest in further DEI-related training and learning paths, focusing on training hiring managers as a first priority, reinforcing our commitment to strengthen our inclusive culture at Criteo.

Inclusion Index

In **2021 Criteo calculated its Inclusion Index** for the first time. This Inclusion Index was established

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based on employees' answers to four cultural questions focusing on *Authenticity, Belonging, Safety in Expressing Opinions* and *Inclusive Leadership*. It should enable Criteo to identify expectations, areas of improvement, and strengths in terms of DEI culture. For this first year, **Criteo scored 75/100**, a very good score that we aim to maintain for the coming years.



Our Diverse Representation
42%
Total Female Population
35% Female Manager
28% Female Director +
33% C-Suite Female
14%
Female Tech Population
10% Female R&D
18% Female IT Function
43% Female Product
30%
US Under-represented Minority
18% US under-represented minority manager
16% US under-represented minority Director +
14% US under-represented minority Female
Global Inclusion Index
75%
Very High*
Measured through our bi-annual Voices Survey (2021) based on four questions focusing on:
Authenticity, Belonging, Psychological Safety and Inclusive Leadership
*Benchmarked externally against global organisations
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Returnship Program

Criteo started working in 2021 on a **Criteo Career Returnship Program**, specifically aimed at attracting external talents who are looking to return to the workforce. This program specifically targets people who have taken a career break (e.g. due to parental or caregiving reasons) and wish to return to the workforce with adapted work conditions.

The Returnship Program is being launched in February 2022 and will comprise a six-month support program which will include a new hiring process, dedicated onboarding, training and mentorship, as well as options for flexible working patterns and hours.

DEI objectives and targets

In 2021, Criteo also started working on **identifying key measurable objectives** that will drive our efforts toward building an inclusive workplace. Criteo already identified the following targets that the company wishes to track:

- **Inclusion Index:** drive continued improvement from current Inclusion Score through future surveys and maintain our Inclusion Index score at 75/100 or above.
- **Pay Parity:** continue to sustain pay parity with a bi-annual review of our global population, and thus preserve the long-term benefits of the Pay Parity action plan activated in 2021 (see section

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[20] Figures on this picture are rounded up.

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iii. 3).

- **Female representation in Tech roles:** increase the ratio of female employees in our R&D teams to 30% by 2030.
- **Female Leadership:** increase female talent pipeline to achieve higher female representation into management and leadership roles, internally and externally through mentoring and internal development focus. Increase **female pipeline** with **closer to 50%** promotions globally (vs. 38% EOY 2020 and 46% EOY 2021).
- **Harassment/Compliance training completion rate:** achieve 100% "active" employee completion within 12 months of launch.

This work regarding our DEI objectives is essential to drive an efficient and impactful strategy. It is still ongoing and is intended to be continued in 2022.

b. Gender equality

Promoting gender equality at all levels of the company

Criteo is taking steps towards gender balance and equality with an increase in female employees in 2021 in both the general population of employees, as well as manager positions.

Gender equality	Total employees		Managers		Directors and VP (Vice President)	
	2020	2021	2020	2021	2020	2021
Male	1,402 (59%)	1,538 (59%)	341 (69%)	340 (67%)	151 (70%)	167 (71%)
Female	964(40%)	1,085 (41,3%)	153 (31%)	170 (33%)	66 (30%)	67(29%)
Total	2,366	2,624[21]	494	510	217	234

Our long-term efforts to attract and retain female talents over the five past years are demonstrating progress, as shown in the graph below:

[21] Total headcount is not equal to the sum of female and male headcount since one of our employee is non-binary.

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PERCENTAGE OF FEMALE EMPLOYEES
YEAR-TO-YEAR
36,9%
37,5%
38,6%
39,5%
40,4%
41,3%
2016
2017
2018
2019
2020
2021

Criteo aims to hire talent without gender discrimination and promote fair opportunity regardless of gender. In 2021, 44% of employees promoted were women, more than the share of women employees in the company (41,3%).

Our global roadmap for gender equality

Criteo is leading several gender equality initiatives that are part of a DEI global roadmap. In 2021, the following key actions can be highlighted:

- The monitoring of the evolution of recruitments in terms of gender equality through **the global People Diversity Dashboard** that was launched in 2020. This dashboard allows the People Team to monitor the distribution of the workforce by gender and by age (evolution of headcount, recruitments, etc.) quarterly. It is aimed at better understanding and fostering diversity within the workforce.
- Each quarter we update our representation metrics following legally reportable criteria, and these are shared both internally and externally on our website and our DEI People Portal. These include global gender representation (total female, female managers, female directors, female Tech), and for our US-only population we report on representation of US Minorities or BIPOC (total US BIPOC representation, US BIPOC Managers, US BIPOC Directors, US BIPOC women). We have set goals for ourselves to reach the external benchmark for these diverse populations to ensure a continued focus on attracting, retaining, and developing our diverse talent at Criteo.
- In 2021, and as mentioned in the 2020 report, we continued to extend our **secondary care parental leave** for employees from two weeks to four weeks. All our employees across our locations worldwide are now offered this extended leave, often going much further than local regulations when it comes to leaving for secondary parents. In line with our DEI principles, it is now offered to all our employees who are secondary parents, regardless of the gender or marital situation.
- In France, a **gender equality agreement** was signed in 2014, renewed in 2018 and **renewed again in 2021 for three years**. It aims to build awareness around gender equality matters and is a warranty of compliance with the principle of non-discrimination. It promotes equal pay, equal access to training, and equal opportunities for career development and promotions. It also encourages diversity in recruitment processes. Several measures have been put in place by Criteo in order to achieve these goals, such as prohibiting unjustified pay differentials,

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increasing the number of promotions granted to women to 37% of the total amount of promotions awarded by the company, and increasing the proportion of women in all the different types of positions and pay ranges by 2% per year in order to reach 38% representation in three years.

- We continued the **partnership with 50inTech, launched in 2020,** to raise awareness for and support women Tech leaders through skill development. We make sure to advertise technical positions to female talent and to encourage them through the recruitment process.
- Lastly, as a **signatory member of the Tech for Good Call**, Criteo made strong commitments for the improvement of women's representation in leadership positions. In 2021, Criteo reaffirmed its support for the Tech for Good Call led by French President Emmanuel Macron. As a prominent member of the Tech for Good initiative since 2019, Criteo intends to empower staff from all backgrounds to fulfill their potential and **achieve 30% of women in leadership roles by 2022 as well as 30% of women in Tech roles by 2030**.
- In 2021, Criteo won three DEI awards:
    - 2021 Diversity Award with France Digitale
    - 2021Organization and Culture Award with the International Innovation Awards (IIA)
    - 2021 Diversity Champion Award and Inclusion Award
- Megan Clarken was listed as an honoree for Campaign US' Female Frontier Award for the "Leading the Charge" category.



Congratulations Megan!
Selected as a 2021 honoree for the
Campaign US Female Frontier Awards
LEADING THE CHARGE: TECH
#FEMALE FRONTIER
Megan Clarken
Chief Executive Officer
criteo
FEMALE FRONTIER AWARDS 2021
campaign

- Megan Clarken also has been **featured as part of the HERoes 100 Women Role Model List for 2021** for her actions promoting Diversity, Equity, and Inclusion.



heroes
yahoo! finance
Megan Clarken | Ranked #1
Women Role
Model Lists 2021
CRITEO

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In addition, the Women@Criteo Community was relaunched in 2020, as part of our Criteo Cares initiatives (see below). We have revived our partnership with 50inTech in 2021 and have a new partnership starting in 2022 with Women who Code and Girls who Tech in Spain. The Women@Criteo Community: Women@Criteo is an inclusive community that aims to transform and promote gender equality at Criteo. The group's mission is to be a catalyst for the advancement of women in the workplace at Criteo and in our industry to promote equal access to all opportunities across our organization. Through initiatives such as training and coaching, seminars, open discussions, networking, and mentorship, Women@Criteo aims to engage, empower and inspire employees. 2021 has been another banner year for this community with over 300 members, over 190 attendees at each event, and increasingly ambitious outreach initiatives. Its leaders and ambassadors are particularly proactive and allow Gender Equality issues to have a strong voice at Criteo! Focus: Actions taken by the Women@Criteo Community in 2021: • International Women's Week Allyship Roundtable with our Executive Leaders! They discussed their experience with allyship and their commitment to fostering a culture of equality as inclusive leaders. • International Women’s Week kicked off with a great APAC/EMEA event with leaders. • International Women’s Week - Coffee & Conversation with our CFO. We learned about her background, her experience joining Criteo, as well as her thoughts on leadership and mentorship, women in the workplace and allyship. • International Women’s Week – Fireside Chat with CEO, Megan Clarken and our Chairperson, Rachel Picard talked about their career journeys, achievements and challenges, and the role of females advocating for gender parity. Targets for 2022: • Organizing 2 major global events per year (Achieved in 2021) • Organizing 2 initiatives per year with other communities (Parents, BIPOC, Pride) (New objective for 2022) • Having at least 200 attendees at each global event (190 attendees on average in 2021) • Having at least 25% of Criteo employees in the community by the end of 2022 (10,5% as of Dec 31, 2021) Inclusion of LGBTQIA+ people When addressing gender equality issues, Criteo also considers the inclusion of LGBTQIA+ people in the company. • Partnership with “MyGwork”: business community for LGBTQIA+ professionals, students, inclusive employers, and anyone who believes in workplace equality. Our partnership reinforces our commitment to offer an inclusive and authentic workplace, and allows us the opportunity to network, mentor, and build relationships both inside and outside of Criteo in support of the LGBTQIA+ community. • Inclusive Language Guidelines established for all Criteo employees to focus on how we communicate internally and externally. Alongside this we are launching Inclusive Language Training available for all Criteo employees to attend.

• Megan Clarken has won the L'Autre Cercle LGBTQIA+ Role Model Award and signed the LGBTQIA+ Charter with L’Autre Cercle. Criteo has signed the LGBTQIA+ Charter of L’Autre Cercle a leading association for the inclusion of LGBTQIA+ people in the professional world. Through this signature, Criteo is committing to create an inclusive environment for LGBTQIA+ employees, ensure equal rights and treatment for all employees regardless of their sexual orientation or gender identity, and much more. The initiatives below are primarily carried out by our internal Pride Community. The Pride Community We stand for an open, inclusive, and safe work environment. Our Pride Community aims to provide visibility and a sense of belonging for LGBTQIA+ members and allies. We recognize that race or ethnicity, biological gender, culture, age, ability status, class, faith, and other social characteristics influence our sexual orientation, gender identity, and gender expression. We take an intersectional approach to our work. Fighting one form of discrimination means fighting all forms. We are committed to promoting equity, dignity, and respect. Multiple, intersecting identities and personal stories make up our community. Criteo wants to be part of a positive social change where human rights are always defended. Pride Community encourages an open and inclusive work environment where Criteo employees can be themselves and feel supported. In 2021, the Pride Community set up many projects and events starting with the “That's my Name” project to reflect the names our colleagues want to be identified with, rather than their legal name. Focus: Actions taken by Criteo’s Pride Community in 2021: • “That’s My Name” project: This project allows all Criteo employees to choose the name they wish to be known by and have appear in the company systems and tools. We understand that the ability to use a preferred name is essential to feel welcome and included. It is a big step to keep creating a safe space for every employee within the company. • LGBTQIA+ and WORLD AIDS DAY Quizzes – We asked employees to test their knowledge to raise awareness about inclusion. A major barrier to the visibility of minorities is that many people doubt that there are inequalities in the workplace. This was a great way to educate employees. • Megan introduced the 'Welcoming Pride Month' event for IAB UK. This conference brought together some great leaders for a look at how the digital advertising community can best support LGBTQIA+ people who work in the industry, and what digital platforms, publishers, and Ad Tech suppliers can do in Pride month — and year-round — to support the Pride cause. Targets for 2022: • Having at least 200 people in the community by the end of 2022 (166 as of Dec 31, 2021) • Producing 10 contents (such as guidelines, blogposts, articles, interviews) per year (12 initiatives in 2021)

"Diversity starts with you, and then it adds me, and them and all. Diversity is a tapestry. A tapestry is beautiful if it's many squares, when it's mixed. We are all diverse in our own way, we are all special. Diversity is accepting that and coming together in harmony. All of us."
Megan Clarken
CEO, Criteo
CRITEO

Parenthood support

Criteo is very happy and proud to announce that a new community was created in April 2021: the **Parents Community**. This new community demonstrates the continued commitment of Criteo and its employees to Diversity, Equity, and Inclusion.

The Parents Community was created following an internal initiative carried out by two of our employees. In particular, our employees who are already parents have expressed their desire and interest in creating a community. For many of them, their parenthood journeys may be accompanied by stress, fear, or questions. This community aims to support parents throughout their parenting journey, from the moment they discover their future parenthood to their return to work and beyond.

Focus: Actions taken by the Parents Community in 2021:

Created in 2021, the Parents Community started carrying out actions with:

- **A quiz regarding Child Bonding leave** in April to raise awareness about this topic.
- A **Kick-Off event** in May with the community leaders and their executive sponsor.
- A **session** during which a male employee shared his **experience** in building a family as a gay person living in Barcelona.

Targets for 2022:

- Organizing two awareness events per year (Achieved in 2021)
- Having at least 400 people in the community by the end of 2022 (220 as of Dec 31, 2021)

c. Social diversity

In 2021, Criteo continued to work closely with various organizations, aiming to increase focus on the most impactful projects. **The two partnerships concluded in France in 2020 were still active in 2021, with the organizations Article 1 and Simplon**.

- **"Article 1" and "Simplon"**: more than 15 volunteers from Criteo committed to actions with those two organizations in 2021. As part of the Article 1 initiative, our volunteers engaged in long-term mentoring (three years) to provide students from socially diverse backgrounds with professional training and resources. The Simplon initiative is aimed at helping students prepare for interviews and behave professionally through workshops or face-to-face meetings led by Criteo employees.

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In addition, a new volunteering platform was launched in 2021, called GIVING by Alaya. Through this platform, our employees can volunteer to support causes which are important to them. This platform includes a wide variety of non-profit organizations to give our employees the freedom to use their VPTO (Volunteer Paid Time Off). Since 2018, each employee can take two days per year to engage in a mission alongside a local charity. In 2021, 58 employees used their VPTO days to give support to non- profit organizations. This new platform aims to centralize many causes offered to our employees. As such, a project to integrate the partnerships mentioned above is underway. The Education Community: Created in 2020, the Education Community is built on a rich legacy, with several historical actions and partnerships that were recently completed. Volunteers in the Education Community believe we can fight inequality of opportunities through education. Our goal is to support and help the under-represented segment of the employment market: people coming from disadvantaged backgrounds, unemployed, refugees, and women. We have different audiences – from high school students to refugees or people re-entering the professional world. In 2021, more than 15 volunteers from Criteo committed to actions with “Article 1” and “Simplon” associations, our three main partnerships. As part of the Article 1 initiative, our volunteers engage in long-term mentoring (three years) to provide students from socially diverse backgrounds with professional training and resources. The Simplon initiative is aimed at helping students prepare for interviews and behave professionally through workshops or face-to-face meetings led by Criteo employees. Those partnerships are currently active in France, but in 2022, we intend to expand these actions in other countries, primarily the United States, with the support of our Education Community. Focus: some of the actions taken by the Education Community in 2021: The internal Education Community’s objective is to address inequality of opportunity through education. At Criteo we believe in applying our skills, experience, and expertise to serve others. Volunteers from the Education community have the opportunity to coach young students, train middle school students in coding, and accompany high school students in their orientation, among other initiatives. Thanks to the feedback from our partnerships in France (see above paragraph), the Education Community, with sponsorship from Criteo’s executive team, recommends that Criteo extends these partnerships in 2022 and implement similar initiatives in the U.S. Targets for 2022: • Having at least 200 people in the community by the end of 2022 (105 people as of Dec 31, 2021) • Sending two Education and Giving Newsletters per year (Achieved in 2021)

d. People with disabilities In November 2021, a new Global Disability Policy was launched at Criteo which will support more inclusive hiring practices. Criteo is committed to ensuring equal access and participation for people with all types of disabilities (either physical or mental, and visible or hidden). We are committed to treating people with disabilities in a way that allows them to maintain dignity, respect, and independence. Our Global Disability Policy demonstrates our commitment to fostering and supporting a diverse workforce, and to integrating equal opportunities for people with disabilities into Criteo policies, procedures, decisions, and operations. In 2021, our People teams and our internal Critenable Community have worked on initiatives to better include people with disabilities in the workforce. The COVID-19 situation put a halt to some of those actions (particularly those linked to the workplace environment), but several initiatives were implemented in 2021, particularly awareness-raising actions such as: • An International Week of Persons with Disabilities which was held virtually in November by the Critenable Community and the People Team (see below in the “Critenable Community” section). • A new pilot training called ‘Barrier Free Recruitment’ was set up with our Talent Acquisition Team and Hiring Managers, focusing on removal of barriers and welcoming people living with a disability (hidden or visible). • A new training was launched to smooth the recruitment process for disabled candidates named “Hiring people with disabilities”. • Criteo participated in the Hello Handicap forum (French recruitment forum dedicated to people with disabilities) in May and October. • Following its creation in 2020, a toolkit for managers specifically addressing inclusion for disabled employees has been implemented in the Portal People in 2021. It aims to better welcome and support employees and is also available on the disability page on Criteo Cares internal website. In the future, Criteo intends to increase the number of employees with disabilities in the workforce by working with specialized agencies and networks, as well as providing internal training and awareness to our talent acquisition and hiring teams on supporting more inclusive opportunities throughout the hiring and onboarding process at Criteo. We have a commitment to expand awareness globally through the engagement of our Critenable Community (ERG) at Criteo. The Critenable Community: The Critenable Community was initially created by a group of employees from the People team who believe we need to better take care of our employees with disabilities, whether they are visible or invisible. It is now an open group composed of Criteo employees who discuss and act together to build a more accessible world for people with disabilities, wherever they are (outside or inside Criteo). We believe creating more awareness around people with disabilities is critical to create a more inclusive world and to become an even more inclusive company. The Critenable Community commits to improving the employees who have disabilities’ experience at Criteo: we want to take action so that these employees can demonstrate the full capacity of their creativity, innovation, performance, success. Some 2021 actions of the Critenable Community:

• Two awareness campaigns with concrete actions: actions such as the "Critenable quiz" and the “Did you know campaign” allowed Criteo employees to better understand people with disabilities, to become allies for them, and to share their knowledge and educate their colleagues, family, and friends. • Critenable Day (May): The community hosted an event with Team BRIT - a motorsport team – was held. Team BRIT aims to inspire people with disabilities, PTSD, and mental health issues, by demonstrating what can be achieved through motorsport. • International Weeks of Persons with Disabilities (November): During these two weeks, a quiz, and some challenges to raise awareness about disability issues were put in place through our new platform, GIVING by Alaya. Moreover, a virtual event with D&A (Diversity and Ability) was held, along with another Team BRIT event to raise awareness about disabilities. Additionally, in France, the community welcomed two interns with disabilities (for a day) as part of the "DUODAY" initiative. The employees also organized a sign language workshop and two events with external speakers. At the same time, 15 employees took part in an "OPKDO" mission with Handicap International (via the Giving by Alaya volunteering platform). Target for 2022: • Having at least 250 people engaged in the Critenable Community by the end of 2022 (118 people as of Dec 31, 2021) e. Inclusion for the BIPOC22 Community In 2021, Criteo continued its involvement with the BIPOC Community. One of the key actions was to develop the network of leaders all around the world and particularly in EMEA. Several initiatives were organized in terms of inclusion and diversity applied to the BIPOC Community, including but not limited to: - Partnership with the Boyd Initiative, to support helping young black professionals discover careers in advertising and media and encourage applications for open vacancies at Criteo. - Expansion of the BIPOC Community globally, with the addition of an EMEA Community Leadership role to support more global awareness of race and ethnicity globally. - Additional support and training sessions led by our Employee Assistance Program to support employees at Criteo during crisis events (such as the attacks on the Asian American Pacific Islander (AAPI) communities in the U.S. in 2021). - Criteo Cares community events focused on awareness and allyship including cross regional keynote speaker panels, external panel events, Juneteenth celebrations, Black History Month events – welcoming anyone in Criteo to listen, participate talk about their experiences. - Introduction of key representation metrics assessed against U.S. industry benchmarks to drive focus on continued improvement on US diverse community representation at Criteo. Criteo will continue to heighten awareness internally to support its BIPOC Community and to reinforce the power of allyship to strengthen its culture of inclusion. In 2022, a DEI Program Manager for the Americas will also join the DEI team to specifically support the United States focusing on increasing opportunities to attract, retain and develop underrepresented minorities. 22 Black, Indigenous, and People of Color

The BIPOC Community: The Black, Indigenous, and People of Color (BIPOC) Community at Criteo was inspired by the BIPOC Project. We believe in the power of the community as we know that we are stronger together. Above all, we need to show solidarity and commit to fighting against racial inequalities and racism. The BIPOC Community’s mission is to create a culture that empowers employees of color by creating safe spaces, providing resources for career development, and offering educational opportunities to the Criteo community. The BIPOC Community runs a book club, mentorship programs, and volunteer events to help us all learn and grow together. Actions taken by the BIPOC Community in 2021: • For Black History Month: The BIPOC Community hosted Grammy-nominated jazz drummer, Eric Harland. Eric joined the BIPOC Community for a fireside chat with the Executive Sponsor of the community and BIPOC leaders, answering some questions and talking about the state of jazz music. He ended the chat with a short performance. The BIPOC Community also organized a Quiz and a “Did you know” campaign to raise awareness. • To support our AAPI colleagues: Since the pandemic started two years ago, the Asian American Pacific Islander (AAPI) community has suffered a series of violent, racist attacks in the U.S. and globally. Criteo wanted to speak up against the intolerable acts of hatred and violence towards the AAPI community and show solidarity and commitment to fighting against racism. Criteo created support sessions for AAPI employees in the U.S. and the People team is looking at long-term actions they can take to create a more diverse and inclusive workplace. In April 2021, the CSR team launched a donation matching campaign for Asian American Advancing Justice. All the participants donated nearly $1,100 USD. Criteo matched their donation to Asian American Advancing Justice. To celebrate Juneteenth in the U.S. - also known as Freedom Day and Emancipation Day– the BIPOC Community organized a mixology class and a cardio dance Class. • In October, our BIPOC Community celebrated Hispanic Heritage Month and Black Movement, similar to the annual Black History Month celebrations in February in the United States. This is an opportunity to recognize and support our BIPOC Community, and to understand and build our communities throughout Criteo as community members and as allies. To commemorate this event, Criteo invited three external speakers to talk about their own experiences as a part of the BIPOC Community. Dr. Kamel Hothi, TLC Lions Non-Executive Director, Hamou Bouakkaz, ex-Deputy Mayor of Paris, Suresh Raj, Global Chief Growth Officer for Virtue from TLC Lions talked about their own experiences, perspectives, and challenges that they have faced in their professional and personal lives. Whether in the United States, Europe or Asia, they gave an open and transparent perspective on their own race and ethnicity. This is a critical topic that Criteo wants to build more understanding and awareness around. The BIPOC Community also hosted a BIPOC Roundtable session to talk about unconscious bias. • A Criteo University session took place in October to speak about Black representation in media: a conversation with an advertising association, followed by a BIPOC roundtable about unconscious bias in November with three colleagues to learn more about the issue. Targets for 2022: • Increasing attendance and engagement levels (no data for 2021) • Having at least 250 people in the BIPOC community by the end of 2022 (154 people as of Dec 31, 2021) In the future, we plan to continue to develop our actions for the BIPOC Community. For example, we are working to relaunch “Courageous conversations” about race and inclusion within the company starting in February 2022, following the great example set up by our CEO Megan Clarken on racial diversity. She wrote the article “Embrace Discomfort. Stand Together. Create Change”which was shared with all employees. f. Non-discrimination and prevention of harassment Criteo’s Code of Business Conduct and Ethics is applied across all locations and includes the principle of non-discrimination. Consequently, Criteo applies its equal opportunity policy (also called non-discrimination policy) which strictly forbids all forms of discrimination, whether at the recruitment stage or afterward with regard to promotions, salary increases, and benefits, and specifies that no employee may be discriminated against based on gender, race, ethnicity, religious belief, disability, national origin, veteran status, marital status, or sexual orientation. Today 88 nationalities are represented in Criteo’s global workforce. It is therefore very diverse, with a strong mix of local talent and people from different cultures and backgrounds. While the majority of our workforce is less than 40 years old (81% of employees), we are focused on our commitment to provide equal opportunities to all without discrimination on the basis of age, be it through external hires or internal promotions. Hires and promotions of employees above 40 years old 2020 2021 - Share of employees over 40 years old in hires 8% 10% - Share of employees over 40 years old in promotions 11% 9% Criteo also recognizes the importance of freedom of speech for employees. Consequently, no discrimination is directed at employee representatives. Our internal regulations provide a policy and measures to prevent moral and sexual harassment in all locations, in compliance with local legal requirements. The principle of the harassment ban is also included in the company's Code of Business Conduct and Ethics. In 2021, specific training was developed regarding unconscious bias and anti-harassment and discrimination, which all Criteo employees are required to complete (see section a. DEI Learning paths).

v. Reduce Criteo’s environmental impact 1. Criteo’s environmental approach At Criteo, we care about the environment and have long been working to reduce the impact of our activities on the planet. Accelerating the formalization of our global long-term environmental strategy is one of our top priorities in 2022. As an important company in our industry, Criteo wishes to do its part and contribute to international efforts in curbing climate change and other environmental threats. This strategy will be built together with the Leadership team, the global CSR manager, and operational teams, with oversight from our Board of Directors, and will consider best practices and recommendations from leading initiatives such as CDP23 or the TCFD24. Until the sustainability strategy is more formally defined in 2022, Criteo continued its ongoing efforts to minimize the environmental footprint of the company in 2021. The nature of our activities leads us to implement tangible actions such as management of the data centers and its data resources, promotion of green offices, and raising awareness among employees about sustainable practices that will prevent harmful consequences for the environment or society. More detailed information regarding these actions is available in the following sections. Criteo also participates in leading initiatives carried out by the Tech industry that aim to better consider the environmental impacts of the sector. One such initiative is the Planet Tech’Care manifesto, which Criteo signed with a French professional union in the digital industry25. This initiative brings together players from the French digital ecosystem who have committed to reducing their environmental footprint. Additionally, since April 2020, Criteo has been chairing the Interactive Advertising Bureau France (IAB France) – our industry trade body. Within this engagement, working groups have been set up in Europe to measure the environmental impact of digital advertising campaigns and come up with solutions to mitigate their inherent risks. Criteo has been leading work with the IAB France to measure the carbon footprint of ad campaigns and IAB France will be delivering collateral in 2022 to harmonize industry standards regarding how we effectively measure our carbon footprint. In fact, for some years now, Criteo has observed growing expectations from regulators and in public opinion in relation to the environmental impact of the sector. We have thus taken an active role in recent parliamentary discussions in France to promote cleaner standards and practices across our industry (including new open-source hardware and software requirements to increase the repairability and lifespan of equipment or tax rebates for end-of-life hardware that is being reused or redistributed). We will continue to engage with policymakers to encourage greener industry standards in Ad Tech in the months ahead. 23 Carbon Disclosure Project 24 Task Force on Climate-related Financial Disclosures 25 Syntech numérique

Lastly, in compliance with the French law “PACTE Act”26, Criteo’s shareholders approved the Company’s request to modify the Company’s by-laws to include that the Board shall consider social and environmental aspects when defining the Company’s strategic orientations. The amended by-laws went into effect in 2020. 2. Environmental impact of Data Centers and hardware a. Energy consumption and GHG27 emissions due to data centers Criteo’s operations rely on large Data Center units and several smaller networking rooms, also known as Points of Presence (POPS). POPS are similar to small-sized Data Centers. In 2021, Criteo had its servers installed in 11 Data Centers worldwide, all of which belong to external service suppliers. Among those 11 Data Centers, 9 are data processing centers, and the remaining 2 host network POPS. Criteo’s server infrastructure accounts for one of its largest environmental impacts. A team dedicated to capacity planning oversees optimal allocation of infrastructure resources according to business objectives. This means that human resources are dedicated full time to optimizing Criteo’s infrastructure usage regarding costs and power usage. Data Center rightsizing is a long-term and continuous effort, which involves resizing Data Centers in terms of server volume to increase energy efficiency all while maintaining the same quality of service — and being able to respond to future business growth. With the thorough machine refurbishing that has been performed in recent years, Criteo estimates that one new server in operation now does at least as much work as two previous ones: the new processors are answering twice as many requests per second for one watt consumed (QPS/Watt). But beyond energy efficiency, the overall environmental footprint of the server infrastructure “from cradle to the grave” must also be considered when identifying the characteristics that will result in minimal environmental impacts. That is why Criteo has launched a Carbon Footprint assessment covering the entire lifecycle of its Infrastructure (see below for more information). Results from this assessment will help us define the most sustainable approach. Meanwhile, the current policy is to extend the lifecycle of new servers as much as possible28. Criteo actively seeks to enhance sustainable practices among vendors of services (hosting and hardware recycling) as well as hardware procurement. For each new Criteo project, the company releases a Request for Proposal (RFP) to several potential partners, and one of the main criteria of the decision matrix is labeled as “Eco Responsibility”. This criterion encompasses various questions about the energy-saving processes, the source of energy of the Data Center, its Power Usage Effectiveness (PUE)29, which shouldn’t exceed a rate of 2, and other eco-related topics. The hardware devices we have today require open-source possibilities, to avoid software end-of-life limitations and increase hardware reparability, and spare part availability. 26 Plan d’Action pour la Croissance et la Transformation de l’Entreprise (Action Plan for the Growth and Transformation of Companies) 27 Greenhouse gas 28 See the dedicated paragraph about e-waste management 29 PUE is the ratio between the total electricity consumed by the Data Center and the electricity consumed specifically by the servers, meaning that if a Data Center has a PUE rate of 2, it consumes the same amount in auxiliary utilities (cooling, lighting, etc.) as the core consumption of computing devices.

Electricity consumption and CO_2 emissions in Data Centers (DCs)	2020	2021	Var.
Total electricity consumption	68,511 MWh	66,175 MWh	-3%
Share of electricity from renewable energy sources	91.7%	99.7%	+8%
Share of data-center consumption compared to total consumption (including offices)	95%	97%	+2%
CO_2 emissions generated by data centers (post offsetting efforts)[30]	3,693 tCO_2	153 tCO_2	-96%

The evolution in Data Center electricity consumption in 2021 is because several locations were rightsized throughout the year, such as Japan and Singapore. Also, we aim at rightsizing other projects in Europe in the course of 2022.

While the **electricity consumption of Data Centers has increased** since 2016 (as a result of our activity growth), the related CO_2 emissions are controlled and have kept decreasing thanks to Criteo's efforts in reducing their carbon footprint (as shown in graphs below). As we are not able to supply Data Centers directly with decarbonized energy, we offset the carbon emissions by buying renewable energy certificates.



DATA CENTER'S ELECTRICITY CONSUMPTION FROM 2016 TO 2021 (KWH)
80 000 000
70 000 000
60 000 000
50 000 000
40 000 000
30 000 000
20 000 000
10 000 000
0
21 345 120
30 363 307
40 808 240
62 234 179
68 511 612
66 175 435
2016
2017
2018
2019
2020
2021

[30] Regarding the calculation method of CO_2 emissions, for data centers totally powered with renewable energy or for where we use renewable energy certificates to offset emissions, the emissions are considered to be zero. For the other data centers the local factor is used (for more details, see methodological note).

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As of 2021, 99.7% of the Data Centers’ energy consumption is supplied from decarbonized sources or offset through certificates. The remaining 0.3% comes from our new data center located in Singapore and for which the electricity purchased is not yet renewable. Since 2020, Criteo compensates 100% of the Hong Kong Data Center energy (which was not the case previously). As mentioned previously, Criteo has been working since 2020 with a consulting firm to perform a complete carbon footprint lifecycle assessment that covers all emissions on scopes 1, 2 and 3 for Data Centers31. The main interest of this analysis for Criteo is to better understand the carbon footprint of the equipment purchased and the real impact of scope 3, thereby confirming the relevance of Criteo's strategy which is relying on Data Centers with the longest possible lifespan to cushion the impacts of manufacturing. In 2021, the carbon footprint of Criteo’s IT infrastructure was evenly distributed between scope 2 (power usage) and scope 3 (manufacturing and end-of-life) with 75% and 25% of emissions respectively. This confirms that Criteo should not only work on the reduction of the Data Centers’ energy consumption and the use of renewable energy sources, but also on the optimization of scope 3 emissions. The emissions decrease observed in 2021 was a result of fewer server purchases during the year. 31 The emission scopes correspond to three categories of greenhouse gas emissions depending on their sources: direct emissions linked, for example, to the use of fossil fuels (scope 1), indirect emissions linked to energy consumption such as electricity (scope 2), and finally other indirect emissions linked, for example, to the manufacturing and use of products (scope 3).

2020 data: 45 500 tons of CO2 2021 data: 43 000 tons of CO2 The scope of each emission category is defined below: - Electricity consumption: the emission related to the electricity directly consumed by the data center during the year - Energy upstream: the emission related to the energy required to produce electricity like exploration, drilling, and extraction - Purchases of goods and services: the emission related to the manufacturing and delivery of the servers - Others: all other topics related to the data center: network, bandwidth, cables, fibers, waste… Methodology: The power consumption of the data center for the year and the servers purchased during the year. This methodology does not take into account the servers already in production.

b. E-waste management Since 2016, in order to reduce the amount of e-waste32 generated in the Data Centers, Criteo has asked for a guaranteed extension for servers from three to five years. Criteo works with a subcontractor to handle decommissioned equipment, which is operating in all the cities where the company’s offices are located except for Sao Paulo, Istanbul, and Moscow. The majority of this equipment can be reused and is resold on a second-hand market, while the remainder is considered as waste, which can be partly reused or recycled. In 2021, 215 tons of assets related to infrastructure activities were decommissioned. Among these 215 tons, 206 tons of them were reused in other data centers or put back on the market. Finally, Criteo produced 9 tons of e-waste, compared to 3 tons in 2020, due to infrastructure activities. Other e-waste from the workplace, such as employees’ phones and computers, is not discarded at the end of life but instead given or sold back to a reseller. As a result, Criteo’s actions allowed for the refurbishment of 452 kgs and the recycling of 4.08 tons of office e-waste in 2021. With regard to employee’s hardware equipment, our new 2021 policy no longer forces the renewal of computers purchased from 2021 onwards (older devices were renewed in 2021 for safety and operational reasons). This reflects a more sustainable approach that lets employees change their equipment when they feel the need. Anyone can request a change of workstation after three years, but this will no longer be incentivized by the IT department. Employees who do not request a replacement will keep their equipment, even with an expired guarantee. 3. Environmental impact of Offices and Travel a. Green offices While Criteo does not own the buildings it occupies, we have undertaken a company-wide commitment to limit their environmental impact. This starts with the selection of our buildings. Each office location is reassessed roughly every five years, when contracts with landlords are set for renewal. This assessment considers increasingly demanding environmental factors. Our global action plan is to switch to better offices in terms of the environment whenever possible, ideally certified LEED or BREEAM. Thus, many of our offices were built according to high environmental quality building norms, for example: - In Paris, the building housing Criteo’s headquarters is NF HQE33 certified. - The Singapore office is in a building that has been awarded the prestigious Green Mark Platinum Award. - The Barcelona office is in a LEED34 Gold building property while the Boston office is part of a LEED Platinum building. - Criteo’s Los Angeles building was honored by Culver City’s City Council and local utility representatives as a Sustainable Business Innovator. 32 Electronic waste, or commonly called “e-waste”, describes discarded electrical components or electronic devices. 33 NF HQE: Norme Française “Haute Qualité Environnementale” (French standard for green building certification) 34 LEED: Leadership in Energy and Environmental Design

- Our London office is in a BREEAM[35] certified building.

In 2021, the equivalent of 69% of our offices are covered by a green certification based on offices areas in m² (compared to 68% in 2020)

The issues that are managed by the landlord, such as waste management or heating for example, also balance the final choice. The environmental performance of buildings has thus become a key decision factor for Criteo.

b. Optimizing use of office space and real estate footprint

COVID-19 has accelerated new ways of working, which in turn will impact the use of office space. Inevitably, Criteo, like other companies, has moved towards a reduction of real estate footprint, for instance by relocating some offices to co-working spaces (e.g. Stockholm, Seoul, Beijing, Sydney, Milan, Miami) and sharing workspaces through the reconfiguration of premises (e.g. Tokyo, Singapore, New York, Paris, Boston). The effects of this change could be beneficial from several angles; for Criteo, this serves as an opportunity to not only reduce energy consumption and the resulting carbon footprint but also pave the way for internal guidelines for sustainable refurbishment to be further developed in the years to come. For instance,

- In Tokyo, instead of the usual restoration of dismantling the old office space, all fixtures, fitting, and furniture were fully taken over by a neighboring tenant on an as-is where-is basis, minimizing energy and material use as well as waste during the dilapidation and refurbishment.
- In Singapore, 61% of old furniture and electronic appliances was donated to charity organizations for reuse, and 8% was retained to minimize disposal to 31%.

c. Energy consumption due to offices

Criteo has also taken numerous actions aimed at reducing energy consumption of offices.

In several offices, lighting is automatically switched off at night or motion sensor activated. Highly energy-efficient LED lighting is installed across many locations where feasible. The default settings for all laptops are also configured to reduce energy consumption from employees' IT equipment, by going into sleep mode when the laptop is not used and into low battery mode (lower energy consumption) when it is not plugged in.

Air conditioning is also a source of energy consumption that Criteo aims to monitor and control. For example, the air-conditioning system is automatically shut off or significantly reduced during the evening after normal working hours in several offices. Heating, ventilation, and air conditioning in major offices such as New York and Tokyo are set to run during reasonable working hours at an adequate preset temperature.

Electricity consumed in offices	2020	2021	Var.
Total office electricity consumption	3,522 MWh	2,262 MWh	-36%
Total per employee	1.34 MWh/employee	0.86 MWh/employee	-36%
	19.1%	26.6%	7.5%

[35] BREEAM: Building Research Establishment Environmental Assessment Method

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% from renewable energy sources The continued drop in office energy consumption in 2021 and since 2020 is mainly due to a decrease in consumption in the EMEA and Americas offices, a consequence of the pandemic and the now widespread teleworking work habits that have spread across Criteo and will remain in place as part of our Hybrid Working policy. Due to the complexity of obtaining data for small offices, actual electricity consumption has been collected only for offices with more than 50 employees. Two exceptions in 2021 are the offices in Gurgaon, India and Seoul, South Korea, which account for more than 50 employees for the first time this year and were thus included in the CSR scope (6% of Criteo’s workforce, as a percentage of the total CSR workforce), but for which it is impossible to collect actual consumption data as both are located in shared spaces. For other offices (with less than 50 employees), data is estimated based on a ratio per employee. They account for about 12% of the total electricity consumption. In 2021, this percentage includes the Gurgaon office and Seoul office mentioned above. One of Criteo’s offices (Ann Arbor, U.S.) is also using natural gas for heating. However, based on an assessment performed by Criteo in 2019, the gas consumption is not significant and represents about 5% of our office energy consumption. For this reason, it is not reported nor taken into account in the calculation of our carbon footprint. d. GHG emissions due to offices and travel Criteo’s most significant greenhouse gas emissions historically come from the electricity consumed in data centers and offices, but also during business trips36. We have obviously seen a significant change in working habits since 2020 and the beginning of the pandemic but continue to closely monitor the impacts of business travel and endeavor to reduce them. Criteo tries to limit emissions by avoiding flights whenever possible, attending video conferences instead of physical meetings, and not offering company cars in employees’ compensation packages. We are also looking at ways to minimize the use of individually owned private cars. Many of Criteo’s offices are located in areas easily accessible by public transportation and do not have a parking lot, therefore discouraging employees from commuting in their private cars. In many of Criteo’s offices, public transportation is subsidized to promote public transportation usage. Before the pandemic, working from home was already allowed in several Criteo offices, either in accordance with local regulations and policies or depending on practices in the country for our sector of activity. Although offices reopened during 36 According to the greenhouse gas protocol methodology, Criteo can classify its greenhouse gas emissions associated with electricity consumption and business trips respectively to scope 2 and scope 3.

the year, remote working continued to be widely practiced everywhere, and will continue being so in future years (see section iv. 1 regarding our Hybrid Working policy).

CO_2 emissions	2020	2021	Var.
From electricity consumption (offices) – in tCO_2	887 tCO_2	554 tCO_2	-38%
From business trips[37] – in tCO_2	1,234 tCO_2	370 tCO_2	-70%
Carbon footprint per employee (offices consumption + business travel) – in tCO_2/employee	**0.8 tCO_2/employee**	**0,4 tCO_2/employee**	**-56%**

The continued decrease in carbon emissions from business trips since 2019 is a reflection of the pandemic's impact, as business travel was paused, and borders were closed.

With the pandemic, remote working became the norm for all employees in 2020 and has remained the norm throughout 2021. Therefore, business travel and commuting have been greatly reduced. Both account for a -70% reduction compared to 2020 in our travel-related emissions. It is also worth noting that Criteo's carbon emissions from business travel amounted to more than 7,700 tCO_2 in 2019, meaning it has **decreased by 95% in two years**, between 2019 and 2021.

We expect this impact to be long-lasting as new ways of working become more widespread. In parallel, employees are relying more on remote working tools such as Zoom, which also generate energy consumption and GHG emissions, which raises different challenges for the future.

e. Office waste

All of our offices sort and recycle waste whenever possible. We have equipped most offices with waste recycling bins, and some have battery recycling containers. In addition, clear signs about waste classification procedures are on display in most of Criteo's offices to ensure employee compliance. To limit waste, employees are encouraged to use mugs instead of disposable cups in several offices.

A **"Zero Waste" initiative** was launched in 2018 in the Americas. This initiative, which took the Zero Waste International Alliance (zwia.org) framework as a reference point, was based on audits of waste streams and the introduction of actions such as the removal of individual non-sorted waste bins, the removal of single-use supplies such as cups or plastic bags, the installation of recycling bins in all locations, signage, or awareness actions related to food waste. Composting solutions were also made available in several buildings where allowed.

While we had planned to extend this campaign to EMEA and APAC offices in future years, the pandemic has put a stop to the "Zero Waste" initiative. We aim to restart these actions as soon as working conditions allow employees to go back to work in offices.

f. Responsible procurement for offices

[37] Business trips include business trips by plane and business trips by train

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We are taking steps to implement an approach to responsible purchasing of furniture, office supplies and events, by including sustainable criteria in the choice provided (compostable, recycled, etc.). Even though this is not our main area of impact, we are aware that global companies such as Criteo have a responsibility to challenge the ecological impact of the small supplies they are using, including cups, pens, disposable cutlery, etc. As for furniture, Criteo established guidelines regarding a ‘recycle, reuse, or relocate first approach. During the refurbishment of an office, the last choices to be considered are to donate, and as a final resort only, to dispose of used furniture. Criteo looks at the best sustainable options offered by suppliers (for example, the chairs in our Paris offices have a ten-year guarantee), in order to close the lifecycle loop. For instance, during the refurbishment of the Singapore office in 2021, 61% of existing furniture was donated and 9% was retained while only 30% was disposed of as part of our sustainability effort. g. Employees’ green initiatives Historically, Criteo has relied a lot on local, internal, or external initiatives to promote environmental responsibility, led by individual offices or employees. Due to its service-oriented activity, Criteo’s main direct use of natural resources besides energy relates to paper and water. The nature of Criteo’s business allows employees to promote a paperless work environment and if printing is necessary, employees are advised to reuse one-sided printed paper or print double-sided when possible. Regarding water, Criteo has deployed sustainable development practices in most offices by using sensor-equipped faucets and two-level flushing toilets. Until recently, Criteo’s campaigns focused on environmental actions were launched mostly on a local or regional basis. Since 2020, Criteo Cares initiatives have spread across all business units and countries. The Green Community: The Green Community aims to raise awareness of climate change and support the company's transformation to a more responsible future. Our group of passionate volunteers helps all teams across the company to implement more sustainable and ethical initiatives to limit and offset the impact of our business on the planet and on people. - Nearly 200 members - 1 global leader and 4 regional leaders - 2 executive sponsors (CTO and CPO) The main focuses: - Working with different teams to help them reduce our impact - Raising awareness of climate change and environmental issues, and educating employees about sustainability - Supporting our company in its business to be more responsible and sustainable Some actions of the Green Community in 2021: • Tree-Nation: in December 2020, Criteo teams extended the work they were doing with Tree-Nation by creating a “Criteo global forest”. Criteo plants trees in the Criteo Forest to congratulate Criteo employees active in Criteo Cares communities with 7,408 trees being planted so far. For instance, the teams planted trees to thank all the people who completed challenges on the new volunteer platform, GIVING by ALAYA, for its launch. In the future, the Green Community and the events team plan to work with Tree-Nation for offset projects, such as our corporate events. • Green Talks: 1. For World Earth Days, the Green Community organized an internal talk with Tree-Nation to learn more about carbon offsetting. The founder of Tree Nation talked about the creation of the organization, why planting trees is important to save the planet and offset carbon emissions, and how people can get involved with Tree-Nation! 2. The Public Affairs Manager shared the initiatives our Infrastructure team is leading to reduce our carbon footprint during an IAB France webinar on "Advertising and Eco- responsibility". 3. For World EARTH DAY, we organized a talk on Air Quality Event with Charlotte Lepitre. Charlotte Lepitre is a policy officer specialized in health and environmental topics like air quality, endocrine disruptors, or nanomaterials. Since 2019, she works for the French air quality monitoring observatories. 4. In recognition of World Earth Day, we organized a session with Jen Gale, author, podcaster, and passionate believer that we all have the power to change the world! This was a good way to be empowered about climate change, discover why the climate is changing and the impact it has on our planet, and learn how to take small, doable steps to make the planet a better place. 4. Addressing climate change While Tech companies may have relatively lower environmental impact compared to other sectors and may not be as exposed to critical climate risks today, we know our activity still may have an impact on the planet, and we understand the importance of addressing and responding to climate change. In particular, we understand the need to better assess and integrate climate-related challenges, through a dynamic process. For example, we could be impacted by short-term business disruptions resulting from the increasing intensity and frequency of severe weather/natural disasters caused by climate change. We know that these events may affect data centers or our suppliers’ activities and could potentially have a direct impact on our processes. As such, we continue to analyze this emerging risk to establish appropriate response strategies and we have started working with an external firm of experts in order to set up a long-term environmental strategy. Our impact As previously mentioned, we are currently performing a complete GHG assessment that will cover all emission scopes 1, 2 and 3. This will help us define a roadmap to set realistic GHG emission and energy- reduction goals. We aim at setting up a long-term and committed environmental strategy in 2022 across all our operations, in order to improve our understanding of the challenges that climate change holds for our company, and design suitable solutions to manage them. Our stakeholders We understand the need to do the right thing for our planet, our communities, and our stakeholders. From a business perspective, consumers’ behaviors are evolving toward more environmentally conscious habits, just as regulatory pressure to promote responsible consumption is increasing. Those trends could prefigure major changes in some of our markets, generating risks but also presenting us with key business opportunities. As we strive to minimize our environmental impact and promote sustainable habits in the workplace, we believe this will also contribute to strengthening our ability to attract and retain key talent.

vi. Sustainable relationship with stakeholders 1. Dialogue with stakeholders Dedicated departments maintain relationships with internal and external stakeholders through a variety of channels. Criteo’s main stakeholders include: - Employees (see section iii. & iv.) - Clients, prospective clients, and publishers (see section vi. 2) - Investors and shareholders (see section vi. 3) - Technology partners, suppliers and subcontractors, and data-center operations (see section vi. 4) - NGOs (see section iv. 3) - We also engage with other categories of stakeholders through actions and initiatives not detailed in this report, including public authorities and regulatory bodies, start-up networks, industrial associations and professional networks, journalists and media influencers, research centers and labs, employee representatives and unions, banking partners, financial analysts and influencers, schools and job applicants, and partner non-profit organizations. It is worth noting that in 2021 our Legal department set up a working group entitled the ‘Product Ethics Committee’. Its purpose is to address potential concerns that our stakeholders may raise about the personalized advertising industry (see paragraph vii.1. for more information). We also extended our consultation with external stakeholders in 2021 as part of the update of our materiality analysis presented in introduction to the CSR report. 2. Clients and publishers Criteo’s Platform, Marketing and Operations team collaborates closely with Criteo’s clients and supply partners to deliver expert consulting, fast and smooth integration, and ongoing campaign management to ensure the optimal use of Criteo’s technologies and the attainment of clients’ business objectives. With dedicated Sales and Account Strategy, Creative Services, Analytics, and Technical Services teams, Criteo’s clients receive seamless, high-quality support and actionable insight, which are key factors in Criteo’s ability to maintain close to 90% client retention every quarter38 since 2011. The Global Marketing team at Criteo is made up of regional field marketing, brand strategy, marketing analytics and insights, content, marketing operations, digital marketing, and strategic planning. Together, these functions drive brand awareness, new customer acquisition, growth of existing client and partner business, and customer loyalty through a series of integrated programs that combine digital marketing, sales enablement, events, social media, and thought leadership activities. Criteo provides unique inventory and access with unparalleled reach to its clients through the Supply Publisher and Platform Partnerships teams. These teams work with premium publishers, local SSPs, and 38 Quarterly retention rate represents the percentage of live clients during the previous quarter that continued to be live clients during the current quarter.

global ad exchanges to directly integrate their systems with Criteo via header bidding or real-time bidding technologies. Through our deep relationships and technical integrations, we help publishers in widespread verticals and major markets to distribute content and tools while supporting the free flow of information across the open internet. These direct connections allow partners to tap Criteo’s constant demand while Criteo’s clients receive access to the highest quality inventory across channels and formats to deliver the best possible campaign performance. In order to continue improving the quality of its services and to create a trustworthy relationship with clients, Criteo conducts an annual customer satisfaction survey (CSAT Survey). Close to 1,800 client contacts responded this year, representing almost 1,300 of our client accounts. The results of the CSAT survey are transmitted in real time to our employees in charge of client relations, in order to be aware of areas of improvement identified and provide personalized support to their clients. In 2021, this close- the-loop system resulted in over $24 million in protected revenue from detractor accounts that were deemed at risk. More information regarding the products and services offered to our clients by Criteo is available in the presentation of the business model in this CSR report’s introduction. 3. Investors and shareholders Transparency and accountability continue to underpin everything we do. Our management team along with our Investor Relations (IR) team are actively engaged with the investment community. In 2021, we participated in 21 investor conferences and non-deal roadshows. We also hosted a virtual investor day in June 2021, offering current and potential shareholders and sell-side analysts an opportunity to learn more about Criteo’s transformation, strategic initiatives, and ESG approach to drive long-term sustainable growth. We have a comprehensive Investor Relations website which contains current and archived presentations, webcasts, financial information, press releases, and other information about the Company that investors may find useful. To drive further awareness of our Sustainability efforts, we increased our IR website disclosures to highlight important actions and commitments around key topics such as DE&I and the reduction of our environmental footprint. We believe that proactively identifying and addressing evolving ESG risks and opportunities is critical to drive long-term value. We regularly refresh our materiality assessment, and in 2021 we especially leveraged feedback from analysts and investors among other key stakeholders (see section ii. 1 of this report) to identify and prioritize the issues that matter most to our business. As part of our ongoing commitment to transparency and in line with investor expectations, we are focused on enhancing our disclosures on material ESG topics. This year, we adopted the Sustainability Accounting Standards Board (SASB) reporting framework39 (see Appendix 1). We recognize that sustainability is a journey, and we are committed to further improving the disclosure of our impacts in the future. To this end, we intend to respond to the CDP40 Climate Change questionnaire and adopt the Task Force on Climate-related Financial Disclosures (TCFD) framework in 2022. Shareholders can reach the Investor Relations team directly by sending an email to investorrelations@criteo.com. 39 See our SASB concordance table in the Appendix 1 40 Carbon Disclosure Project

4. Subcontractors and suppliers Criteo aims to work with a network of reliable and responsible suppliers. To do so, the Procurement team has established several tools and processes over the years which aim to improve supplier selection and better monitor their performance through the definition of purchasing strategies, management of supplier quality, measurement of supplier performance, and supplier risk analysis. All these processes include Corporate Social Responsibility (CSR) criteria. In 2017, Criteo rolled out its global procurement policy including a statement related to CSR and the environmental policy of the bidders as a criterion that can be assessed in the scoring process whenever relevant. This statement is as follows: “Although Criteo’s activities do not have a significant effect on the environment, the company will seek, through the selection of its partners, to: - Comply with relevant regulatory and legislative requirements, standards and codes of practice. - Take environmental effects into consideration when purchasing goods or services.” When evaluating bidders’ responses to tenders or RFP, Criteo applies its own confidential criteria and weighting. The policy evaluation criteria are comprised of, but not limited to the following, which are not listed in any order of priority: - Compliance with specifications - Competitive pricing - Service delivery, capability, and responsiveness - Quality product/service offering - Overall supplier quality - Range of services offered - Proposed method of operation (ordering, delivery, invoicing) - Availability and relevance of reports - Availability and quality of references and relevant experience - Financial stability - Pricing structure and controls offered - Ability to interface with existing infrastructure - Options/Costing with respect to charges and delivery As already mentioned in the report, Criteo’s commitment to HSE (Health, Safety, and the Environment) is also made clear in the specific questions asked during the tender process for data center space rentals. In particular, the company expects potential suppliers to provide clear responses on their use of renewable energies, green procurement and certification. In addition, Criteo plans to enrich its suppliers’ risks management processes in 2022. This will include ESG/CSR risks analyses and the ambition to work with third parties to ensure that we are working with responsible vendors, starting with the most strategic ones.

vii. Ethics and Compliance Criteo has adopted a Code of Business Conduct & Ethics (the “Code”) setting out the policies and procedures that reflect our commitment to maintaining the highest standards of honesty, integrity, and ethics when conducting business. In particular, the Code points out the importance of respecting freedom of speech. In its Human Rights Policy, Criteo also abides several fundamental principles, namely: - The elimination of forced or compulsory labor - The abolition of child labor - The elimination of discrimination in respect of employment and occupation. Criteo’s Human Rights Policy is available on the company’s Investor Relations website here. 1. Ethics in our Ads We are aware at Criteo that being a responsible company also means proposing responsible services. While our services, by nature, do not have a significant social or environmental impact compared to other industries, we intend to anticipate and address rising expectations when it comes to ethics in our ads. For that purpose, Criteo set up a working group comprised of its Legal team and Artificial Intelligence labs in 2020 to reflect on the ethical nature of its service products. The leadership team has decided to create a Product Ethics Committee in 2021. The committee is chaired by Criteo’s General Counsel and Secretary, Ryan Damon and gathers executives from the Product, R&D, HR, Marketing and Commercial teams. The objective of the Product Ethics Committee is to ensure ethical product development in order to provide our clients and partners with trusted advertising and to maintain a sense of pride in Criteo about our company’s approach. The Product Ethics Committee anticipates and proactively seeks to respond to any ethical concerns before they are raised by our stakeholders or materialize. The Product Ethics Committee steers internal standards regarding Criteos’ products, while also acting as a multi- stakeholder and cross-continental forum to discuss and act upon regulatory and industry developments. The committee addresses issues such as: 1. Data collection and processing, including data security and privacy in the context of advertising or commerce insight; bias detection and remediation in the context of machine learning model development and application; etc. 2. Review of Criteo Advertiser and Publisher Guidelines to adapt to changing regulations. Lastly, our Supply Partner Guidelines were specifically established as to better control the practices of Criteo’s network of publishers when it comes to the use of our products and services, for instance regarding: - Content restrictions (alcohol, tobacco, gambling, firearms and weapons, etc.) - Ad placement (pop-ups, disruptive ads, incentivized or rewarded clicks, etc.) - Traffic quality (manipulation of personal information, cookie abuse, etc.) - Transparent supply chain

More information on our Supply Partner Guidelines is available on Criteo’s website here. On the demand side, the Advertising Guidelines also constitute a cornerstone of the ethical approach by defining what our clients can't do using our platform: restriction on products, restriction on targeting, etc. 2. Data privacy Criteo takes privacy protection and compliance very seriously. Processes and policies are put in place to protect and process data in compliance with applicable Privacy and Data Protection Laws. This includes the European GDPR (General Data Protection Regulation) that came into effect in May of 2018. Since our first product offering in 2008, we have delivered the highest levels of security and data privacy across our portfolio of products, technologies, and services in line with stringent European data privacy standards that we have chosen to apply to our global operations and business practices. Emphasizing the continued importance we place on data privacy, a privacy policy that covers all Criteo’s products is in place, implemented and regularly updated by Criteo’s Privacy Team. This privacy policy aims to be user-friendly and transparent for users regarding their rights when it comes to data and how to exercise them, for example, about the right to be forgotten. The Privacy Policy is available on Criteo’s website here. Guidelines specific applicable to publishers, including in terms of data privacy, are available in the Supply Partner Guidelines on Criteo’s website here. Also, the Advertising Guidelines have a section on privacy as well. a. Privacy by design Our Product teams develop every feature with privacy in mind; it’s the cornerstone of Privacy by Design, a sophisticated approach that ensures an industry-leading level of safety for marketers and consumers alike. Privacy by Design is Criteo’s long-standing practice and commitment to ensuring industry-leading privacy, security, and safety for consumers and marketers. It means that a senior team of privacy specialists is involved at every stage of the product development pipeline. We design products in challenging ourselves to collect as little as possible while also ensuring that our data collection practices do not allow direct identification of one individual. This is our data minimization commitment. As a result, Criteo's personalized ads are not based on the collection of directly identifying information related to a specific user, but are usually based on the placement of a revocable cookie or mobile advertising ID on a user device, after collecting consent when requested by law. Key elements of the Privacy by Design approach also include: - As required by the GDPR, since 2013, we have had a designated Data Privacy Officer along with a team of privacy experts. In fact, being aware of the importance of the subject, we had hired a Data Privacy Officer long before the GDPR regulations became effective. - These experts sit within the Product and R&D department. They perform ongoing Privacy Impact Assessments to monitor potential risks during the product lifecycle and proactively mitigate those risks. - The Data Privacy team delivers company-wide privacy training, enforces codes of conduct, and is integral to ensuring that we build best-in-class products and services.

We regularly review and document our internal policies, amend existing privacy policies as necessary, and enforce these policies with our partners and vendors. b. Strict security measures As required by GDPR, Criteo already maintains strict security measures when collecting consumer data from our clients. We utilize modern pseudonymous methods, including MD5 and SHA-256 double- hashing processes, which can be considered best practices under the GDPR, and never willingly store any directly identifying personal information about individual consumers. For compliance and optimal performance, we store European consumer data within the European data center that is physically closest to them. Going beyond compliance, we chose to carry out all data processing activities in Europe, where regulations are stricter. Also, in accordance with GDPR requirements, we implemented in 2018 a Privacy Compliance Management Software that allows us to track down and record all data incidents and problems in terms of privacy. It is also an obligation for Criteo to notify the Commission nationale de l'informatique et des libertés (CNIL, the French regulatory body in charge of personal data protection) within 72 hours if any incident occurs that could induce major risks for people’s personal data. No such incident occurred in 2021. In the context of the COVID-19 pandemic, Criteo observed an increase of phishing attempts. Specific video communications were sent out by our Internal IT team to address this concern as well as advanced phishing simulation in order to raise awareness to Criteo’s employees. c. Transparency and control Criteo has long recognized the need to balance relevant advertising experiences with privacy expectations while empowering consumers to control their experiences. While some consumers may understand this trade-off, we will do more to educate users on this. We are a proponent of transparency and control, and we lead industry and self-regulatory programs supporting these objectives. For example, we are fully committed to the AdChoices icon program led by EDAA, the FEDMA Code of Conduct, the IAB Transparency and Consent Framework, the IAB CCPA framework, the NAI Code of Conduct, or the Digital Advertising Alliance CCPA opt-out mechanisms. The AdChoices program allows consumers, with a single click, to see exactly where Criteo is using data, and how we protect their privacy. When a consumer chooses to opt-out, we immediately stop tracking and retargeting. We then remove all identifiers from their browsers, making it impossible to target them in the future. Per European data protection regulations, collected consumer-level data is only kept for 13 months. Also, in accordance with GDPR, Criteo is maintaining an assistance form available on the company’s website that can be used by all users, clients, or partners if they have questions or have experienced any issue in the way their data is managed. Criteo has an obligation to respond to such requests under 30 days. All the self-regulatory programs Criteo subscribes to are complementary to applicable US, European, and domestic laws. Many national-level governments explicitly support these initiatives though they do not provide for or infer legal compliance (including with GDPR or CCPA, the California Consumer Privacy Act), which businesses themselves are responsible for. These existing industry initiatives and self- regulations have succeeded so far in building up consumer trust. We strongly believe in the benefits of self-regulation, which enables us to meet customer privacy expectations in a fast-paced internet environment. We believe that this transparent, consumer-centric, and controllable approach to privacy empowers consumers to make better-informed decisions about how we use their data. We also actively encourage our clients and publishers to provide information to consumers about our collection and use of data relating to the ads we deliver and monitor. We believe our industry-leading privacy, security, and safety standards for consumers and our commerce and brand clients are key competitive advantages in the market. d. Industry leadership Regarding investment in Standards and Certifications, Criteo has an extensive number of certifications in place that are reviewed annually by governing and standards bodies, including: - Network Advertising Initiative Standards (NAI) - Interactive Advertising Bureau (IAB) Europe - Digital Advertising Alliance Self-Regulatory Principles for Online Behavioral Advertising - European Digital Advertising Alliance’s Self-Regulatory Principles - Digital Advertising Alliance of Canada’s Self-Regulatory Principles - TrustArc Also, as mentioned earlier in this report, in 2021, Criteo was proud to win three Culture and Diversity awards. More information about these awards can be found here. e. Data privacy at Criteo The same level of protection is offered for employees’ personal data as for users’ data since it is subject to the same regulations. In particular, the subcontractor in charge of handling Criteo’s e-waste wipes out all confidential and personal information from laptops and such when they collect employees’ IT material. Moreover, awareness-raising programs with regard to cyber-security are carried out for Criteo’s employees, and in 2021, trainings content was repurposed, reorganized and retailored to adapt to work from home needs and new processes. We also organized a “cyber month” in October 2021, aimed at making employees better informed of risks related to cyber-security and the way to prevent them through workshops, challenges, presentations, etc. The cyber month was developed with several talks organized throughout the month and more advanced security awareness content and gamification such as “Capture the Flag”.

3. Fight against tax evasion Criteo’s management is committed to ensuring that all their entities meet their tax obligations and comply with the relevant tax laws in each jurisdiction in line with the Code of Business Conduct and Ethics and OECD guidelines. As a multinational organization, Criteo does not undertake artificial transactions for the sole purpose of minimizing tax expenses or incorporating entities in tax heavens where there are no commercial activities. Criteo recognizes that by operating in multiple jurisdictions we are subject to taxation in several jurisdictions around the world with increasingly complex tax laws, the application of which can be uncertain. All risks cannot be avoided, as an overly cautious approach could have a negative impact on shareholder value. Criteo adopts a proactive approach to identifying, evaluating, and monitoring tax risks and managing all identified risks. For more details regarding tax management, please refer to our most recent Annual Report on Form10- K. 4. Anti-corruption Criteo prohibits corruption of government officials and the payments of bribes or kickbacks of any kind, whether in dealings with public officials or individuals in the private sector. Criteo is committed to observing the standards of conduct set forth in the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010, Loi Sapin II, French Anti-Fraud Act, as well as the applicable anti-corruption laws of all the countries in which we operate. To control the corruption risk, our employees are required to follow two main policies: - Criteo’s Code of Business Conduct & Ethics (updated Oct. 2020): Our Code of Business Conduct & Ethics, which includes a summary of our Global Anti-Corruption Policy, strictly prohibits our employees (or any third party acting on our behalf) from offering or accepting anything of value (including but not limited to gifts, meals/entertainment, money or services), directly or indirectly to/from a foreign government official, a political party, political party official, a candidate for political office, or private/commercial third party, for the purpose of influencing official acts, obtaining or retaining business or to secure an improper advantage. - Criteo’s Global Anti-Corruption Policy (updated April 2018) provides further details on our anti-corruption efforts and procedures, including definitions and examples of situations that present corruption risk, and the responsibilities of employees and managers to comply with the policy and ensure their subordinates do so as well. This policy also details our anti-corruption due diligence measures and procedures with respect to the retention of agents, consultants and other third parties, and summarizes the anti-corruption laws and regulations in the various countries where Criteo conducts business. All employees are required to complete an online anti-corruption training, either embedded into the Criteo Business Conduct & Ethics training or on a stand-alone basis, when they join the Company and from time to time thereafter, during the course of their employment with Criteo. We also have in place a global Whistleblowing Policy (see also next section), which provides guidance on the reporting and handling of concerns regarding any violation of laws and regulations, or any misconduct or unethical behavior. The Whistleblowing Policy applies to all Criteo employees, as well as Criteo’s directors, temporary workers, consultants, and interns in the context of their professional duties. Criteo regularly assesses its corruption risks and its controls in order to ensure ethical conduct by all Criteo employees and to raise overall awareness. These efforts include a periodic compliance risk mapping during which we review our corruption risks and identify controls to address any gaps that are noted during the assessment. 5. Alert mechanisms Every Criteo employee has a right and responsibility to report potential violations or questions regarding Criteo’s Code of Business Conduct and Ethics and obtain guidance when they are uncertain about what action they should take. When appropriate, Criteo encourages employees to talk with their direct managers first, as they will often be able to resolve issues quickly. Alternatively, they can also raise these issues to their People Team representative, a member of senior management, the General Counsel or the Compliance Officer. If for any reason, an employee does not want to raise their concerns through one of these channels, Criteo welcomes them to use the Criteo Whistleblowing Hotline, a confidential, 24/7 service managed by a third-party service provider, or send a confidential email to a defined email address or choose to submit a secure Whistleblowing form. The report will be sent directly to the Chair of the Board’s Audit Committee, an independent director of the company who is neither an employee nor a manager. All reports are kept confidential as permitted under applicable law. Although Criteo employees may choose to remain anonymous when using any of these channels, Criteo strongly discourages anonymous reporting and prefers employees to identify themselves in order to be able to assure proper follow-up and feedback to them. Criteo strictly prohibits any kind of retaliation against any employee who raises a genuine and lawful concern about a potential violation of the Code of Business Conduct and Ethics or participates, in good faith, in an investigation of a potential violation of the Code. Lastly, a “Case Management Tool” supports the process of conducting formal investigations and/or handle formal people-related processes in case a situation is reported. This tool was put in place to improve Criteo’s ability to conduct investigations objectively and fairly and to archive accurate records for future reference if required. Those records are handled in line with local legislation.

Appendix 1

SASB concordance table

Topic	SASB Code	Accounting Metric	Category	Unit of Measure	Disclosure
Environmental Footprint of Hardware Infrastructure	TC-SI-130a.1	(1) Total energy consumed (2) Percentage grid electricity (3) Percentage renewable	Quantitative	(1), (2): Gigajoules (GJ) (3): Percentage (%)	v.2-3
	TC-SI-130a.2	(1) Total water withdrawn (2) Total water consumed, percentage of each in regions with High or Extremely High Baseline Water Stress	Quantitative	(1) Thousand cubic meters (m^3) (2) Percentage (%)	Data not currently disclosed at Group level
	TC-SI-130a.3	Discussion of the integration of environmental considerations into strategic planning for data center needs	Discussion and Analysis	N/A	v.2-4
Data Privacy & Freedom of Expression	TC-SI-220a.1	Description of policies and practices relating to behavioral advertising and user privacy	Discussion and Analysis	N/A	vii.1-2
	TC-SI-220a.2	Number of users whose information is used for secondary purposes	Quantitative	Number	Please refer to this page.
	TC-SI-220a.3	Total amount of monetary losses as a result of legal proceedings associated with user privacy	Quantitative	Reporting currency	Please refer to our latest 10K report
	TC-SI-220a.4	(1) Number of law enforcement requests for user information (2) Number of users whose information was requested (3) Percentage resulting in disclosure	Quantitative	(1), (2): Number (3) Percentage (%)	
	TC-SI-220a.5	List of countries where core products or services are subject to government-required monitoring, blocking, content filtering, or censoring	Discussion and Analysis	N/A	
Data Security	TC-SI-230a.1	(1) Number of data breaches (2) Percentage involving personally identifiable information (PII) (3) Number of users affected	Quantitative	(1) Number (2) Percentage (%) (3) Number	In 2021, we had zero data security breaches that required disclosure in our public SEC filings.
	TC-SI-230a.2	Description of approach to identifying and addressing data security risks, including use of third-party cybersecurity standards	Discussion and Analysis	N/A	vii.2
Recruiting & Managing a Global, Diverse & Skilled Workforce	TC-SI-330a.1	Percentage of employees that are: (1) Foreign nationals (2) Located offshore	Quantitative	Percentage (%)	Criteo is a global company. Approximately 65% of employees work in offices outside of France. Criteo has

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CRITEO

approximately 3% of employees defined as foreign nationals who have work visas in the country which he/she is employed. TC-SI- 330a.2 Employee engagement as a percentage Quantitative Percentage (%) iv.2 TC-SI- 330a.3 Percentage of gender and racial/ethnic group representation for; (1) management (2) technical staff (3) all other employees Quantitative Percentage (%) iv.3 Note: regulations in most countries where Criteo is located forbid the tracking of employee information related to their racial/ethnic group. As such, only gender data is available at the company level. Intellectual Property Protection & Competitive Behavior TC-SI- 520a.1 Total amount of monetary losses as a result of legal proceedings associated with anticompetitive behavior regulations Quantitative Reporting currency Please refer to our latest 10K report Managing Systemic Risks from Technology Disruptions TC-SI- 550a.1 (1) Number of performance issues (2) Number of service disruptions (3) Total customer downtime Quantitative (1), (2): Number (3): Days Criteo chooses not to disclose this information due to its sensitive and proprietary nature. TC-SI- 550a.2 Description of business continuity risks related to disruptions of operations Discussion and Analysis N/A Please refer to our latest 10K report

Methodological note

Criteo's CSR report follows dispositions of the transposition of the European directive 2014/95/UE of October 22, 2014 with regards to the disclosure of social and environmental information (July 19, 2017) in France, and of article R. 225-102-1 of the French Commercial Code. This report thus consists in the Non-Financial Performance Statement to be established by Criteo in accordance with those dispositions (in French "Déclaration de Performance Extra-Financière", or "DPEF").

Reporting period and scope

All information collected and highlighted in the CSR report covers the period from January 1, 2021, to December 31, 2021.
We aim to match the CSR reporting scope with our financial reporting scope. So far, due to the large number of offices and the problem likely to arise regarding exhaustive and reliable data collection of electricity consumption in some of the smaller offices, Criteo has made the decision to include only the largest offices during the collection of quantitative data.
Therefore, to ensure reliable quantitative data and boost continuous improvement, the Criteo CSR reporting scope for 2021 considers the major global legal entities with more than 50 employees at the end of 2021. For electricity consumption, only offices with more than 50 employees are taken into account, due to the information being complex to obtain for smaller offices.
Vigilance point: Legal entities that joined Criteo's financial scope in year N should be included in the CSR reporting scope in year N+1.
Thus, for the financial year 2021, the reporting scope on quantitative data covers the following legal entities and offices, which represent 93% of the overall Criteo's workforce for social information and environmental information.
In 2021, two legal entities have been added to the CSR scope since they account for more than 50 employees: Criteo India and Criteo Korea. However, due to unavailability of actual environmental data for this first year, the electricity consumption from their respective locations in Gurgaon and Seoul has been estimated based on a yearly ratio per person.

<table>
<tr><th colspan="2">EMEA</th><th colspan="2">AMERICAS</th><th colspan="2">APAC</th></tr>
<tr><th>Legal entity</th><th>Offices</th><th>Legal entity</th><th>Offices</th><th>Legal entity</th><th>Offices</th></tr>
<tr><td>Criteo S.A.</td><td>Paris
Grenoble</td><td>Criteo do Brazil LTDA</td><td>São Paulo</td><td>Criteo KK</td><td>Tokyo
Osaka</td></tr>
<tr><td>Criteo Europa SL</td><td>Barcelona</td><td rowspan="4">Criteo Corp.</td><td rowspan="4">Ann Arbor
Boston
Chicago
Los Angeles
Miami
New York
Palo Alto
San Francisco</td><td rowspan="2">Criteo Singapore Pte. Ltd.</td><td rowspan="2">Singapore</td></tr>
<tr><td>Criteo Ltd</td><td>London</td></tr>
<tr><td>Criteo GmbH</td><td>Munich</td><td>Criteo India Pvt Ltd.</td><td>Gurgaon</td></tr>
<tr><td>Criteo France SAS</td><td>Paris</td><td>Criteo Korea Ltd.</td><td>Seoul</td></tr>
</table>

Legend: In bold, offices with more than 50 employees collect actual data for electricity consumption. For other offices, electricity consumption and CO_2 emissions due to electricity consumption are estimated based on a yearly ratio per person. Those offices account for 12% of office electricity consumption and 12% of emissions due to office electricity consumption. As mentioned above, Gurgaon and Seoul offices should have reported actual data for electricity consumption as they account for more than 50 employees, however this data was estimated due to unavailability in 2021. Those two offices represent 6% of Criteo's headcount on the CSR scope.

criteo.com CRITEO

Relevance of CSR indicators Criteo’s choice of a panel of CSR indicators is based on: - A benchmark on CSR best practices among IT sector leaders - Workforce-related, environmental, and social impacts and risks analysis of Criteo’s activity - The SASB standard - Specific indicators to Criteo’s Human Resources policy Every year the list of CSR indicators is reviewed and updated based on feedback from Criteo’s CSR team, reporting contributors and proofreaders, considering new focus areas in the report and expectations from stakeholders. Internal and external controls Data collected during the CSR reporting process is controlled by “validation managers”. For each KPI, a dedicated person oversees data control and performs consistency tests listed within Criteo’s reporting procedure. For instance, to avoid discrepancies during the KPI reporting process, each validation manager performs the following controls: - Lack of data: Verification of the presence of the overall data. Lack of data must be justified by the person in charge of the KPI. - Data consistency: Verification of data consistency compared to last year’s data. Significant annual variations must be justified and documented. Since 2016, to ensure accurate and reliable information, Criteo has also mandated an independent third-party body to verify and validate the reliability of Criteo CSR information (audit). A thorough control process is important. Data, together with methods of calculation and consolidation, must be externally verifiable. The nature of verification work conducted, and external conclusions are available on demand. CSR indicators – Calculation and estimation methods • Headcount: The headcount figures include all Criteo employees on the last day of the year: - Permanent employees (whose work for Criteo is not limited to a fixed term) - Non-permanent employees (fixed-term contracts, work-study contracts) - Employees who are momentarily on leave of absence and are therefore inactive (parental leave, sabbatical leave, long illness, etc.) - Employees of a legal entity seconded to another legal entity and expatriates - Employees leaving the company on the last day of the year • Training: Training hours from all employees are taken into account, including of employees who left the company during the reporting period. Training hours of sub-contractors or consultants who have been trained by Criteo are not included in the calculation of training hours. Employees who left the company during the reporting year are also included.

Face-to-face training hours Training data is collected from Criteo’s Learning Management System tool. Are considered: - The number of training hours that employees attended (not the number of training hours that employees registered for) and which were reported by Human Resources business partners to the Global Learning & Management Development team - Individual coaching or state of the art co-development sessions - Management and leadership development modalities Are excluded: - Seminars, conferences, working groups, open days - On-boarding training sessions and resources (FlyCriteo program) Where face-to-face training hours are related to sessions running over two consecutive years, if the session represents more than 50 hours, the hours are accounted for pro-rata temporis, otherwise, hours are included within year N figures. E-learning training hours Due to the large choice of e-learning platforms offered to Criteo employees (Coursera, LinkedIn Learning, The Learning Quest, O’Reilly, etc.), the decision was made to adapt our tracking and reporting method for e-learning hours to each platform’s specific approach to learning, course organization, and recording system for hours spent by users on the platform. While this approach means that the calculation method is not the same for each platform, it aims to ensure that the most relevant method has been used in each case in order to report the actual training hours followed by employees. The most frequently used methods are for instance: - The reporting of training contents completed up to a certain point (with minimal and sometimes maximal duration thresholds set up depending on the type of course provided), for instance: o Micro-learning: recorded from one minute on (LinkedIn Learning; The Learning Zone; The Learning Quest; O’Reilly; DataCamp; TLZone). As the micro-learning platforms are composed of short contents focusing on the essential, a limit of one-min has been set up. o MOOC learning: recorded from one hour to max 25 hours (Coursera). As the MOOC courses should take between 19 & 25 hours, a limit of 25 hours for this type of e-learning has been set to make sure that this range includes mostly learning hours contents. Above 25 hours will include most of the time quizzes, exams or discussion forums. - The reporting of only theoretical hours, not the actual “on-line connection time”, for instance for E-learning training from Product department - Language trainings do not have a minimum duration as we considered that language learning should be measured from the start, especially in 2020 in the context of the COVID-19 pandemic. Are excluded: - Time logged in the LMS - Training content below the minimal duration or above the maximum duration - Training content started during the previous financial year - Training content only related to an assessment or quiz

- Training content only based on “document reading” or “link to document” - Training content related to basic IT application tutorials for all employees such as expenses reports, Human Resources Information System - Programs and content pushed/prescribed to all employees for compliance purposes or for IT application up skill • Business trips: Data from the business travel agency, EGENCIA, includes all Air Travel Scope as well as Train trips since 2020. • Electricity consumption of offices: Where the value for one or several months is missing, an extrapolation is made based on the months available. • Electricity consumption of data centers: Actual data is supplied by Criteo’s data room providers. Electricity consumption includes all data centers except POPS for which power needs are negligible. • Amount of renewable energy consumed for data centers: This data is calculated based on the amount of energy supplied from decarbonized sources or offset through certificates. • Amount of renewable energy consumed for offices: The national renewable energy rates used are from the International Energy Agency (IAE). • CO2 emissions from electricity consumption of offices: Emission coefficients per country from ADEME 2021 database have been used for the calculation. • Carbon emissions from electricity consumption of data centers: For a data center with a 100% rate of renewable energy (including using compensation certificates), the emission coefficient is considered equal to 0. For the other data centers, emission coefficients per country from ADEME 2021 database have been used for the calculation, except for Hong Kong where a rate of 0.51 *10- 3 teqCO2 has been used from CLP database (local electricity supplier). • Lifecycle carbon footprint for Infrastructure (Data Centers): The calculation methodology for this assessment was defined with the specialized consulting firm Carbone 4. The life cycle analysis covers infrastructures relating to IT equipment (servers, network equipment…) and includes scopes 1, 2 and 3 emissions, including refrigerant fluids. The carbon footprint of IT equipment is accounted for only the year of purchase and is not depreciated over years. End-of-life emissions of equipment are accounted for when the equipment is decommissioned, and not at the time of purchase. Actual data is obtained directly from suppliers where available, else estimation methods are used in order to have a vision as complete as possible of the carbon footprint. This methodology does not take into account the servers already in production. • Number of employees who participated in CSR events organized through Criteo Cares: For each event the number of people who attended is counted, and the indicator consists of consolidated figures for each event. This indicator thus covers the total participation number and not the number of individual attendances. Other information This report does not contain disclosures on the following information mentioned under article R. 225- 102-1 of the French Commercial Code: - “Food waste”

- “Food insecurity” - “Animal wellbeing” - “Responsible food choices” Those topics were assessed as part of the materiality analysis presented in introduction to this report and confirmed as lesser priorities.

Disclaimer – About this report This report covers our business and does not address the performance or operations of our suppliers, our contractors, or our partners, unless otherwise noted. The goals and projects described in this report are aspirational; as such, no guarantees or promises are made that these goals and projects will be met or successfully executed. Furthermore, data, statistics and metrics included in this report are non- audited estimates, not prepared in accordance with generally accepted accounting principles (GAAP), continue to evolve and may be based on assumptions believed to be reasonable at the time of preparation, but should not be considered guarantees or subject to future revision. This report uses certain terms including “material” and “materiality” to reflect the issues or priorities of Criteo and its stakeholders. Used in this context, however, these terms are distinct from, and should not be confused with, the terms “material” and “materiality” as defined by or construed in accordance with securities law or as used in the context of financial statements and reporting. This report, which speaks only as of its date, is not comprehensive, and for that reason, this report should be read in conjunction with our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”), particularly the “Special Note Regarding Forward-Looking Statements” and “Risk Factors” sections, and our most recent Proxy Statement, all of which can be found at https://criteo.investorroom.com/sec. Statements of future events or conditions in this report, including those that concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “target,” “seek,” “may,” “will,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions, are forward-looking statements. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others: the ongoing effect of the COVID-19 pandemic, including its macroeconomic effects, on our business, operations, and financial results, and the effect of governmental restrictions and regulations on our operations and processes; the ability of the Criteo Artificial Intelligence (AI) Engine to accurately predict engagement by a user; our ability to predict and adapt to changes in widely adopted industry platforms and other new technologies, including without limitation the proposed changes to and enhancements of the Chrome browser announced by Google; our ability to continue to collect and utilize data about user behavior and interaction with advertisers and publishers; our ability to acquire an adequate supply of advertising inventory from publishers on terms that are favorable to us; our ability to meet the challenges of a growing and international company in a rapidly developing and changing industry, including our ability to forecast accurately; our ability to maintain an adequate rate of revenue growth and sustain profitability; our ability to manage our international operations and expansion and the integration of our acquisitions; the effects of increased competition in our market; our ability to adapt to regulatory, legislative or self-regulatory developments regarding internet privacy matters; our ability to protect users’ information and adequately address privacy concerns; our ability to enhance our brand; our ability to enter new marketing channels and new geographies; our ability to effectively scale our technology platform; our ability to attract and retain qualified employees and key personnel; our ability to maintain, protect and enhance our brand and intellectual property; failures in our systems or infrastructure; and the risk factors in the “Risk Factors” section of our most recent Annual Report on Form 10-K and those set forth from time-to-time in other filings by the company with the SEC, available through our website or through the SEC’s Electronic Data Gathering and Analysis Retrieval (EDGAR) system at http://www.sec.gov.

Pursuant to Article A. 225-1 of the French Commercial Code, our Statutory Auditor Deloitte’s review at consolidated level of the CSR report (“declaration de performance extra-financière”) attached to the management report (“rapport de gestion”) is threefold: 1° Understanding the context: • Understanding the business activity of the group, the report on the main social and environmental risks relating to those activities, together with the subsequent policies and their results. • Assessing the suitability of the procedures used to prepare the CSR report to ensure relevance, completeness, reliability, neutrality and clarity of the information provided therein. 2° Statement compliance review: • Making sure that all information concerning social and environmental issues that needs to be included is effectively included. • Verifying that is included the business model and the main risks relating to the activities of the group and assessing the process of selecting and validating the risks. 3° Review of the fair representation of certain non-financial information: • Assessing the collection process of information ensures fair presentation of policy results, including key performance indicators. • For key indicators as well as selected qualitative information that Deloitte deems significant, (i) verifying proper consolidation of collected data and consistency of trends, and (ii) carrying out substantive tests, on a sampling basis, designed at verifying proper application of definitions and procedures and reconciling data with supporting documents. Consulting documentary sources and conducting interviews to corroborate the qualitative information that it deems most significant.

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 1 Board Report Dear Shareholders, We are holding this combined shareholders' meeting to submit resolutions for your approval, which, under French corporate law, fall partly within the scope of an ordinary shareholders’ meeting and partly within the scope of an extraordinary shareholders’ meeting. The ordinary shareholders’ meeting and the extraordinary shareholders’ meeting, which we will hold concurrently on June 15, 2022, are together referred to throughout this document as the “shareholders’ meeting.” Set forth below is the agenda for the shareholders’ meeting: Agenda for the Ordinary Shareholders’ Meeting 1. renewal of the term of office of Ms. Megan Clarken as Director, 2. renewal of the term of office of Ms. Marie Lalleman as Director, 3. renewal of the term of office of Mr. Edmond Mesrobian as Director, 4. renewal of the term of office of Mr. James Warner as Director, 5. non-binding advisory vote to approve the compensation for the named executive officers of the Company, 6. non-binding advisory vote to hold a non-binding advisory vote on the compensation for the named executive officers of the Company every year, 7. non-binding advisory vote to hold a non-binding advisory vote on the compensation for the named executive officers of the Company every two years, 8. non-binding advisory vote to hold a non-binding advisory vote on the compensation for the named executive officers of the Company every three years, 9. approval of the statutory financial statements for the fiscal year ended December 31, 2021, 10. approval of the consolidated financial statements for the fiscal year ended December 31, 2021, 11. approval of the allocation of profits for the fiscal year ended December 31, 2021, 12. authorization to be given to the Board of Directors to execute a buyback of Company stock in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code, Agenda for the Extraordinary Shareholders’ Meeting 13. authorization to be given to the Board of Directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the Board of Directors allowing the Company to buy back its own shares in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code,

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 2 14. authorization to be given to the Board of Directors to reduce the Company’s shares capital by cancelling shares acquired by the Company in accordance with the provisions of Article L. 225- 208 of the French Commercial Code, 15. delegation of authority to the Board of Directors to reduce the share capital by way of a buyback of Company stock followed by the cancellation of the repurchased stock, 16. determination of the maximum number of shares that may be issued or acquired pursuant to the authorizations given by the Shareholders’ Meeting dated June 25, 2020 to grant OSAs (options to subscribe for new Ordinary Shares) or OAAs (options to purchase Ordinary Shares), and to grant time-based restricted stock units (“Time-Based RSUs”) and performance-based restricted stock units ("Performance-Based RSUs") pursuant to resolutions 16 to 18 of the said meeting, 17. delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights, 18. delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, while preserving the shareholders’ preferential subscription rights, 19. delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, through a public offering, without shareholders’ preferential subscription rights, 20. delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase without shareholders’ preferential subscription rights pursuant to items 17 to 19 above (“green shoe”), 21. delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan d'épargne d’entreprise), 22. approval of the overall limits on the amount of ordinary shares to be issued pursuant to items 17 to 19, 21 above and 24 below, 23. delegation of authority to the Board of Directors to decide on any merger-absorption, split or partial asset contribution pursuant to the provisions of Article L. 236-9 II of the French Commercial Code, 24. delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares or securities giving access to the Company’s share capital in the scope of a merger- absorption decided by the Board of Directors pursuant to item 23 above.

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 3 I. DECISIONS FALLING WITHIN THE SCOPE OF THE ORDINARY SHAREHOLDERS’ MEETING A. RENEWAL OF THE TERM OF OFFICE FOR A DIRECTOR WHOSE TERM IS COMING TO AN END [RESOLUTIONS 1 TO 4] Composition of the board of directors The board of directors of the Company is composed of seven members, six of which are independent (Ms. Rachel Picard (Chairwoman, Mr. James Warner (Vice-Chairman since July 28, 2020 and before that, Lead Independent Director), Ms. Nathalie Balla, Mr. Edmond Mesrobian, Mr. Hubert de Pesquidoux and Ms. Marie Lalleman). The only member of the board of directors who is not independent is Ms. Megan Clarken, Chief Executive Officer of the Company and was appointed as Director by the board of directors at their meeting on August 27, 2020 to replace Mr. Jean-Baptiste Rudelle who resigned. The independent members of the board of directors have been chosen based on their unique combination of skills, experiences and other attributes, which allows each of them to make valuable contributions to the board of directors. Three out of six of the independent directors are residents of the United States of America, and three out of six of the independent directors are European residents, so that today the board’s composition reflects the main geographical challenges of the Company. Their range of skills allows the members of the board of directors to benefit from quality expertise and good practices in terms of finance and administration, corporate governance and compensation. Since four out of seven directors are female, the board of directors ensures a balanced female and male representation, in accordance with Article L. 225-18-1 of the French Commercial Code. Attendance rate The board of directors and its committees meet at least four times a year. The board of directors met nine times in the 2021 fiscal year, including one in-person meeting. Three out of the four meetings which should have been in-person meetings, were finally held via videoconference calls due to the disruption triggered by the COVID-19 pandemic and counted as in-person attendance for purposes of remuneration. The committees also met on several occasions in the 2021 fiscal year. The attendance rate of each of the board members, both at the meetings of the board of directors and its committees, was 100%, with the exception of Ms. Nathalie Balla, who was absent and excused from one of the five meetings of the audit committee. Minimum meetings per annum Actual meetings in 2021 2021 director attendance rate (for both board and Committee meetings) 4 9 (incl. 1 in-person) 100 % Furthermore, the work undertaken by each of the directors between the meetings, in preparation or follow-up (including reviewing pre-read material and participating in telephone conferences and regular discussions between the directors and between the Company and the directors), allows for effective meetings, with prudent and well informed decision-making. Each of the directors brings indispensable skills to the board of directors that are essential in addressing the unique and specific challenges faced by the Company.

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 4 Renewal of the terms of office of Ms. Megan Clarken, Ms. Marie Lalleman, Mr. Edmond Mesrobian and Mr. James Warner The terms of office of Ms. Megan Clarken, Ms. Marie Lalleman, Mr. Edmond Mesrobian and Mr. James Warner are coming to an end at the end of this shareholders’ meeting. You are therefore asked to renew each of their terms of office for a period of two years, which will expire at the time of the ordinary annual shareholders’ meeting that will be called to approve the financial statements of the fiscal year ended December 31, 2023. Indeed, we believe that: - Ms. Megan Clarken’s leadership experience, extensive knowledge of the Company as our Chief Executive Officer and prior industry experience qualify her to serve on, and allow her to make valuable contributions to, the board of directors; - Ms. Marie Lalleman’s experience in and knowledge of the diverse markets in which we operate, understanding of our business environment from various industry perspectives, and strong strategic thinking qualify her to serve on, and will allow her to make valuable contributions to, the board of directors; - Mr. Edmond Mesrobian’s extensive experience as an information technology executive, including for retailers, and his service on the board of directors of technology companies qualify him to serve on, and allow him to make valuable contributions to, the board of directors; - Mr. James Warner’s experience in the consumer and digital marketing and media industries qualifies him to serve on, and allows him to make valuable contributions to, the board of directors. B. NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS OF THE COMPANY [RESOLUTIONS 5 TO 8] For fiscal year 2021, our named executive officers were Ms. Megan Clarken, our Chief Executive Officer (directrice générale), Ms. Sarah Glickman, our Chief Financial Officer, and Mr. Ryan Damon, our General Counsel and Corporate Secretary. The board of directors, through the Compensation Committee, makes sure that the remuneration of the Named Executive Officers be structured in a way (i) to attract and retain the most competitive executive teams with regards to the competitive sectors we operate in, (ii) reward the executive team for meeting or exceeding our operational, financial and strategic goals, (iii) align the long-term interests of such executive team with those of the shareholders, and (iv) provide our officers an overall remuneration which is reasonable and at the same time competitive with regards to the remuneration for equivalent positions in our business. Thus, the remuneration of the named executive officers is directly linked to the continuous improvements in the Company’s results and to the measures put in place that are expected to increase the value of the Company for its shareholders. Consequently, you are asked, pursuant to the requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder by the U.S. Securities and Exchange Commission, to approve, on a non-binding, advisory basis, the compensation paid by the Company to its named executive officers, as disclosed in the Company's Proxy Statement for the 2022 annual shareholders' meeting (the “Proxy Statement”). An excerpt of the Proxy Statement is appended to this report.

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 5 On June 29, 2016, you decided that the board of directors hold a vote every year to approve, on a non-binding basis, the compensation paid by the Company to its named executive officers. Consequently, in order to comply with the rules of Section 14A of the Exchange Act, which requires that at least once every six years the shareholders vote, on a non-binding advisory basis, to determine the frequency with which shareholder advisory votes should be held to approve the compensation paid by the Company to its named executive officers, we are submitting to you three resolutions to advise whether such vote should occur every year, every two years or every three years. The board of directors recommends that future advisory votes to approve the compensation of the Company’s named executive officers take place every year. C. APPROVAL OF THE STATUTORY AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021 - ALLOCATION OF PROFITS [RESOLUTIONS 9 TO 11] Every year, within six months following the end of the fiscal year, the Company’s shareholders must approve the statutory financial statements and the consolidated financial statements for the past fiscal year. Pursuant to the tenth and eleventh resolutions you are being asked to approve, respectively: - the statutory financial statements (also called individual or company financial statements) and the transactions set forth therein; and - the consolidated financial statements (IFRS) and the transactions set forth therein. Pursuant to the twelfth resolution, you are being asked to approve the allocation of the Company's profits of !75,256,676 for the fiscal year ended December 31, 2021 to the retained earnings account. D. BUYBACK OF THE COMPANY’S STOCK [RESOLUTION 12] Pursuant to Resolution 12, you are asked to approve our ability to buy back shares of the Company’s stock, on the terms and subject to the conditions set forth herein, to use as acquisition consideration and/or to underly incentive instruments for the employees and officers of the Company and its subsidiaries. We also ask you to approve the use of this authorization for any other purpose that would be permitted by law on the date of such use, in the event that the permitted purposes for share buyback programs are amended by law to bring them in line with the provisions of Article L. 22-10-62 of the French Commercial Code applicable to companies listed on an European market. External growth, and particularly acquisitions, whether tuck-in, bolt-on or mid-sized, that would allow the Company to strengthen its technology platform, its product portfolio or its team of key employees, particularly in Product and Research & Development, are important areas of development of the Company. Potential targets of strategic importance are mainly located in the highly competitive technology industry in the United States. While the board of directors is mindful of the importance of maximizing its financial liquidity, in particular in the context of the global economic turmoil triggered by the ongoing COVID-19 pandemic and the intense competition in the advertising technology industry, in order to take advantage of potential opportunities, we must be able to act swiftly and with the greatest financial flexibility possible, both in terms of our access to financial resources and our ability to structure consideration in a manner that is attractive to U.S. targets. In addition, since equity-based incentives are a key component in the economics of the technology industry, the board of directors believes it is important to be able to use Company stock, among other means, as a potential component of acquisition consideration. Because we are not listed in the

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 6 European Union and are therefore deemed a private company for French law purposes, our shareholders may not delegate their authority to the board of directors to issue new shares as consideration for potential acquisitions without the requirement to call a special shareholders’ meeting. However, our shareholders may delegate authority to our board of directors to repurchase outstanding shares in order to be able to use such shares as consideration for potential acquisitions, rather than issuing new shares. Unlike most companies incorporated under U.S. state law, which are generally able to repurchase their own shares without shareholder approval, as a French company, subject to limited exceptions only, our board of directors must have a specific delegation of authority in order to buy back our shares for limited pre-specified purposes, including to be used as consideration for potential future acquisitions. In addition, equity-based compensation is an important tool for us to attract industry leaders of the highest caliber in the technology industry and to retain them for the long term, as well as to ensure employees’ interests are aligned with those of our shareholders. Any share buybacks carried out pursuant to this authorization shall, at no time, exceed 10% of the share capital of the Company, provided that if the shares are allocated as payment or in exchange for assets acquired by the Company in connection with a potential acquisition, merger, demerger or contribution-in-kind transaction, the maximum number of shares that may be purchased for these purposes shall at no time exceed 5% of the share capital of the Company. Any share buybacks carried out pursuant to this authorization may only be carried out at a price per share set in accordance with the criteria approved at this shareholders’ meeting, which take into account the market value of the Company’s American Depositary Shares, each representing one ordinary share of the Company (“ADS”), as listed on the Nasdaq Stock Market. The minimum purchase price per share is $24.59, and the maximum purchase price per share is $55.62. This authorization would be granted for a period of twelve (12) months (i.e., until June 14, 2023), would supersede the authorization for the same purpose granted by the Shareholders’ Meeting of June 15, 2021 and would be implemented under the conditions set forth in Article L. 225-209-2 of the French Commercial Code. This authorization shall not be used during a public tender offer by a third party on the Company's shares. In support of this resolution, you will be provided, in accordance with applicable laws, with (i) the report prepared by an independent expert appointed pursuant to the provisions of Article L. 225-209-2 of the French Commercial Code and (ii) the auditors' report on this resolution.

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 7 II. DECISIONS FALLING WITHIN THE SCOPE OF THE EXTRAORDINARY SHAREHOLDERS’ MEETING A. AUTHORIZATION TO THE BOARD OF DIRECTORS TO REDUCE THE COMPANY’S SHARE CAPITAL BY CANCELLING SHARES AS PART OF THE AUTHORIZATION TO THE BOARD OF DIRECTORS ALLOWING THE COMPANY TO BUY BACK ITS OWN SHARES IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE L. 225- 209-2 AND L.225-208 OF THE FRENCH COMMERCIAL CODE – AUTHORIZATION TO THE BOARD OF DIRECTORS FOR THE COMPANY TO BUY BACK ITS OWN SHARES FOLLOWED BY THEIR CANCELLATION [RESOLUTIONS 13 TO 15] Share cancellation on the grounds of Article L. 225-209-2 of the French Commercial Code (resolution 13) You are being asked to authorize the board of directors to proceed with the cancellation, on one or more occasions, of up to the total cap of 10% of the share capital of the Company in any 24-month period, of all or part of the Company shares repurchased on the basis of article L. 225-209-2 of the French Commercial Code pursuant to Resolution 13. This authorization would be granted for a period of twelve (12) months (i.e., until June 14, 2023) and would supersede the authorization for the same purpose pursuant to the 10th resolution of the Shareholders’ Meeting of June 15, 2021. Share cancellation on the grounds of Article L. 225-208 of the French Commercial Code (resolution 14) Moreover, you are being asked to authorize the board of directors to proceed with the cancellation, on one or more occasions, up to a total cap of !164,708.35, representing 10% of our share capital as of December 31, 2021, of all or part of the Company shares purchased pursuant to Article L. 225-208 of the French Commercial Code. This authorization would allow the Company to comply with the provisions of Article L. 225-214 of the French Commercial Code, which imposes the cancellation of shares purchased by the Company on the grounds of Article L. 225-208 that have not been allocated within one year of their repurchase. This authorization would be granted for a period of twelve (12) months ((i.e., until June 14, 2023), would supersede the authorization for the same purpose pursuant to the 11th resolution of the Shareholders’ Meeting of June 15, 2021 and shall not be used during a public tender offer by a third party on the Company’s shares. Share buy-back followed by a share capital cancellation (resolution 15) Finally, you are being asked to authorize the board of directors to reduce the Company's share capital by a maximum nominal amount of !329,416.725, by way of a repurchase by the Company of up to 13,176,669 shares (representing approximately 20% of the share capital as of December 31, 2021) followed by the cancellation of the shares acquired, in accordance with the provisions of Articles L. 225-204 and L. 225-207 of the French Commercial Code. This resolution aims to allow all shareholders who so wish to benefit from a liquidity opportunity on their shares in proportion to their participation in the capital. The cancellation of the shares thus repurchased will have a relutive effect on the other shareholders. In this context, you are being asked to authorize the board of directors to make a share buyback offer to all Company shareholders, to implement the share capital reduction, and to determine its final

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 8 amount. The unitary repurchase price will be determined by the board of directors within the limit of a maximum price of $55.62 per share (or the equivalent in euros of this amount on the date of implementation of this delegation), i.e. a maximum aggregate amount of $732,886,329.78 for the transaction. The Company's creditors may object to the share capital reduction during a period of 20 days following the filing at the Commercial Court registry of the minutes of the shareholders' meeting and of the minutes of the deliberations of the board of directors implementing the delegation. This authorization would be granted for a period of eighteen (18) months (i.e., until December 14, 2023), would supersede the authorization for the same purpose pursuant to the 12th resolution of the Shareholders’ Meeting of June 15, 2021 and shall not be used during a public tender offer by a third party on the Company’s shares. B. DETERMINATION OF THE OVERALL LIMITS ON THE AMOUNT OF ORDINARY SHARES TO BE BE ISSUED OR ACQUIRED PURSUANT TO THE AUTHORIZATIONS GIVEN BY THE SHAREHOLDERS’ MEETING DATED JUNE 25, 2020 TO GRANT OSAS OR OAAS, AND TO GRANT TIME-BASED RSUS AND PERFORMANCE-BASED RSUS PURSUANT TO RESOLUTIONS 16 TO 18 OF THE SAID MEETING [RESOLUTION 16] Pursuant to Resolution 16, you are asked to set at 9,000,000 shares the maximum number of shares that may be issued or acquired upon the exercise of options granted pursuant to resolution 16 (authorization to grant options to purchase or to subscribe shares), and (ii) that may be granted free of charge (PSUs/RSUs) pursuant to resolution 17 and to resolution 18 of the Annual General Shareholders’ Meeting dated June 25, 2020; it being specified that this limit does not apply to the number of shares issued, acquired or likely to be issued pursuant to options, non-employee warrants, founders warrants (BSPCE) and free shares granted prior to this Shareholders' Meeting and would supersede for the future the maximum limits set by resolutions 19 and 13 of the shareholders meetings dated, respectively June 25, 2020 and June 15, 2021. C. FINANCIAL DELEGATIONS TO BE GRANTED TO THE BOARD OF DIRECTORS [RESOLUTIONS 17 TO 20] The goal of Resolutions 17 to 20 is to allow the Company to swiftly raise the funds and have the financial flexibility necessary to enable it to execute on its strategic objectives, including, but not limited to, with respect to external growth. These resolutions would provide the board of directors with the flexibility it needs to respond quickly to changes in market conditions and thereby be able to obtain a relevant financing under the best possible conditions and terms. While we believe the Company’s current liquidity position already provides ample financial flexibility, the proposed financial authorizations would provide our board of directors with additional flexibility to respond quickly to changes in market conditions and thereby be able to obtain financing under the best possible conditions. As one of the potential purposes of our use of liquidity, our external growth strategy is focused on acquisitions that complement our technology platform and product portfolio, as well as Research & Development talent. Should we decide to engage in M&A transactions, we are committed to pursuing external growth opportunities in a manner that will preserve the quality of our offering, while improving its performance and delivering long-term value for our shareholders. Re-approving our board of directors’ financial authorizations will allow the Company to maintain equal footing with our U.S. competitors and to increase our financial flexibility by quickly raising capital and to take advantage of potential business opportunities, including, but not limited to, potential

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 9 acquisitions. Although always important, we believe this flexibility is particularly necessary in light of ongoing global economic challenges driven by the COVID-19 pandemic. a) Resolution 17: Delegation of authority to the board of directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights The purpose of this delegation is to allow for the issuance of shares to underwriters in connection with an underwritten offering, similar to the offering carried out concurrently with our initial public offering in October 2013 on the Nasdaq Stock Market. You are asked to waive shareholders’ preferential subscription rights to the ordinary shares and securities that will be issued by virtue of this delegation, and to reserve this subscription for: any bank, investment services provider, or other member of an underwriting syndicate undertaking (underwriting) to ensure the realization of the share capital increase or any issuance that could in the future lead to a share capital increase in accordance with this delegation of authority. The price of the shares will be at least equal to the volume-weighted average price of the ADSs for the five trading days preceding the determination of such price, subject to a maximum discount of 10%, as determined by the board of directors. The total maximum nominal amount of the share capital increases which may be carried out pursuant to this delegation cannot exceed !164,708.35, representing 10% of the share capital as of December 31, 2021. To this amount shall be added, as applicable, the amount of any additional shares to be issued to maintain, pursuant to legal, regulatory or, if applicable, contractual requirements, the rights of the security holders and other rights giving access to the share capital. The nominal amount of any share capital increase completed pursuant to this resolution will be deducted from the overall limit set forth in Resolution 22. The aggregate nominal amount of debt securities giving access to the Company’s share capital that may be issued cannot exceed $500.000.000 (or the corresponding value of this amount for an issuance in a foreign currency), which shall be deducted from the global amount set by Resolution 22. As set forth above, the Company expects that it would use this resolution to raise the funds for general corporate purposes and to finance potential external growth transactions, and does not intend to make use of this resolution for any other objective, particularly within the context of an unsolicited public tender offer initiated by a third party on the Company’s shares, or any other context. To do so, the Company considers that a share capital increase in the maximum amount of 10% of the share capital would give it sufficient flexibility to meet its strategic objectives. This delegation would be granted for a period of eighteen (18) months (i.e., until December 14, 2023) and would supersede the delegation for the same purpose granted by the shareholders’ meeting of June 15, 2021 which, in the absence of a favorable vote, will expire on December 14, 2022, and may impair the Company’s ability to obtain appropriate financing to execute on its strategic objectives. In this respect, the board of directors informs you that it has not made use of the corresponding delegation that was granted by the shareholders’ meeting on June 15, 2021. This delegation shall not be used during a public tender offer by a third-party on the Company’s shares.

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 10 b) Resolution 18: Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, while preserving the shareholders’ preferential subscription rights You are asked to delegate to the board of directors the authority to decide to issue, on one or more occasions, in the proportions and at the times it shall determine, in France or abroad, in Euros, in foreign currencies or in any monetary unit established by reference to several currencies, for consideration or not, ordinary shares of the Company and any securities giving access by any means, immediately and/or in the future, to ordinary shares of the Company (such shares conferring the same rights as the existing shares subject to their date of possession). Under this delegation, you are asked to: - decide that the shareholders have, proportionally to the amount of their shares, a preferential subscription right to the ordinary shares or securities which shall be, as appropriate, issued under the delegation herein, - provide the board of directors with the ability to grant to shareholders the right to subscribe, subject to pro rata reduction (à titre réductible), a higher number of shares or securities than the number to which they would be entitled to subscribe by irrevocable entitlement (à titre irréductible), proportionally to the rights they have and, in any event, in the amount of their request, - decide that the total nominal amount of the share capital increases which might thus be made, immediately and/or in the future, may not exceed !823,541.84 (representing 50% of the amount of the Company’s share capital as of December 31, 2021), with this amount being deducted from the total cap provided below (any additional amount of the shares issued, pursuant to legal, regulatory or, as applicable, contractual requirements, to protect the rights of the holders of securities and other rights giving access to shares shall be added to this maximum amount), - decide that the total nominal amount of the issuances of securities representing debt securities giving access to the share capital, which may be issued cannot exceed $500,000,000 (or the equivalent of this amount in case of issuance in another currency), with this amount being deducted from the total cap pursuant to Resolution 22 below. This delegation would be granted for a period of twenty-six (26) months (i.e., until August 14, 2024) and would supersede the delegation for the same purpose granted by the shareholders’ meeting of June 25, 2020. c) Resolution 19: Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, through a public offering, without shareholders’ preferential subscription rights Pursuant to Resolution 19, we are asking for your approval to increase the Company’s share capital by issuing ordinary shares through a public offering. In addition to advancing the Company's external growth strategy, this resolution serves three distinct purposes: - To comply with the approach currently promoted by French regulatory authorities, pursuant to which, irrespective of whether a public offering is underwritten, this Resolution should be used rather than Resolution 17 to complete any such public offering because, unlike Resolution 17, it is grounded on provisions of the French Commercial Code meant precisely for public offerings. In particular, if the end result of the planned transaction is a public offering of

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 11 securities in France, this Resolution should be approved in order to ensure that the French regulatory authorities would view the financial delegations being granted at the annual general meeting as sufficient for all potential market participants; - To allow for a direct public offering, without the involvement of underwriters; and - To allow for the ordinary shares to be listed on a regulated market within the meaning of the French Commercial Code, namely, if applicable, on the Euronext stock market. As set forth above, the Company intends to raise the funds necessary for the financing of the external growth operations and does not intend to make use of this Resolution for any other objective, particularly within the context of an unsolicited public takeover or any other context. The total nominal amount of the share capital increases which might thus be made, immediately and/or in the future, may not exceed !164,708.35, representing 10% of the amount of the Company’s share capital as of December 31, 2021 any additional amount of the shares issued, pursuant to legal, regulatory or, as applicable, contractual requirements, to protect the rights of the holders of securities and other rights giving access to shares shall be added to this maximum amount, which would give sufficient flexibility to meet its strategic objectives. This amount shall be deducted from the total cap pursuant to Resolution 22 below. The total nominal amount of the issuances of securities representing debt securities giving access to the share capital, which may be issued cannot exceed $500,000,000 (or the equivalent of this amount in case of issuance in another currency), with this amount being deducted from the total cap pursuant to Resolution 22 below. Within this framework, you are asked to approve the cancellation of the preferential subscription rights of the shareholders on the ordinary shares or securities issued under the delegation herein, although the board of directors will retain the ability, on all or part of any such issuances, to grant shareholders a priority subscription period in accordance with the provisions of Article L. 225-135 of the French Commercial Code. This priority subscription will not give rise to the creation of negotiable rights, but may be exercised by irrevocable entitlement (à titre irréductible) or subject to pro rata reduction (à titre réductible), it being specified that this right may only be granted if the Company’s shares are admitted for trading on a regulated market recognized as such by the Autorité des Marchés Financiers (for which the Nasdaq Stock Market does not currently qualify). We therefore propose, under the delegation herein, that you decide that the issuance price of the shares which may be issued under the delegation herein shall be determined by the board and shall be at least equal to the volume-weighted average price of the ADSs over the course of the five trading days preceding the fixing of the issue price, subject to a maximum discount of 10%, as determined by the board of directors. This delegation would be granted for a period of twenty-six (26) months (i.e., until August 14, 2024) and would supersede the delegation for the same purpose granted by the shareholders’ meeting of June 25, 2020. In this respect, the board of directors informs you that it has not made use of the corresponding delegation that was granted by the shareholders’ meeting on June 25, 2020, nor pursuant to any prior similar authorizations granted in the past. This delegation shall not be used during a public tender offer by a third-party on the Company’s shares.

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 12 d) Resolution 20: Delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase without shareholders’ preferential subscription rights pursuant to Resolutions 17 to 19 above (“green shoe”) The purpose of this Resolution 20 is to allow the board of directors to grant a customary over-allotment option for any issuance pursuant to Resolutions 17 to 19. Any share capital increase pursuant to this delegation would be at the same price, and limited to 15% of the initial share issuance. e) Resolution 21: Capital increase reserved for the employees of group savings plan Pursuant, to Articles L. 225-129 et seq. and L. 225-138-1 of the French Commercial Code and Articles L. 3332-1 et seq. of the French Labor Code, the board of directors is required to submit to the approval of the shareholders’ meeting a resolution to authorize the board of directors to increase the Company’s share capital through the issuance of shares and securities giving access to the share capital of the Company for the benefit of employees who are members of a Company savings plan (plan d’épargne d’entreprise). In this context, we propose that the total nominal amount of the share capital increases under this delegation not exceed !49,412.5, representing 3% of the share capital as of December 31, 2021 (any additional amount of the shares issued, pursuant to legal, regulatory or, as applicable, contractual requirements, to protect the rights of the holders of securities and other rights giving access to shares shall be added to this maximum amount). The nominal amount of any capital increase which may be made pursuant to this delegation would be deducted from the global limit set forth in Resolution 22. The total nominal amount of the issuances of securities representing debt claims giving access to the share capital pursuant to this resolution shall not exceed $500,000,000 (or the equivalent of this amount in case of issuance in another currency) and will be deducted from the global limit set forth in Resolution 22. The issuance price of the new shares or securities giving access to the share capital would be determined by the board of directors pursuant to Articles L. 3332-18 to L. 3332-23 of the French Labor Code. For the benefit of the members of a company savings plan, the preferential subscription right of the shareholders to the shares or securities would be eliminated. To date, we have not implemented any company savings plans involving equity of the Company and thus employees have not received any shares thereunder. However, approving this resolution will enable our board of directors to adopt such a company plan if it determines in the future that such a plan is appropriate to strengthen employees and shareholders alignment.

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 13 f) Resolution 22: Approval of the overall limits on the amount of ordinary shares to be issued pursuant to the delegations in Resolutions 17 to 19, 21 above and 24 below The board of directors proposes to set at !164,708.35, representing 10% of the share capital as of December 31, 2021, the aggregate maximum amount of the share capital increases which could be made under Resolutions 17, 19, 21 and 24. We believe that this amount strikes the correct balance between protecting our existing shareholders and providing the Company sufficient flexibility in order to achieve its strategic objectives, including in terms of external growth. The aggregate nominal amount of debt securities giving access to the Company’s share capital that may be issued pursuant to Resolutions 17, 18, 19, 21 and 24 cannot exceed $500,000,000 (or the corresponding value of this amount for an issuance in a foreign currency). The board of directors intends, whenever possible, to grant the shareholders a priority subscription period for issuances carried out pursuant to these delegations. D. VOTE ON THE DELEGATION OF AUTHORITY TO THE BOARD OF DIRECTORS TO DECIDE ON ANY MERGER- ABSORPTION, SPLIT OR PARTIAL CONTRIBUTION ASSET – DELEGATION OF AUTHORITY TO THE BOARD OF DIRECTORS TO INCREASE THE SHARE CAPITAL IN RELATION WITH ANY MERGER-ABSORPTION, SPLIT OR PARTIAL CONTRIBUTION [RESOLUTIONS 23 AND 24] Pursuant to Resolution 23, we are asking the shareholders to delegate authority to the board of directors of the Company to decide on any merger-absorption, split or partial contribution of asset in order to shorten the process related to those operations (allowing the Company to reach all business opportunity). This delegation would be granted for a period of twenty-six (26) months (i.e., until August 14, 2024), would supersede the authorization for the same purpose granted by the Shareholders’ Meeting of June 25, 2020, and shall not be used during a public tender offer by a third party on the Company’s shares. If Resolution 23 were adopted, it is necessary to grant to the board of directors a delegation to increase the Company’s share capital by issuing ordinary shares and/or any security giving access to the Company’s share capital in the course of merger-absorption, split or partial contribution of asset decided by the board of directors pursuant to the delegation granted in Resolution 23 above. The aggregate nominal amount of the share capital increase that may arise pursuant to this delegation cannot exceed !164,708.35, representing 10% of the share capital as of December 31, 2021. To this amount shall be added, as applicable, the amount of any additional shares to be issued to maintain, pursuant to legal, regulatory or, if applicable, contractual requirements, the rights of the security holders and other rights giving access to the share capital. The nominal amount of any share capital increase completed pursuant to this resolution will be deducted from the overall limit set forth in Resolution 22. The total nominal amount of the issuances of securities representing debt claims giving access to the share capital pursuant to this resolution shall not exceed $500,000,000 (or the equivalent of this amount in case of issuance in another currency) and will be deducted from the global limit set forth in Resolution 22. This delegation would be granted for a period of twenty-six (26) months (i.e., until August 14, 2024), would supersede the authorization for the same purpose granted by the Shareholders’ Meeting of

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 14 June 25, 2020, and shall not be used during a public tender offer by a third party on the Company’s shares. __________________________ The Board of Directors Appendix: Executive Compensation EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 15 EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS The following compensation discussion and analysis provides comprehensive information and analysis regarding our executive compensation program for 2021 for our named executive officers and provides context for the decisions underlying the compensation reported in the executive compensation tables in this proxy statement. For 2021, our named executive officers included (i) our principal executive officer; (ii) our principal financial officer; and (iii) our other executive officer, other than the principal executive officer and the principal financial officer, who was serving as of the end of the fiscal year. Unless otherwise noted, titles referred to in this section are as of December 31, 2021. For the year ended December 31, 2021, our named executive officers were: Megan Clarken Chief Executive Officer (principal executive officer) Sarah Glickman Chief Financial Officer (principal financial officer) Ryan Damon Executive Vice President, General Counsel and Corporate Secretary We believe that we have a strong team of executives who have the ability to execute our strategic and operational priorities. The combination of strong executive leadership and highly talented and motivated employees played a key role in our solid financial performance in 2021 in a challenging context, as described below. 2021 Financial and Operating Results We are a global technology company powering the world's marketers with trusted and impactful advertising. We operate at the intersection of ecommerce, digital marketing and media monetization. We enable brands' and retailers' growth by providing best-in-class marketing and monetization services on the open Internet. We do this by activating commerce data through artificial intelligence technology, reaching consumers on an extensive scale across all stages of the consumer journey, and generating advertising revenues from consumer brands for large retailers. Our vision is to build the world's leading Commerce Media Platform to deliver measurable business outcomes at scale for global brands, agencies and retailers across multiple marketing goals. Our privacy-safe data is pooled among our clients and publishers and offers deep insights into consumer intent and purchasing habits. To drive trusted and impactful advertising, we activate our data assets in a privacy- by-design way through proprietary artificial intelligence technology to engage consumers in real time with highly relevant digital advertisements across devices and environments. 2021 Financial Results: Our financial results include: • Our ADSs representing one ordinary share of the Company on the Nasdaq Stock Market increased in value 91% over 2021; • Revenue increased 9% from $2,073 million in 2020 to $2,254 million in 2021;

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 16 • Gross profit increased 14% year-over-year, or 13% at constant currency, from $688 million in 2020 to $781.9 million in 2021; • Contribution excluding traffic acquisition costs, which we refer to as Contribution ex-TAC, which is a non-GAAP financial measure, increased by 12% year-over-year, or 11% at constant currency, from $825 million in 2020 to $921 million in 2021; • Net income increased by 84% year-over-year from $75 million in 2020 to $138 million in 2021; and • Adjusted EBITDA, which is a non-GAAP financial measure, increased 28%, or 26% at constant currency, from $251 million in 2020 to $322 million in 2021. Contribution ex-TAC and Adjusted EBITDA are non-GAAP measures. Contribution ex-TAC is a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from gross revenue and reconciled to gross profit through the exclusion of other cost of revenue. We define Adjusted EBITDA as our consolidated earnings before interest, taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring-related and transformation costs, acquisition-related costs and deferred price consideration. Traffic acquisition costs consist primarily of purchases of impressions from publishers on a CPM basis. We purchase impressions directly from publishers or third-party intermediaries, such as advertising exchanges. We recognize cost of revenue on a publisher by publisher basis as incurred. Costs owed to publishers but not yet paid are recorded in our consolidated statements of financial position as trade payables. Please refer to the “Non-GAAP Financial Measure Reconciliation” section in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for a reconciliation of gross profit to Contribution ex-TAC and net income to Adjusted EBITDA, in each case the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the 2020 average exchange rates for the relevant period to 2021 figures. The following charts show the growth of our revenue, Contribution ex-TAC, gross profit, net income, Adjusted EBITDA and cash flow from operating activities over the past three years:

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 17 2021 Operating Results: We are now reporting results for two reportable segments: Marketing Solutions and Retail Media. Our operating results include: • Criteo's media spend activated by the Commerce Media Platform for marketers and media owners was $2.7 billion in 2021, growing 19% at constant currency*; • Criteo had 685 million Daily Active Users (DAUs), over 60% of which on the web are addressable through media owners we have direct access to, as we continue to build Criteo's first-party media network; • We added 285 net new clients, ending the year with approximately 21,745 clients globally, a 1% increase year-over-year, while maintaining an average client retention rate (as measured on a quarterly basis) of approximately 90% over the past three years; • Retail Media Contribution ex-TAC grew 59% year-over-year (or 58% on a constant currency basis) and same-retailer Contribution ex-TAC for Retail Media increased 23% year-over-year in Q4; • Marketing Solutions Contribution ex-TAC grew 7% year-over-year (or 6% on a constant currency basis; and • The COVID-19 pandemic continued to impact our clients in the Travel and Classified verticals in 2021. See our latest Annual Report on Form 10-K for information on how COVID-19 has impacted the Company and a more detailed discussion of our fiscal 2021 performance. *Activated media spend is defined as the sum of our Marketing Solutions revenue and the media spend activated on behalf of our Retail Media clients.

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 18 2021 Executive Compensation Highlights Highlights of our executive compensation program for 2021 include: • We continue to maintain rigorous short- and long-term incentive compensation programs for our executive officers to ensure fair ongoing pay-for-performance outcomes and strong alignment with our shareholders: ◦ Ms. Glickman, our Chief Financial Officer, was not granted any long-term incentive compensation in 2021 as the Board of Directors determined that her initial inducement grant in October 2020 would cover her long-term incentive compensation for 2021 and ensure strong pay-for-performance outcomes; ◦ In fiscal 2021, the Board of Directors determined that our named executive officers showed exceptional performance and leadership both in driving a transformation of our businesses, building long-term value, and continuing to manage the Company in the face of the ongoing COVID-19 pandemic; ◦ We paid annual incentive bonuses to our active named executive officers with funding at between 157% - 162% of target based primarily on our achievement of quantitative (Company financial performance) in addition to the named executive officers’ achievement of qualitative metrics; and • We updated our compensation peer groups to maintain alignment with key attributes of the Company (including our industry, market capitalization and certain financial metrics, including annual revenue and annual revenue growth), and determined executive compensation levels with reference, in part, to these reasonably comparable groups; and • We continued the practice by which a majority of our executive officers’ target total direct compensation opportunity is performance-based and variable paid in the form of both short- term incentives and long-term equity-based incentives, including PSUs, RSUs, and stock options (though no options were granted this year). Our long-term equity incentive awards vest over four years, and generally only provide realizable pay opportunities for executives with demonstrated growth in Company value over time or achievement of measurable, objective, pre-determined performance goals.

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 19 Executive Compensation Policies and Practices We maintain several policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy: What We Do What We Don’t Do ü Clawback policy allows recoupment of incentive compensation paid to executive officers if our financial statements are the subject of a restatement or in the event of misconduct ü Performance-based equity incentives ü Performance-based annual incentive bonus ü Rigorous caps on performance-based cash and equity compensation ü Annual compensation program review and, where appropriate, alignment with our compensation peer group; review of external competitive market data when making compensation decisions ü Significant portion of executive compensation contingent upon corporate performance, which directly influences stockholder return ü Four-year equity award vesting periods, including a one-year performance period and a two-year initial vesting cliff for PSUs ü Prohibition on short sales, hedging of stock ownership positions and transactions involving derivatives of our ADSs ü Limited executive perquisites ü Independent compensation consultant engaged by our compensation committee ü Annual board and committee self- evaluations ü Rigorous Section 16 executive officer share ownership requirement guidelines ü Maintain non-employee director share ownership requirement guidelines û No “single-trigger” change of control benefits û No post-termination retirement or pension non-cash benefits or perquisites for our executive officers that are not available to our employees generally û No tax “gross-ups” for change of control benefits û No employment agreements with executive officers that contain guaranteed salary increases or equity compensation û No discounted stock options or option re- pricings without shareholder approval û No payment or accrual of dividends on unvested stock options, PSU or RSU awards

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 20 Executive Pay Mix The charts below show the target total pay mix for each of Ms. Clarken, our current Chief Executive Officer, Ms. Glickman, our current Chief Financial Officer and Mr. Damon, our current Executive Vice President, General Counsel and Corporate Secretary. The long-term compensation presented below is based on grant date fair values, and there is no assurance that these amounts will reflect their actual economic value or that such amounts will ever be realized. For Ms. Clarken, Ms. Glickman and Mr. Damon, we have presented the target total pay mix for 2021. Ms. Glickman did not receive additional equity grants in 2021 following her initial inducement grant received in October 2020 shortly after she joined the Company. The charts illustrate the overall predominance of performance-based compensation and variable (as opposed to fixed) long-term incentive compensation through performance-based annual incentives and equity awards in our executive compensation program. We believe that this weighting of components allows us to reward our executives for achieving or exceeding our financial, operational and strategic performance goals, and align our executives’ long-term interests with those of our shareholders.

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 21 For more information on the pay mix for our named executive officers, please see “Compensation Tables — Summary Compensation Table.” Compensation Philosophy and Objectives Pay for Performance Our philosophy in setting compensation policies for our executive officers has four fundamental objectives: ü to attract and retain a highly skilled team of executives in competitive markets; ü to reward our executives for achieving or exceeding our financial, operational and strategic performance goals; ü to align our executives’ long-term interests with those of our shareholders; and

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 22 ü to provide compensation packages that are both competitive and reasonable relative to our peers and the broader competitive market. The compensation committee and the Board of Directors believe that executive compensation should be directly linked both to continuous improvements in corporate performance and to accomplishments that are expected to increase shareholder value over time. Historically, the Board of Directors has compensated our executive officers through three direct compensation components: base salary, an annual incentive bonus opportunity and long-term incentive compensation in the form of equity awards. The compensation committee and the Board of Directors believe that cash compensation in the form of base salary and an annual incentive bonus opportunity provides our executive officers with short-term rewards for success in operations, and that long-term incentive compensation in the form of equity awards increases retention and aligns the objectives of our executive officers with those of our shareholders with respect to long-term performance. Since 2015, long-term equity compensation for our executive officers has consisted of both PSU awards and stock options. Since 2019, we have included RSUs in the overall mix of compensation for our executive officers in place of stock options, outside of stock options granted in connection with inducement awards or initial equity awards. For more information, please see “—Long Term Incentive Compensation.” Participants in the Compensation Process Role of the Compensation Committee and the Board of Directors In accordance with French law, committees of our Board of Directors have an advisory role for matters falling into the competence of the Board of Directors under French law and can only make recommendations to our Board of Directors in this respect. As a result, while our compensation committee is primarily responsible for our executive compensation program, including establishing our executive compensation philosophy and practices, as well as determining specific compensation arrangements for the named executive officers, final approval by our Board of Directors is required on such matters. The Board of Directors’ decisions and actions regarding executive compensation referred to throughout this Compensation Discussion and Analysis are made following the compensation committee’s comprehensive in-depth review, analysis and recommendation. The Board of Directors approves the performance goals recommended by the compensation committee under the Company’s annual and long-term incentive plans and achievement by our executive officers of these goals. While the compensation committee draws on a number of resources, including, input from Ms. Clarken, our Chief Executive Officer, and Compensia, the compensation committee’s independent compensation consultant, to make decisions regarding our executive compensation program, the compensation committee is responsible for making the ultimate recommendation to be approved by the Board of Directors. The compensation committee relies upon the judgment of its members in making recommendations to the Board of Directors after considering several factors, including recommendations of the chairperson of the Board of Directors and the Chief Executive Officer with respect to the compensation of executive officers (other than their own compensation), Company and individual performance, perceived criticality, retention objectives, internal fairness, current compensation opportunities as compared to similarly situated executives at

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 23 peer companies (based on a review of competitive market analyses prepared by Compensia) and other factors as it may deem relevant. Role of Compensation Consultant The compensation committee retains the services of Compensia as its independent compensation consultant. The mandate of the compensation consultant includes assisting the compensation committee in its review of executive and director compensation practices, including analysis of competitive market practices and the competitiveness of our executive officer pay levels, design of the Company’s annual and long-term incentive compensation plans, and executive compensation design. The compensation committee is responsible for oversight of the work of Compensia and annually evaluates the performance of Compensia. The compensation committee has discretion to engage and terminate the services provided by Compensia. At its meeting in October 2021, the compensation committee assessed the independence of Compensia pursuant to SEC and Nasdaq rules, and the Board of Directors concluded that no conflict of interest exists that would prevent Compensia from serving as an independent consultant to the compensation committee. Role of Chief Executive Officer Ms. Clarken attended compensation committee meetings and worked with the chair of the compensation committee and Compensia to develop compensation recommendations for the executive officers (excluding Ms. Clarken), based upon individual experience and breadth of knowledge, individual performance during the year and other relevant factors. The compensation committee works directly with Compensia to recommend to the Board of Directors compensation actions for individuals holding the position of Chief Executive Officer. In accordance with Nasdaq rules, the charter of the compensation committee provides that individuals holding the position of Chief Executive Officer are not present during deliberations or voting concerning their own compensation. Use of Competitive Market Data The compensation committee draws on a number of resources to assist in the evaluation of the various components of the Company’s executive compensation program, including an evaluation of the compensation practices at peer companies. The compensation committee uses data from this evaluation to ensure that our compensation practices are competitive in the marketplace and to assess the reasonableness of compensation. Our peer companies in 2021 were provided to the compensation committee by Compensia, then selected by the compensation committee and subsequently approved by the Board of Directors. Each year, the compensation committee reviews our peer group with the assistance of Compensia and updates the peer group as appropriate. The companies comprising the peer group for 2021 were selected on the basis of their comparability to Criteo in terms of broad industry (public software and services companies focused on digital media/advertising in the United States and public software/technology companies more broadly in Europe, given the more limited number of comparable companies in the European market), geographic location, market capitalization, financial

COMBINED SHAREHOLDERS' MEETING JUNE 15, 2022

CRITEO

attributes (including revenue, revenue growth, comparable gross margin and cash flow), number of employees and other relevant factors.

Based on this evaluation, the compensation committee selected the peer companies in the following table for 2021. Given the Company's unique position as a French company publicly-listed on the Nasdaq Global Market in the United States with certain executives based in Europe, the compensation committee determined that it was appropriate to develop both U.S. and international peer groups. The peer companies generally had revenues up to two times the Company's revenue, and market capitalization between a quarter to four times the Company's market capitalization.

U.S. Peers:

Blackbaud	Endurance International	QAD
Box	FireEye	QuinStreet
Cars.com	j2 Global	Quotient Technology
CarGurus	LiveRamp Holdings	RealPage
Cloudera	Magnite	TripAdvsior
Commvault Systems	MicroStrategy	Verint Systems
Cornerstone OnDemand	Nutanix	Yelp

European Peers:

Auto Trader Group	Playtech	Talend S.A.
Cimpress	Rightmove	Travelport Worldwide
Mimecast	Scout24	Trivago N.V.
Opera	Sophos Group	

Changes to our U.S. peer group from 2020 to 2021 include the addition of Cars.com, LiveRamp Holdings, Magnite, Quotient Technology and TripAdvisor, and the removal of Cision, LogMeIn, Shutterfly and Tableau Software. Changes to our European peer group from 2020 to 2021 include the addition of Mimecast and Opera, and the removal of Delivery Hero SE, Interxion B.V. and Just Eat Takeaway.com N.V. These changes result in a peer group that we believe is more closely aligned with Criteo's financial and value criteria.

In addition to reviewing data drawn from these peer groups, the compensation committee also reviews competitive compensation data from broader Radford technology survey cuts and Compensia databases. To assist the Company in making its executive compensation decisions for 2021, Compensia evaluated competitive market practices, considering base salary, target annual incentives as a percentage of base salary, annual incentive plan structures, target total cash compensation, target annual long-term incentive grant date fair values, equity award mixes, equity award structures and target total direct compensation.

In general, our Board of Directors seeks to set executives' total cash compensation (base salary plus target annual incentive bonus) and long-term incentive compensation at levels that are

24

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 25 competitive with our peers (based on its review of the compensation data for executives with similar roles in the Company’s peer groups) and, in the case of long-term incentive compensation, at a level great enough to ensure deep alignment of our executive officers’ interests with those of our shareholders. However, the compensation committee does not formally “benchmark” our executive officers’ compensation to a specific percentile of our peer group. Instead, it considers competitive market data as one factor among many in its deliberations. The compensation committee exercises independent judgment in determining appropriate levels and types of compensation to be paid based on its assessment of several factors, including recommendations of the Chief Executive Officer with respect to the compensation of executive officers (other than their own compensation), Company and individual performance, perceived criticality, retention objectives, internal fairness, current compensation opportunities as compared with similarly situated executives at peer companies (based on review of competitive market analyses prepared by Compensia) and other factors as it may deem relevant. Prior Year Say-On-Pay Results At the 2016 Annual General Meeting, shareholder votes expressed a preference for the say- on-frequency proposal to hold an advisory vote to approve executive compensation on an annual basis. In light of this vote, the Company’s Board of Directors determined that the Company will continue to hold an advisory vote to approve executive compensation on an annual basis until the next required say-on-frequency vote, which will be held at this year’s Annual General Meeting. Our executive compensation program received significant shareholder support and was approved, on a non-binding advisory basis, by approximately 96.7% of the votes cast at the 2021 Annual General Meeting. We value feedback from our shareholders on our executive compensation program and corporate governance policies and welcome input, as it impacts our decision- making. We believe that ongoing engagement builds mutual trust with our shareholders and we will continue to monitor feedback from our shareholders and may solicit outreach on our programs, as appropriate. In 2021, our management team continued to frequently engage with the investment community, hosting and participating in 138 investor events, including during roadshows and conferences as well as phone calls and meetings with approximately 250 firms. Shareholders we spoke to jointly represented about 60% of floating shares as of December 31, 2021. In 2021, we engaged with shareholders to discuss corporate governance, board composition, executive compensation, business strategy and other ESG topics. In such engagements, investors’ feedback and suggestions on our executive compensation program were regularly heard and taken into consideration. Our shareholders generally favored our existing executive compensation levels and objective, predetermined performance-based incentive structures, which, to a large extent, explains why our executive compensation programs have remained relatively consistent in 2021 with our 2020 programs. Based on future feedback from our shareholders, our compensation committee and Board of Directors will consider potential shareholders’ concerns and take them into account in future determinations concerning compensation of our named executive officers.

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 26 Elements of Executive Compensation Program In 2021, as in prior years, our executive compensation program consisted of three principal elements: • Base salary • Annual incentive bonus • Long-term incentive compensation Base Salary Base salary is the principal fixed element of an executive officer’s annual cash compensation during employment. The level of base salary reflects the executive officer’s skills and experience and is intended to be on par with other job opportunities available to such executive officer. Given the industry in which we operate and our compensation philosophy and objectives, we believe it is important to set base salaries at a level that is both competitive with our peer group in order to retain our current executives and reasonable, and to hire new executives when and as required. However, our review of the competitive market data is only one factor in setting base salary levels. In addition, the compensation committee also considers the following factors: • individual performance of the executive officer, as well as overall performance of the Company, during the prior year; • level of responsibility, including breadth, scope and complexity of the position; • years and level of experience and expertise and location of the executive officer; • internal review of the executive officer’s compensation relative to other executives to contemplate internal fairness considerations; and • in the case of executive officers other than those holding the positions of Chief Executive Officer, the recommendations of the individuals holding the positions of Chief Executive Officer. Base salaries for our executive officers are determined on an individual basis at the time of hire. Adjustments to base salary are considered annually based on the factors described above.

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 27 2021 Base Salaries The base salaries of the named executive officers for 2020 and 2021 and related explanatory notes are set forth below: Name Position 2021 Base Salary (USD) 2020 Base Salary (USD) Explanatory Notes Megan Clarken Chief Executive Officer $650,000 $650,000 The Compensation Committee reviewed Ms. Clarken’s salary and determined that it would remain unchanged for 2021. Ms. Clarken’s remuneration is solely for her role as Chief Executive Officer of Criteo Corp. Sarah Glickman Chief Financial Officer $450,000 $450,000 Ms. Glickman began serving as our Chief Financial Officer on September 8, 2020. The amounts shown with respect to 2020 reflect the annual salary she would have received if she had served for the entirety of 2020. Ms. Glickman’s salary was not changed in 2021. Ryan Damon Executive Vice President, General Counsel and Corporate Secretary $427,000 $424,043 Upon review by the Compensation Committee, there was no change to Mr. Damon’s base salary for 2021. The amount shown with respect to 2020 reflects the compensation Mr. Damon received due to proration of the effective date April 2020, based on an annual base salary of $427,000. Annual Incentive Bonus The Company provides our executive officers with the opportunity to earn annual cash bonus awards pursuant to the Executive Bonus Plan (“EBP”), which are specifically designed to motivate our executive officers to achieve pre-established Company-wide goals set by the Board of Directors and to reward them for individual results and achievements in a given year.

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 28 The EBP is intended to provide structure and predictability regarding the determination of performance-based cash bonuses. Specifically, the EBP seeks to: (i) help attract and retain a high quality executive management team; (ii) increase management focus on challenging yet realistic goals intended to create value for shareholders; (iii) encourage management to work as a team to achieve the Company’s goals; and (iv) provide incentives for participants to achieve results that exceed Company goals. Pursuant to the EBP, the annual cash bonus opportunities for our executive officers are approved on an annual basis by the Board of Directors. The Company goals, their relative weighting, and the relative weighting for each of the individual performance goals of the executive officers, if applicable, are also established by the Board of Directors at the beginning of the year, upon recommendation of the compensation committee, shortly after the Board of Directors has approved our annual operating plan. Under the EBP, the Board of Directors has the discretion to determine the extent to which a bonus award will be adjusted based on an executive officer’s individual performance or such other factors as it may, in its discretion, deem relevant. An executive officer’s bonus award may be adjusted downward to zero by the Board of Directors based on a review of individual performance. The Board of Directors is not required to set individual qualitative goals for a given year. 2021 Annual Bonus Incentive The performance measures and related target levels for the 2021 EBP, which reflected performance requirements set at the start of the year in the Company’s annual operating plan, were developed by the compensation committee and approved by the Board of Directors at meetings held in February 2021. In the first quarter of 2021, the Board of Directors, on the recommendation of the compensation committee, set two shared quantitative goals applicable to all of the named executive officers (weighted 80%, collectively) and individual qualitative goals for each of our named executive officers (weighted 20%). All of our named executive officers participated in the 2021 EBP. Quantitative Goals The quantitative measures selected for the 2021 EBP were (i) Contribution ex-TAC* growth, measured at constant currency, from 2020 to 2021, and (ii) Adjusted EBITDA (on an absolute basis but adjusted to remove the impact of currency fluctuations) achieved during 2021. These measures were selected by the Board of Directors because Contribution ex-TAC and Adjusted EBITDA are the key measures it uses to monitor the Company’s financial performance. In particular, our strategy focuses on maximizing the growth of our Contribution ex-TAC on an absolute basis over maximizing our near- term gross margin, as we believe this focus builds sustainable long-term value for our business by fortifying a number of our competitive strengths, including access to advertising inventory, breadth and depth of data and continuous improvement of the Criteo AI Engine’s performance, allowing it to deliver more relevant advertisements at scale. In 2021 (as in 2017, 2018 and 2019), the Contribution ex-

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 29 TAC measure and Adjusted EBITDA measure were given equal weight of 40% and 40%, respectively (collectively 80% for the quantitative goals). In 2020, the compensation committee determined that Adjusted EBITDA should be more heavily weighted (Adjusted EBITDA at 50% and Contribution Ex-TAC at 30%) because of the economic uncertainties that the COVID-19 pandemic could have had on the overall revenue of the Company (and therefore on Contribution ex-TAC), and its desire to have management focus on our Adjusted EBITDA performance and the underlying expense base during this unusual year marked by the COVID-19 pandemic. In setting the payout scale for both the Contribution ex-TAC portion and the Adjusted EBITDA portion of the quantitative goals, our compensation committee took into consideration the known and perceived challenges for the Company (including related to the ongoing COVID-19 pandemic) and the overall advertising technology industry for 2021, while remaining in line with market practices. The goals were set to be challenging, yet achievable. *We have renamed Revenue ex-TAC, a non-GAAP financial measure, to Contribution ex-TAC. The change was made as the Company considers that Contribution ex-TAC is a non-GAAP financial measure of profitability, closest to Gross Profit, and not revenue. While the compensation-related metrics for fiscal year 2021 were approved by the Board of Directors as “Revenue Ex- TAC” or “Revenue Ex-TAC New Solutions”, given the renaming to Contribution Ex-TAC, we refer to these compensation-related metrics for fiscal year 2021 as “Contribution Ex-TAC” and “Contribution Ex-TAC Non-Retargeting Solutions”, respectively, where applicable in this Compensation Discussion & Analysis section. No changes were made in the calculation methodology. The payout scale on the Contribution ex-TAC portion of the quantitative goals determined in early 2021 was as follows, with Contribution ex-TAC growth measured, in each case, on a constant-currency basis: • If Contribution ex-TAC growth was between -5.3% and the 1.82% target, the payout on the Contribution ex-TAC portion of the quantitative goals would be between 50% and 100% of target; • If Contribution ex-TAC growth was between the 1.82% target and the 4.8% target, the payout on the Contribution ex-TAC portion of the quantitative goals would be between 100% and 110% of target; • If Contribution ex-TAC growth was between the 4.8% target and the 8.9% stretch target, the payout on the Contribution ex-TAC portion of the quantitative goals would be between 110% and 150% of target; • If Contribution ex-TAC growth was between the 8.9% stretch target and the 16.1% maximum target, the payout on the Contribution ex-TAC portion of the quantitative goals would be between 150% and 200% of target; and • If Contribution ex-TAC growth was 16.1% or greater, our executives could achieve the maximum payout on the Contribution ex-TAC portion of the quantitative goals, which was 200%. The payout scale on the Adjusted EBITDA portion of the quantitative goals determined in early 2021 was as follows, in each case calculated on an absolute basis and excluding currency impacts:

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 30 • If Adjusted EBITDA for 2021 was between $204 million and the $255 million target, the payout on the Adjusted EBITDA portion of the quantitative goals would be between 50% and 100% of target; • If Adjusted EBITDA for 2021 was between the $255 million target and the $283 million target, the payout on the Adjusted EBITDA portion of the quantitative goals would be between 100% and 110% of target; • If Adjusted EBITDA for 2021 was between the $283 million target and the $306 million stretch target, the payout on the Adjusted EBITDA portion of the quantitative goals would be between 110% and 150% of target; • If Adjusted EBITDA for 2021 was between the $306 million stretch target and the $331.5 million maximum target, the payout on the Adjusted EBITDA portion of the quantitative goals would be between 150% and 200% of target; and • If Adjusted EBITDA for 2021 was $331.5 million or above, our executives could achieve the maximum payout on the Adjusted EBITDA portion of the quantitative goals, which was 200%. The quantitative goals determined in early 2021 and the achievement levels for such goals were designed to ensure proper alignment between the 2021 EBP and the internal 2021 financial plan supporting the guidance that we published at the beginning of 2021. The Board of Directors did not exercise its discretion in 2021 when evaluating our financial performance and determining the 2021 EBP payout percentage with respect to the quantitative goals. The chart below sets forth the quantitative goals determined in early 2021 and the achievement levels for such goals, as well as actual Company performance for 2021 against which executive performance was measured. Payout Scale Performance Measure Weight 50% 100% 110% 150% 200% Actual 2021 Contribution ex-TAC growth at constant currency 40% -5.3% 1.82% 4.8% 8.9% !16.1% 10.9% 2021 Adjusted EBITDA on an absolute and constant currency basis 40% $204 million $255 million $283 million $306 million !$331.5 million $318.9 million As shown above, year-over-year Contribution ex-TAC growth was 10.9% at constant currency, which resulted in a 163% payout for the Contribution ex-TAC portion of the quantitative goals, and Adjusted EBITDA was $318.9 million, which resulted in a payout of 175% on the Adjusted EBITDA portion of the quantitative goals. This resulted in a total of 169% on the quantitative measures and, with 100% achievement of the qualitative goals discussed below, this would bring a total overall payout

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 31 percentage, on average, of 155% of the target bonus amounts to the 2021 EBP participants. Note that our EBP, with Board of Directors approval, allows for over-achievement of qualitative objectives, provided that the total bonus cap of 200% of target is not exceeded, so individual payout results may vary based on individual performance outcomes. Qualitative Goals In addition, the Board of Directors selected individual qualitative goals for each of the 2021 EBP participants that were aligned to strategic performance objectives for those individuals. The qualitative goals were weighted 20% of the target bonus opportunity, and this component is evaluated at the discretion of the Board of Directors. These qualitative goals for 2021 were determined for Ms. Clarken, Ms. Glickman and Mr. Damon in the first half of 2021 by the compensation committee with the intent to be rigorous and difficult to achieve. The qualitative goals for 2021 included: (i) for Ms. Clarken, executing the 2021 portion of the approved transformation plan, (including the financial performance and restructuring plan), continuing to develop and implement the mid- and long-term strategy to achieve future sustainable growth, maintaining the overall health of the Company through the COVID-19 pandemic (including developing a new hybrid model of working from home), and increasing the Company’s external profile with stakeholders; (ii) for Ms. Glickman, shifting to a dynamic, highly energized and effective General Services organization model, supporting the Company’s business model and product roadmap, designing, operating and optimizing processes and tools, providing innovative solutions and services to all employees, and building rapport with the external investor community and ensuring strategic alignment and driving shareholder value (including through investor relations events) and (iii) for Mr. Damon, optimizing the legal organization and activities to best support the Company’s new commercial strategy and product introduction, executing public affairs and privacy compliance strategy to support the Company’s new positioning and products, effectively managing Board of Directors governance and driving successful M&A, divestiture and partnership execution. Each of Ms. Clarken, Ms. Glickman and Mr. Damon also had a qualitative goal of driving a high-performing, scalable, diverse and inclusive organization (including fostering a culture consistent with Criteo values through the organization and through close teamwork within the leadership team). The compensation committee determined that the 2021 EBP participants exceeded the achievement of their respective qualitative objectives. The compensation committee recommended, and the Board of Directors approved, a 125% payout with respect to Ms. Clarken, a 110% payout with respect to Ms. Glickman, and a 135% payout with respect to Mr. Damon, in each case, for the qualitative portion of the 2021 EBP.

COMBINED SHAREHOLDERS' MEETING JUNE 15, 2022

CRITEO

2021 Annual Cash Bonus Payouts

The Board of Directors approved annual incentive bonus awards for each of the named executive officers as follows:

Name	Bonus Target as % of Base Salary	Bonus Target ($)	Quantitative Goals Achievement (80%)	Qualitative Goals Achievement (20%)	Funding Multiplier as % of Target	Actual Payout Amount
Megan Clarken	100%	$650,000	169%	125%	160%	$1,040,000
Sarah	75%	$337,500	169%	110%	157%	$529,875
Ryan Damon	60%[(1)]	256,221	169%	135%	162%	$415,078

(1) Mr. Damon's target bonus as a percentage of base salary was increased to 60% in 2021 from 50% in 2020.

Long-Term Incentive Compensation

Long-term incentive compensation in the form of equity awards is an important tool for the Company to attract industry leaders of the highest caliber in the technology industry and to retain them for the long term. The majority of our named executive officers' target total direct compensation opportunity is provided in the form of long-term equity awards. We use equity awards to align our executive officers' financial interests with those of our shareholders by motivating them to drive the achievement of both near-term and long-term corporate objectives.

Historically, the Board of Directors only granted stock options to employees of the Company. However, following a change to the tax treatment of RSUs under French law (the enactment of the *Loi Macron*), in 2018 the Board of Directors, after careful review by the compensation committee, decided to add RSUs to the Company's equity compensation program for certain employees, including executive officers at the discretion of the Board of Directors, and PSUs to the Company's equity compensation program for executive officers and managers and certain other employees. In October 2015, the Company's shareholders approved: (i) a general plan (as such plan has been amended, the "Amended and Restated 2015 Time-Based RSU Plan") providing for the grant of time-based RSUs to employees of the Company, and (ii) a performance-based plan (as such plan has been amended, the "Amended and Restated 2015 Performance-Based RSU Plan") providing for the grant of PSUs, subject to the achievement of performance goals and time-based vesting, to the executive officers and certain other members of management and employees of the Company, as determined by the Board of Directors.

In 2021, we granted RSUs and PSUs only to Ms. Clarken and Mr. Damon. Ms. Glickman was not granted any long-term incentive compensation in 2021 given her receipt of an initial inducement grant of 110,327 RSUs and 110,327 PSUs when she joined the Company in October 2020.

RSUs and PSUs provide an appropriate balance between addressing retention objectives and driving corporate performance. The Board of Directors grants some or all of our executive officers additional equity awards each year as part of our annual review of our executive compensation

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COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 33 program. The eligibility for, size of, and mix of any additional equity awards to each of our executive officers are determined on a discretionary basis taking into account the following factors: • each executive officer’s individual performance assessment, the results and contributions delivered during the year, as well as his or her anticipated potential future impact; • delivering equity values that are competitive, yet reasonable, when compared to the equity values delivered by the companies in our peer group to their executives with similar responsibility; • delivering equity award mixes that take into account our peer and broader market practices and key investor and investor advisor guidelines; • the size and vesting schedule of existing equity awards in order to maximize the long-term retentive power of additional awards; • the size of each executive officer’s total cash compensation opportunity; • the Company’s overall performance relative to corporate objectives; and • the Company’s projected overall equity pool for the year and impact on available share reserves. Based on the foregoing factors, the Board of Directors, upon recommendation of the compensation committee, determined that the regular 2021 long-term incentive compensation to be granted to Ms. Clarken, and Mr. Damon should consist of a mix of RSUs and PSUs.

COMBINED SHAREHOLDERS' MEETING JUNE 15, 2022

CRITEO

The table below sets forth the equity awards granted by the Board of Directors to our named executive officers in 2021:

Name	Shares Issuable Upon Exercise of Stock Options Granted in 2021	Shares Issuable Upon Vesting of PSUs Granted in 2021(1)	Shares Issuable Upon Vesting of RSUs Granted in 2021	Total Value of Equity Awards in 2021 (in thousands)	
				Targeted	Actual(3)
Megan Clarken	–	110,200	110,200	$5,393	$7,815
Ryan Damon	–	25,747	25,748	$1,260	$1,826
Sarah Glickman	–	–(2)	–(2)	–	–

(1) The amounts of PSUs set forth in this column show the amounts originally granted to our named executive officers. As set forth in the section below, 100% of Ms. Clarken's and Mr. Damon's 2021 PSU awards were earned based on achievement of relevant 2021 financial goals.

(2) Ms. Glickman did not receive any equity grants in 2021 due to her receipt of an initial inducement grant of 110,327 RSU and 110,327 PSU when she joined the Company in late 2020. 100% of Ms. Glickman's 2020 PSU awards were earned, as determined by the Board of Directors in early 2022 based upon the attainment of the 2021 financial goals. Please see "—Performance Conditions and Vesting of PSU Grants" below for further information on Ms. Glickman's 2020 PSU awards.

(3) The grant date value of the shares awarded are approximately 45% greater than the targeted value expressed in cash due to a difference in the 30-day stock price average used for conversion ($24.47) of cash to the number of shares, in accordance with the Company's standard grant practices, and the actual price of our Ordinary Shares on the grant date ($35.46). Going forward, the Board of Directors determined as of April 27, 2021 to standardize the pricing policy for all equity grants to an average of 20-trading-day closing price calculated on date of determination, the date of determination being five (5) trading days prior to the date on which the Board of Directors grants the equity award, provided that the fair market value should not be less or more than 10% of the closing price on the date of determination of the number of shares.

Performance Conditions and Vesting of PSU Grants

Our Ordinary Shares subject to the PSUs granted to the named executive officers are earned contingent upon the attainment of certain financial goals that are typically set by the Board of Directors upon their grant. In 2021, Ms. Clarken and Mr. Damon were granted 110,200 and 25,747 PSUs, respectively, in the first quarter and the Board of Directors set 2021 Contribution Ex-TAC, Free Cash Flow and Contribution Ex-TAC Non-retargeting Solutions goals for this grant. However, Ms. Glickman was a new hire in September 2020 and she received an initial inducement equity grant of 110,327 PSUs in October 2020. Accordingly, the Board of Directors determined that Ms. Glickman's PSU awards would be subject to the 2021 financial goals. Below we have described the application of the 2021 financial goals that apply to Ms. Clarken's and Mr. Damon's 2021 PSU grants and Ms. Glickman's 2020 PSU grant.

Achievement in Contribution Ex-TAC, Free Cash Flow and Contribution Ex-TAC Non-retargeting Solutions are important metrics used by the Board of Directors to measure the Company's

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COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 35 financial performance and creation of shareholder value given our current development stage, the significant growth opportunities ahead of us and the significant impact that high Contribution Ex-TAC, Free Cash Flow and Contribution Ex-TAC Non-retargeting Solutions can have on the Company’s profitability and cash generation given the scalability of our operating model. As a result, given the increased focus that the Company is putting on optimizing the expense base and cash flow generation, the compensation committee and Board of Directors determined that growth in these three metrics, with equal weighting on each metric, was the appropriate performance measure for the 2021 (or 2020, for Ms. Glickman) PSU awards. Our compensation committee and Board of Directors believe that setting a one-year performance measurement period remains appropriate at this stage in the Company’s development and market conditions. This approach was balanced by the four-year vesting schedule to which any earned PSUs are subject, as discussed below. Our 2021 Free Cash Flow target, described below, represents an approximately 44% conversion rate of the Adjusted EBITDA target for the year, which is in line with the average conversion rate for prior years. The following table sets forth the 2021 Contribution Ex-TAC goal for the 2021 PSU awards. 2021 Contribution Ex-TAC Potential Percentage of PSUs Earned(1)(2) $781 million 50% (Threshold) $840 million 100% (Target) (1) Achievement is linear for Contribution Ex-TAC between tranches, and paid to one decimal point. Achievements below the threshold and above the maximum are rounded up or down accordingly, and capped at 100%. (2) Every $1 million above the target from Contribution Ex-TAC Non-retargeting Solutions metric below will be added to Contribution Ex-TAC to bring Contribution Ex-TAC to the target level, if it is otherwise below target. However, both Contribution Ex-TAC and Contribution Ex-TAC Non-retargeting Solutions will be capped at 100% payout. The following table sets forth the 2021 Free Cash Flow goal for the 2021 PSU awards. 2021 Free Cash Flow Potential Percentage of PSUs Earned(1) $67 million 50% (Threshold) $111 million 100% (Target) (1) Achievement is linear for Free Cash Flow between tranches, and paid to one decimal point. Achievements below the threshold and above the maximum are rounded up or down accordingly, and capped at 100%.

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 36 The following table sets forth the 2021 Contribution Ex-TAC Non-retargeting Solutions goal for the 2021 PSU awards. 2021 Contribution Ex-TAC Non-retargeting Solutions Potential Percentage of PSUs Earned(1)(2) $207 million 50% (Threshold) $230 million 100% (Target) (1) Achievement is linear for Contribution Ex-TAC Non-retargeting Solutions between tranches, and paid to one decimal point. Achievements below the threshold and above the maximum are rounded up or down accordingly, and capped at 100%. (2) Every $1 million above the target from Contribution Ex-TAC Non-retargeting Solutions will be added to the Contribution Ex-TAC metric above to bring Contribution Ex-TAC to the target level, if it is otherwise below target. However, both Contribution Ex-TAC and Contribution Ex-TAC Non-retargeting Solutions will be capped at 100% payout. Actual 2021 Contribution Ex-TAC, Free Cash Flow and Contribution Ex-TAC Non-retargeting Solutions was $914.8 million, $167.9 million and $246.6 million, respectively, each of which was in excess of the applicable target for the year and resulting in a 100% payout with respect to each applicable goal. Based on the goals set by the Board of Directors in early 2021, the total payout percentage was 100% with respect to the 2021 PSU awards granted to Ms. Clarken and Mr. Damon and the 2020 PSU awards granted to Ms. Glickman. Note that the PSU awards for 2021 were capped at 100%, with no opportunity for over-achievement. Our compensation committee and Board of Directors believe that a time-based vesting requirement for any earned PSUs is important to provide additional retention incentives and longer term alignment with our shareholders. The PSUs earned with respect to 2021 are subject to a four-year vesting schedule, with half of any earned PSUs vesting on the second anniversary of the grant date and the remainder vesting in eight equal quarterly installments thereafter, which quarterly vesting would be subject to the recipient’s continued employment with the Company. As a result, none of the PSUs granted to Ms. Clarken or Mr. Damon for 2021 will vest until March 2023 at the earliest and none of the PSUs granted to Ms. Glickman for 2020 will vest until October 2022 at the earliest. Vesting of RSU Grants Our standard RSU grants have a four-year vesting schedule, with 50% of the award vesting on the second anniversary of the date of grant, and the remainder vesting in equal quarterly installments thereafter over the subsequent two-year period. Share Ownership and Equity Awards As discussed above, long-term incentive compensation in the form of equity awards is an important tool for the Company to attract industry leaders of the highest caliber in the global technology industry and to retain them for the long term. The majority of our named executive officers’ target total direct compensation opportunity is provided in the form of long-term equity awards. We

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 37 use equity awards to align our executive officers’ financial interests with those of our shareholders by motivating them to assist with the achievement of both near-term and long-term corporate objectives. As a result, each of our named executive officers accumulates substantial exposure to our stock price, which, when coupled with time- and performance-based vesting, we believe results in strong alignment of our executives’ interests with those of our shareholders. Furthermore, our insider trading policy prohibits short sales, trading in derivative instruments and other inherently speculative transactions in our equity securities by our employees and related persons. Share Ownership Requirements On December 11, 2019, our Board of Directors adopted share ownership guidelines for our Section 16 executive officers, under which (i) our Chief Executive Officer is required to acquire and own securities in an amount equal to the lesser of (a) 200,000 shares or (b) five times their annual base salary and (ii) all other Section 16 executive officers are required to acquire and own securities in an amount equal to the lesser of (a) 45,000 shares or (b) two times their annual base salary. The Section 16 officers are required to meet the applicable ownership requirements within five years of becoming subject to them. If required share ownership is not satisfied within five years, the individual must retain 100% of any shares resulting from exercised options or vested RSUs or PSUs, net of any amounts required to pay taxes and exercise prices, until the guidelines are met. These share ownership guidelines were revised on October 23, 2020 to remove their application to the chairperson of our Board of Directors because a separate share ownership guidelines for our non-employee directors was adopted, as further described below. On October 23, 2020, our Board of Directors adopted share ownership guidelines for our non- employee directors (including the chairperson of our Board of Directors). For more details on the non- employee director share ownership guidelines, see “Director Compensation—Non-Employee Director Share Ownership Guidelines.” In addition to these share ownership guidelines, our Board of Directors require that 1% of the shares resulting from the exercise of stock options or received upon the vesting of RSUs or PSUs by our chairperson (if applicable), Chief Executive Officer and Deputy Chief Executive Officers (“directeurs généraux délégués”) be held by such persons until the termination of their respective offices. For 2021, (i) Ms. Picard was the chairperson of our Board of Directors and (ii) Ms. Clarken was our Chief Executive Officer.

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 38 The table below shows the total exposure that each of our named executive officers had to Criteo’s stock as of March 31, 2022, including both vested and unvested equity awards. Name Ordinary Shares and ADSs (1) Securities underlying option awards (2) Securities underlying RSU and PSU awards (3) Total Megan Clarken 49,985 195,371 516,828 762,184 Sarah Glickman — — 312,674 312,674 Ryan Damon 44,380 16,845 158,292 219,517 Total for all named executive officers: 1,294,375 (1) The amounts shown in this column reflect Ordinary Shares and ADSs owned by each of our named executive officers. (2) The amounts shown in this column reflect stock options that have vested and are exercisable, as well as those that have not yet vested. For more information on grant dates, vesting schedules, exercise prices and expiration dates of option awards held by our named executive officers as of December 31, 2021, please see “Compensation Tables—Outstanding Equity Awards at 2021 Fiscal Year End.” (3) The amounts shown in this column reflect outstanding RSUs and PSUs, whether or not vested or determined earned by the Board of Directors. For more information on the RSUs and PSUs held by each of our named executive officers as of December 31, 2021, please see “Compensation Tables—Outstanding Equity Awards at 2020 Fiscal Year End.” For more information applicable to PSU awards, please see “—Long-Term Incentive Compensation.” Other Compensation Information Employee Benefit Programs Each of our executive officers is eligible to participate in the employee benefit plans available to our employees in the country in which they are employed, including medical, dental, group life and disability insurance, in each case on the same basis as other employees in such country, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, all of which we believe to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits. Our retirement savings plan for U.S. employees is a tax-qualified 401(k) retirement savings plan (the “401(k) Plan”), pursuant to which all employees, including any named executive officer employed by our U.S. subsidiary (Criteo Corp.), are able to contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Code. In 2021, we provided a 100% matching contribution on employee contributions up to the first 3% of eligible compensation and a 50% matching contribution for the next 2% of eligible compensation. Each of Ms. Clarken, Ms. Glickman and Mr. Damon participate on the same basis as our other eligible employees. Perquisites and Other Personal Benefits We provide limited perquisites to our named executive officers. For more information on the perquisites and other personal benefits provided to our named executive officers, please refer to footnote (8) to the Summary Compensation Table in “Executive Compensation – Compensation Tables” included elsewhere in this proxy statement.

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 39 Timing of Compensation Actions Compensation, including base salary adjustments, for our named executive officers is reviewed annually, usually in the first quarter of the fiscal year, and upon promotion or other changes in job responsibilities. Equity Grant Policy We do not have, nor do we plan to establish, any program, plan or practice to time stock option grants in coordination with releasing material non-public information or any plan to reprice any outstanding option awards. Short Sale and Derivatives Trading Policy As noted in more detail above under the caption “Anti-Hedging/Pledging Policy,” our insider trading policy prohibits short sales, trading in derivative instruments and other inherently speculative transactions in our equity securities by our employees and related persons. Executive Compensation Recovery (“Clawback”) Policy We maintain a “clawback” policy with respect to certain compensation earned by or paid to our executive officers after the effective date of the policy, adopted in April 2018. To the extent permitted by applicable law, the policy allows us to recoup performance-based equity awards and cash bonuses from our Chief Executive Officer and certain other executive officers (including our named executive officers) if (i) the amount of any such incentive payments was based on the achievement of financial results that were subsequently the subject of an amendment or restatement, and the applicable incentive payment would not have been made to the executive officer based upon the restated financial results, or (ii) the executive engaged in misconduct. Risks Related to Compensation Policies and Practices As part of the Board of Directors’ risk oversight role, our compensation committee at least annually reviews and evaluates the risks associated with our compensation programs. The compensation committee has reviewed our compensation practices as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. In making this determination, the compensation committee considered the following: • the Company’s use of different types of compensation vehicles to provide a balance of short- term and long-term incentives with fixed and variable components; • the granting of equity-based awards that are earned based on performance (in the case of executive officers) and subject to time-based vesting, which aligns employee compensation with Company performance, encouraging participants to generate long-term appreciation in equity values;

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 40 • the Company’s annual bonus determinations for each employee being tied to achievement of Company goals, which goals seek to promote retention on behalf of the Company and to create long-term value for our shareholders; and • the Company’s system of internal control over financial reporting and code of business conduct and ethics, which among other things, reduce the likelihood of manipulation of the Company’s financial performance to enhance payments under any of its incentive plans.

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 41 COMPENSATION COMMITTEE REPORT The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. THE COMPENSATION COMMITTEE James Warner (Chair) Edmond Mesrobian Rachel Picard

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COMPENSATION TABLES

Summary Compensation Table

The following Summary Compensation Table sets forth, for the three years ended December 31, 2021, 2020 and 2019, respectively, the compensation earned by (i) our principal executive officer, (ii) our principal financial officer, and (iii) our other executive officer, other than the principal executive officer and the principal financial officer, who was serving as of the end of the fiscal year (collectively, our named executive officers).

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)(4)(5)(6)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)(8)	Total ($)
Megan Clarken	2021	650,000	–	7,815,000	–	1,040,000	68,644	9,573,644
Chief Executive Officer	2020	650,000	–	–	–	663,000	126,900	1,439,900
	2019	65,890.41 (3)	300,000 (3)	2,514,156	2,429,699	65,890	75,000	5,084,745
Sarah Glickman (1)	2021	450,000	–		–	529,875	11,400	991,275
Chief Financial Officer	2020	141,393 (3)	100,000 (3)	3,051,645	–	106,045	2,250	3,401,333
Ryan Damon	2021	427,000	–	1,826,000	–	415,078	99,868	2,767,946
EVP, General Counsel and	2020	424,043	–	1,008,685	–	216,262	140,846	1,789,836
and Corporate Secretary	2019	415,000	–	–	–	164,838	139,190	719,028

(1) Ms. Glickman became our Chief Financial Officer on September 8, 2020. Ms. Glickman received a sign-on bonus equal to $100,000. As provided above, Ms. Glickman did not receive an additional equity grant in 2021 due to her initial inducement grant in late 2020.

(2) All amounts presented in the Summary Compensation Table, and in the supporting tables that follow, are expressed in U.S. dollars. The average exchange rate used for the purpose of the Summary Compensation Table, and, unless otherwise noted, the supporting tables that follow, for the three years ended December 31, 2021, 2020 and 2019 is as follows:

Date	Euro to U.S. Dollar Conversion Rate
12/31/21	1.1326
12/31/20	1.1421
12/31/19	1.1196

(3) The amounts of base salary and bonus paid to Ms. Clarken and to Ms. Glickman in 2019 and 2020, respectively, were pro-rated based on the time that they each joined the Company in 2019 and 2020, respectively.

(4) The 2021 actual stock award values are approximately 45% greater than the intended targets values due to a difference in the 30-day stock price average used for conversion ($24.47) and the actual price on the grant date ($35.46).

(5) The amounts reported in the "Stock Awards" and "Option Awards" columns reflect the aggregate grant date fair value of each award computed in accordance with ASC Topic 718. For information regarding the assumptions used in determining the fair value of awards granted in 2021, 2020 and 2019 please refer to Note 20, Note 19 and Note 20 (Share-based Compensation), respectively, of our Annual Reports on Form 10-K, each as filed with the SEC on February 25, 2022, February 26, 2021 and March 2, 2020, respectively.

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COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 43 (6) The amounts reported in the “Stock Awards” column represent the grant date fair value of the 2019, 2020 and 2021 PSU awards at target, computed in accordance with FASB ASC Topic 718, which also reflects the maximum value of the PSU award. (7) The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the amount of the cash incentive bonus earned by our named executive officers for performance for the three years ended December 31, 2021, 2020 and 2019 under the EBP. See “Executive Compensation–Compensation Discussion and Analysis–Elements of Executive Compensation Program—Annual Incentive Bonus” for the discussion and analysis of the annual cash incentives earned by each named executive officer in respect of 2021. (8) The amounts reported in the “All Other Compensation” column for 2021 include the benefits set forth in the table below. The incremental cost to the Company is based on premiums paid, amounts reimbursed by the Company to the executive and the cost of mobility benefits to the Company. Named Executive Officer Life Insurance and Disability Benefit Plan Contributions ($)(a) Defined Contribution Plan Contributions ($)(b) Tax Reimbursement s ($)(c) Mobility Benefits ($)(d) Megan Clarken — 11,400 1,953 55,291 Sarah Glickman — 11,400 — — Ryan Damon — 3,563 33,950 62,355 (a) Represents the cost of any life insurance and disability plan premium, which was not applicable to any of the named executive officers this year. (b) Represents the cost to us of our employer contributions to the 401(k) plan accounts of Ms. Clarken, Mr. Damon and Ms. Glickman, who elected to participate in our 401(k) plan. (c) Represents Company-paid taxes for items such as taxable mobility benefits. (d) Represents mobility benefits paid by us to Ms. Clarken and Mr. Damon. Mobility benefits include certain benefits that are provided for international assignments and relocations.

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Grants of Plan-Based Awards Table 2021

The following table sets forth the grants of plan-based awards to the named executive officers during the year ended December 31, 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)						
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Megan Clarken	—	325,000	650,000	1,300,000	—	—	—	—	—	—	—
	2/25/2021	—	—	—	—	110,200	110,200		—	—	3,907,692
	2/25/2021	—	—	—	—	—	—	110,200	—	—	3,907,692
Sarah Glickman	—	168,750	337,500	675,000	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—
Ryan Damon	—	128,100	256,200	512,400	—	—	—	—	—	—	—
	2/25/2021	—	—	—	—	25,747	25,747	—	—	—	912,989
	2/25/2021	—	—	—	—	—	—	25,748	—	—	913,024

(1) The amounts in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column represent each named executive officer's annual cash incentive that could have been earned in respect of the annual cash incentive established in 2021 under the EBP. See "Executive Compensation-Compensation Discussion and Analysis-Elements of Executive Compensation Program—Annual Incentive Bonus" for a discussion of the annual cash incentives earned by each named executive officer for 2021. Note that Mr. Damon's target bonus as a percentage of base salary increased from 50% to 60% in 2021.

(2) On February 25, 2021, Ms. Clarken and Mr. Damon each received a grant of PSUs under the Amended and Restated 2015 Performance-Based RSU Plan. 100% of these PSUs were earned, 50% of which will vest on the two-year anniversary of the grant date, and the remainder will vest in equal portions at the end of each quarter during the two-year period thereafter. On October 23, 2020, Ms. Glickman received a grant of PSUs under the Amended and Restated 2015 Performance-Based RSU Plan. 100% of these PSUs were earned, as determined by the Board of Directors in 2022 based upon the attainment of the 2021 financial goals, 50% of such earned PSUs will vest on the two-year anniversary of the grant date, and the remainder will vest in equal portions at the end of each quarter during the two-year period thereafter. See "Executive Compensation-Compensation Discussion and Analysis—Elements of Executive Compensation Program—Long-Term Incentive Compensation" for a discussion of the terms of the PSUs granted in 2021 and 2020, with respect to Ms. Glickman.

(3) Ms. Clarken and Mr. Damon each received a grant of RSUs under the Amended and Restated 2015 Time-Based RSU Plan on February 25, 2021, 50% of which will vest on the two-year anniversary of the grant date, and the remainder will vest in

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COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 45 equal portions at the end of each quarter during the two-year period thereafter. See “Executive Compensation— Compensation Discussion and Analysis—Elements of Executive Compensation Program—Long-Term Incentive Compensation” for a discussion of the terms of the RSUs granted in 2021. (4) Represents the grant date fair value, measured in accordance with ASC Topic 718, of PSU awards and RSU awards made in 2021. Grant date fair values are calculated pursuant to assumptions set forth in Note 20 of our Annual Report on Form 10-K as filed with the SEC on February 25, 2022. Executive Employment Agreements We have entered into an offer letter agreement or employment agreement with each of the named executive officers, the material terms of which are described below. Each of the agreements with our named executive officers is for an indefinite term. The provisions of these arrangements relating to termination of employment are described under “Potential Payments Upon Termination or Change of Control” below. See “Executive Compensation– Compensation Discussion and Analysis–Elements of Executive Compensation Program” for a discussion of the elements of compensation of each of the named executive officers for the year ended December 31, 2021. Ms. Clarken Criteo S.A. and Criteo Corp. entered into a management agreement with Ms. Clarken, dated as of October 2, 2019, as amended on November 22, 2019, in connection with her employment by Criteo Corp. The management agreement, as amended, provided that Ms. Clarken was entitled to receive an annual base salary of $650,000 and will be eligible to receive a target annual bonus opportunity equal to 100% of her base salary. Ms. Clarken’s remuneration is in respect of her role as Chief Executive Officer of our wholly-owned subsidiary, Criteo Corp. In connection with her potential relocation from the United States to Paris, France, Criteo Corp. agreed to reimburse Ms. Clarken for certain expenses up to $75,000, in accordance with the Company’s relocation policy approved by the Board of Directors, including airfare for Ms. Clarken and her spouse, furniture and household moving expenses, incidentals and the cost of temporary housing for up to two months. Criteo Corp. also agreed to provide Ms. Clarken with (i) reasonable tax assistance services, (ii) reasonable immigration assistance services for Ms. Clarken and her spouse, (iii) the cost of airfare for Ms. Clarken and her spouse for up to three visits to Ms. Clarken’s home country per calendar year and (iv) a monthly housing allowance equal to $5,000 per month (or the equivalent amount in euros) after taxes for a maximum period of three years. Due to the effects of the COVID-19 pandemic, Ms. Clarken’s relocation to France was disrupted and certain fixed expenses were paid by the Company on her behalf in connection with her previous attempt to relocate. In February 2021, the Board of Directors determined to temporarily halt the payment of any further relocation benefits until Ms. Clarken is permitted to relocate to France. The Company will reinstate the relocation benefits for a period of two years once Ms. Clarken is able to relocate to France. Our Board of Directors determined that, for year ended December 31, 2021, Ms. Clarken’s annual base salary and target annual bonus opportunity would be unchanged. Ms. Glickman We entered into an offer letter effective as of August 27, 2020, as amended on April 1, 2021 and March 16, 2022, with Ms. Glickman, our current Chief Financial Officer. Pursuant to the offer letter, Ms. Glickman was entitled to receive an annual base salary of $450,000 and a target annual bonus opportunity equal to 75% of her annual base salary

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with a maximum annual bonus opportunity equal to 200% of her base salary. Additionally, Ms. Glickman received an initial inducement equity grant of (i) 110,327 time-based RSUs and (ii) 110,327 performance-based PSUs.

In connection with a potential relocation to Paris, France, the Company agreed to reimburse Ms. Glickman for certain relocation-related expenses for up to two months following such a relocation. The Company also agreed to provide Ms. Glickman with certain tax and immigration assistance, housing allowance, schooling fees and airfare costs, for a maximum period of three years after such a relocation. Ms. Glickman has not benefited from any of the above in 2021.

Mr. Damon

We entered into an employment agreement effective as of August 1, 2018, as amended on March 16, 2022, with Mr. Damon, our Executive Vice President, General Counsel and Corporate Secretary. Under the terms of his employment agreement, for the year ended December 31, 2018, Mr. Damon was entitled to receive an annual base salary of $415,000, and a target annual bonus opportunity that was initially equal to 50% of his annual base salary.

Our Board of Directors determined that for year ended December 31, 2021, Mr. Damon would be entitled to receive an annual base salary of $427,000, and an annual target bonus opportunity equal to 60% of his annual base salary.

Outstanding Equity Awards at 2021 Fiscal Year End

The following table sets forth the number of securities underlying outstanding equity awards held by the named executive officers as of December 31, 2021.

		Option Awards					Stock Awards			
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Megan Clarken	12/11/19	28,992	195,371	–	17.54	12/11/29	62,697	2,437,032	–	–
	2/25/21						110,200	4,283,474	110,200	4,283,474
Sarah Glickman	10/23/20	–	–	–	–	–	110,327	4,288,410	110,327	4,288,410
Ryan Damon	10/25/18	4,564	16,845	–	20.48	10/25/28	4,688	182,222	–	–
	3/3/20	–	–	–	–	–	21,608	839,903	21,608	839,903
	2/25/21	–	–	–	–	–	25,748	1,000,825	25,747	1,000,786

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COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 47 (1) Refer to “—Potential Payments upon Termination or Change of Control” below for circumstances under which the terms of the vesting of equity awards would be accelerated. (2) The stock options will generally vest as to 25% of the grant on the first anniversary of the date of grant and in 16 equal quarterly installments thereafter, based on continued employment. (3) The applicable exchange rate for the exercise price of the stock option and employee warrant awards shown in the Outstanding Equity Awards at Fiscal Year End table are as follows: Date Euro to U.S. Dollar Conversion Rate 10/25/18 1.1389 12/11/19 1.1077 3/3/20 1.1117 10/23/20 1.1856 2/25/21 1.1246 (4) The PSUs will generally vest as to 50% of the earned amount on the second anniversary of the date of grant and in eight equal quarterly installments thereafter, based on continued employment. (5) The RSUs will generally vest as to 50% on the two-year anniversary of the grant date, and the remainder will vest in eight equal quarterly installments thereafter. (6) Determined with reference to $38.87, the closing price of an ADS on December 31, 2021. Option Exercises and Stock Vested in 2021 The following table summarizes for each named executive officer the stock option exercises and shares vested from outstanding stock awards during the year ended December 31, 2021. Option Awards Stock Awards Name Number of Shares Acquired on Exercise (#) Value Realized on Exercise ($) Number of Shares Acquired on Vesting (#) Value Realized on Vesting ($) Megan Clarken 180,096 7,098,430 71,654 2,936,381 Sarah Glickman — — — — Ryan Damon 48,655 1,899,631 6,250 207,071 Potential Payments upon Termination or a Change of Control Individual Agreements We have entered into employment arrangements and non-compete agreements, as described below, which require us to provide specified payments and benefits to certain of our named executive officers as a result of certain terminations of employment, including following a change of control. Each of the employment arrangements with our named executive officers, discussed above in “Executive Compensation—Compensation Tables—Executive Employment Agreements,” provide for severance, non-compete or change of control payments.

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 48 Ms. Clarken Ms. Clarken’s employment agreement, as amended, provides for a potential severance payment in the event of certain terminations of employment with Criteo Corp. If Ms. Clarken’s office as Chief Executive Officer of Criteo Corp. is terminated by Criteo Corp. other than for Cause (as defined in her employment agreement) and other than due to her death or disability, or by Ms. Clarken for Good Reason (as defined in her employment agreement) (each, an “involuntary termination”), subject to Ms. Clarken’s execution of a general release of claims in favor of Criteo S.A. and Criteo Corp. and continued compliance with the restrictive covenants set forth in her protective covenants agreement, Ms. Clarken will be entitled to receive (i) a lump sum cash amount equal to the sum of (A) Ms. Clarken’s annual base salary rate as then in effect (without giving effect to any reduction in base salary amounting to Good Reason), (B) an annual bonus for the calendar year during which the involuntary termination occurs, calculated based on the annual bonus that would be paid to Ms. Clarken if her office had not terminated and if all performance-based milestones were achieved at the 100% level by both Criteo Corp. and Ms. Clarken, (C) all earned but unpaid bonus amounts for completed performance periods prior to the termination date (notwithstanding any requirement to remain in service through the payment date) and (D) up to $75,000 in reimbursement for certain expenses incurred by Ms. Clarken in connection with her relocation from Paris, France back to her home country, including airfare for Ms. Clarken and her spouse, and furniture and household goods moving expenses, (ii) the cost of COBRA premiums under Criteo Corp.’s group health insurance plans in the United States and the cost of premiums for medical, dental, life insurance and disability insurance in France, in each case, for the 12-month period following the termination date and (iii) continued vesting of outstanding unvested stock options, RSUs and PSUs as if Ms. Clarken remained in service for 12 months following the termination date (and in the case of PSUs, based on actual performance at the end of the applicable performance year, as determined by the board in its reasonable discretion). All vested stock options will remain exercisable by Ms. Clarken for the 12-month period following the termination date, or the earlier expiration of the stock option pursuant to its original terms. If Ms. Clarken’s office as Chief Executive Officer of Criteo Corp. is terminated due to an involuntary termination within one year following a Change in Control (as defined in her employment agreement), subject to Ms. Clarken’s execution of a general release of claims in favor of Criteo S.A. and Criteo Corp. and continued compliance with the restrictive covenants set forth in her protective covenants agreement, Ms. Clarken will be entitled to receive immediate vesting of all outstanding unvested stock options, RSUs and PSUs based on achievement of the target level of performance, provided that no RSU or PSU granted within the one-year period prior to the date of Ms. Clarken’s termination will vest (but, in such event, any unvested RSUs or PSUs will continue to vest as if Ms. Clarken remained in service for up to 12 months following the termination date). All vested stock options will remain exercisable by Ms. Clarken for the 12-month period following the termination date, or the earlier expiration of the stock option pursuant to its original terms. Any RSUs or PSUs that become vested pursuant to the terms of her employment agreement will be subject to a holding period until the second anniversary of the date of grant of the award, and the shares relating to such vested RSUs and PSUs will be definitively acquired by (delivered to) Ms. Clarken no earlier than the expiration of the required holding period. Ms. Glickman Ms. Glickman’s offer letter, as amended, provides for a potential severance payment in the event of certain terminations of employment with Criteo Corp. If Ms. Glickman’s office as Chief Financial Officer of Criteo Corp. is

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 49 terminated by Criteo Corp. other than for Cause (as defined in her offer letter), or by Ms. Glickman for Good Reason (as defined in her offer letter) (each, an “involuntary termination”), subject to Ms. Glickman’s execution of a general release of claims in favor of Criteo S.A. and Criteo Corp. and continued compliance with the restrictive covenants set forth in her protective covenants agreement, Ms. Glickman will be entitled to receive a lump sum cash amount (less all applicable withholdings) equal to the sum of (i) the product of (x) 12, if the termination date (as defined in her offer letter) is during the initial 12 months of her employment, or 6, if the termination date is after such initial 12 month period, and (y) her monthly base salary rate as then in effect, (ii) an amount equal to the product of (A) 100%, if the termination date is during the initial 12 months of her employment, or 50%, if the termination date is after such initial 12 month period and (B) her annual bonus target for the calendar year during which the termination occurs, calculated based on the bonus that would be paid to her if her employment had not terminated and if all performance-based milestones were achieved at the 100% level by both Company and Ms. Glickman and (iii) all bonus amounts earned for completed performance periods prior to the termination date but which otherwise remain unpaid as of the termination date. In addition, based on the conditions in the preceding sentence, Ms. Glickman will also be entitled to receive the cost of COBRA premiums under Criteo Corp.’s group health insurance plans in the United States and, if applicable, the cost of premiums for medical, dental, life insurance and disability insurance in France, in each case, until the earlier of (i) 12 months, if the termination date is during the initial 12 months of employment, or 6 months if the termination date is after the initial 12 months of employment and (ii) the first date her and her covered dependents become eligible for healthcare coverage under another employer’s plan. If Ms. Glickman’s office as Chief Financial Officer of Criteo Corp. is terminated due to an involuntary termination within 12 months following a Change in Control (as defined in her offer letter), subject to Ms. Glickman’s execution of a general release of claims in favor of Criteo S.A. and Criteo Corp., Ms. Glickman will be entitled to receive immediate vesting of all outstanding unvested RSUs and PSUs based on achievement of the target level of performance, provided that no RSU or PSU granted within the one-year period prior to the date of Ms. Glickman’s termination will vest (but, in such event, any unvested RSUs or PSUs will continue to vest as if Ms. Glickman remained in service for up to 12 months following the termination date). Any RSUs or PSUs that become vested pursuant to the terms of her offer letter will be subject to a holding period until the second anniversary of the date of grant of the award, and the shares relating to such vested RSUs and PSUs will be definitively acquired by (delivered to) Ms. Glickman no earlier than the expiration of the required holding period. Mr. Damon Mr. Damon’s employment agreement provides for a potential severance payment in the event Mr. Damon is terminated by us without Cause or resigns with Good Reason (as such terms are defined in his employment agreement). In such an event, Mr. Damon will be entitled to receive, on the 60th day following the Termination Date (as defined in the employment agreement), a lump sum cash amount (less applicable withholdings) equal to the sum of (i) the product of (x) six (or in the event of a change of control (as defined in the employment agreement) and a subsequent involuntary termination within 12 months following the date of such change of control, 12), and (y) Mr. Damon’s monthly base salary rate as then in effect (without giving effect to any reduction in base salary amounting to good reason), (ii) an amount equal to the product of (x) 50% (or in the event of a change of control (as defined in the employment agreement) and a subsequent involuntary termination within 12 months following the date of such change of control, 100%) and (y) Mr. Damon’s annual bonus for the calendar year during which the termination occurs, calculated based

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 50 on the bonus that would be paid to Mr. Damon if his employment had not terminated and if all performance-based milestones were achieved at the 100% level by both the Company and Mr. Damon, such bonus to be, solely for the purpose of defining severance benefits, and (iii) all bonus amounts earned for completed performance periods prior to the termination date but which otherwise remain unpaid as of the termination date. In addition, in the event that Mr. Damon is terminated by us without Cause or resigns with Good Reason, in each case, upon or within 12 months following a change in control of the Company (as defined in the 2016 Stock Option Plan), his equity awards will accelerate and become exercisable as of his termination date, provided that the PSUs will vest in the amount that would become vested assuming achievement of the target level of performance, and provided further that in all instances the provisions of the Amended and Restated 2015 RSU Plan and the Amended and Restated 2015 PSU Plan which prohibit the acceleration or shortening of the minimum vesting period of one year will continue to apply, such that no RSUs or PSUs granted within the one-year period prior to the date of Mr. Damon’s termination will vest (but, in such event, any unvested RSUs or PSUs will continue to vest as if Mr. Damon remained in service for up to 12 months following the termination date). Any RSUs or PSUs that become vested pursuant to the terms of Mr. Damon’s employment agreement will be subject to a holding period until the second anniversary of the date of grant of the award and the shares relating to such vested RSUs and PSUs will be definitively acquired by (delivered to) Mr. Damon no earlier than the expiration of the required holding period. Treatment Under Equity Plans Stock Option Plans Each of our 2012 Stock Option Plan, 2013 Stock Option Plan, 2014 Stock Option Plan and 2016 Stock Option Plan provides that in the event of a change of control of the Company (as defined in the plans), a successor corporation shall assume all outstanding options or substitute outstanding options with equivalent options or rights. Pursuant to the stock option plans, in the event that the successor corporation does not agree to assume or substitute outstanding options, the options will accelerate and become fully vested and exercisable upon the change of control. Upon termination of an option holder’s employment with us, unless a longer period is specified in the notice of award or otherwise determined by the Board of Directors, a vested option will generally remain exercisable for 90 days following the option holder’s termination. If, at the date of termination, the option holder is not entitled to exercise all of his options, the shares covered by the unexercisable portion will be forfeited and revert back to the applicable stock option plan. Performance-Based Free Share (PSU) Plan Pursuant to the terms of our Amended and Restated 2015 Performance-Based RSU Plan, in the event of a change of control of the Company, if a successor corporation does not agree to assume an unvested PSU award or substitute for the PSU award with an equivalent right, and the grant date of the PSU is at least one year prior to the date of the change of control, the restrictions and forfeiture conditions applicable to the PSU will lapse, and the PSU award will become vested prior to the consummation of the change of control, with any performance conditions being deemed to be achieved at target levels. If the grant date of the PSU award is less than one year prior to the date of the change of control of the Company and no such successor corporation agrees to assume or substitute an unvested PSU, the PSU will lapse.

COMBINED SHAREHOLDERS’ MEETING JUNE 15, 2022 51 In the event of a recipient’s death or disability (as defined in the Amended and Restated 2015 Performance- Based RSU Plan), an unvested PSU will vest automatically. In the event of a recipient’s retirement (as defined in the Amended and Restated 2015 Performance-Based RSU Plan), our Board of Directors has the discretion to determine whether some or all of the unvested PSUs will vest, subject to the limitations of the plan. If an employee with outstanding PSUs terminates his employment, or we terminate the employee’s service with the Company or any of our affiliates, the employee’s right to vest in the PSUs under the Amended and Restated 2015 Performance-Based RSU Plan, if any, will terminate effective as of the date that such employee is no longer actively employed. Time-Based Free Share (RSU) Plan Pursuant to the terms of our Amended and Restated 2015 Time-Based RSU Plan, in the event of a change in control (as defined in the 2015 Time-Based RSU Plan), if a successor corporation or a parent or subsidiary of the successor corporation does not agree to assume or substitute outstanding RSUs, and only if the RSUs were granted at least one year prior to the date of the change in control, the restrictions and forfeiture conditions applicable to the RSUs will lapse and the RSUs will be deemed fully vested prior to the consummation of a change in control. In the event of a recipient’s death or disability (as defined in the Amended and Restated 2015 Time-Based RSU Plan), any unvested RSUs will vest automatically. In the event of a recipient’s retirement (as defined in the Amended and Restated 2015 Time-Based RSU Plan), our Board of Directors has the discretion to determine whether some or all of the unvested RSUs will vest, subject to the limitations of the plan. If an employee with outstanding RSUs terminates his employment, or we terminate the employee’s service with the Company or any of our affiliates, the employee’s right to vest in the RSUs under the Amended and Restated 2015 Time-Based RSU Plan, if any, will terminate effective as of the date that such employee is no longer actively employed. Estimated Potential Payments and Benefits The following table estimates the potential amounts payable to our named executive officers in connection with certain terminations of their employment or a change of control of the Company, under the circumstances described in more detail above. The table reflects estimated amounts assuming that the termination of employment or other circumstance, as applicable, occurred on December 31, 2021. The actual amounts that would be paid upon a named executive officer’s termination of employment or a change of control can be determined only at the time of such event.

COMBINED SHAREHOLDERS' MEETING JUNE 15, 2022

CRITEO

POTENTIAL PAYMENTS UPON TERMINATION OR FOLLOWING A CHANGE OF CONTROL

	Termination Without Cause				Termination Without Cause or Resignation by the Executive			
Name	Severance Pay ($)	Accelerated Vesting of Equity Awards ($)	Continued Insurance Coverage ($)(1)	Total ($)	Severance Pay ($)	Accelerated Vesting of Equity Awards ($)(2)	Continued Insurance Coverage ($)(1)	Total ($)
Megan Clarken	1,300,000	3,534,371	19,967	4,854,338	1,300,000	15,171,244	19,967	16,491,211
Sarah Glickman	393,750	—	28,921	422,671	787,500	8,576,821	28,921	9,393,242
Ryan Damon	341,628	—	28,921	370,549	683,256	4,173,419	28,921	4,885,596

(1) Amount shown is an estimate based on the monthly cost of life and disability insurance and health insurance coverage as of the end of 2021.

(2) The value shown includes the value of equity awards held by the executive that would become vested under the applicable circumstances. The value of stock options, to the extent applicable, is based on the excess, if any, of $38.87, the closing price of an ADS on December 31, 2021, over the exercise price of such options, multiplied by the number of unvested stock options or employee warrants held by the executive that would become vested under the applicable circumstances. The exchange rate used to convert the exercise price of the options from euros into U.S. dollars is 1.183, which represents the average exchange rate for the year ended December 31, 2021. The amount shown represents the value of the equity awards that would vest upon a change of control under the additional assumption that outstanding equity awards are not assumed or substituted in the change of control transaction, as described above in the "Potential Payments Upon Termination or Change of Control—Treatment Under Equity Plans" narrative.

52

COMBINED SHAREHOLDERS’ MEETING 15 JUNE 2022 53 PAY RATIO DISCLOSURE Pursuant to the Exchange Act, we are required to disclose in this proxy statement the ratio of the total annual compensation of our Chief Executive Officer to the median of the total annual compensation of all of our employees (excluding our Chief Executive Officer). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that total compensation for Ms. Clarken, our Chief Executive Officer, for 2021 was $9,573,644, and the median of the total compensation of all of our employees (excluding Ms. Clarken) for 2021 was approximately $91,169. Accordingly, we estimate the ratio of Ms. Clarken’s total compensation for 2021 to the median of the total compensation of all of our employees (excluding Ms. Clarken) for 2021 to be approximately 105 to 1. We selected December 31, 2021, which is a date within the last three months of fiscal 2021, as the determination date to identify our median employee. To find the median of the annual total compensation of all our employees (excluding Ms. Clarken), we used the amount of salary, wages, overtime and bonus from our payroll records as our consistently applied compensation metric. In making this determination, we annualized the compensation for those employees who were hired during fiscal 2021 as permitted under SEC rules. We did not make any cost-of-living adjustments in identifying the median employee. After identifying the median employee, we calculated the annual total compensation for such employee using the same methodology we used for Ms. Clarken’s annual total compensation in the Summary Compensation table for fiscal year 2021. In accordance with SEC rules, we excluded all employees in certain non-U.S. jurisdictions that, in each case, constituted less than 0.62% of our total headcount. The excluded employees were located in Canada (13 employees), Australia (20 employees), China (11 employees), the Netherlands (17 employees), Sweden (3 employees), Turkey (21 employees) and Israel (23 employees). The 108 excluded employees constituted 3.84% of our total number of 2,810 U.S. and non-U.S. employees as of December 31, 2021.

Translation for information purposes 1 Société anonyme Share capital of € 1,647,083.675 Registered Office: 32, rue Blanche, 75009 Paris Registered under number: 484 786 249 R.C.S. Paris _____________________ DRAFT RESOLUTIONS OF THE COMBINED SHAREHOLDERS’ MEETING OF JUNE 15, 2022 AGENDA Agenda for the Ordinary Shareholders’ Meeting 1. renewal of the term of office of Ms. Megan Clarken as Director, 2. renewal of the term of office of Ms. Marie Lalleman as Director, 3. renewal of the term of office of Mr. Edmond Mesrobian as Director, 4. renewal of the term of office of Mr. James Warner as Director, 5. non-binding advisory vote to approve the compensation for the named executive officers of the Company, 6. non-binding advisory vote to hold a non-binding advisory vote on the compensation for the named executive officers of the Company every year, 7. non-binding advisory vote to hold a non-binding advisory vote on the compensation for the named executive officers of the Company every two years, 8. non-binding advisory vote to hold a non-binding advisory vote on the compensation for the named executive officers of the Company every three years, 9. approval of the statutory financial statements for the fiscal year ended December 31, 2021, 10. approval of the consolidated financial statements for the fiscal year ended December 31, 2021, 11. approval of the allocation of profits for the fiscal year ended December 31, 2021,

Translation for information purposes 2 12. authorization to be given to the Board of Directors to execute a buyback of Company stock in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code, Agenda for the Extraordinary Shareholders’ Meeting 13. authorization to be given to the Board of Directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the Board of Directors allowing the Company to buy back its own shares in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code, 14. authorization to be given to the Board of Directors to reduce the Company’s shares capital by cancelling shares acquired by the Company in accordance with the provisions of Article L. 225- 208 of the French Commercial Code, 15. delegation of authority to the Board of Directors to reduce the share capital by way of a buyback of Company stock followed by the cancellation of the repurchased stock, 16. determination of the maximum number of shares that may be issued or acquired pursuant to the authorizations given by the Annual General Shareholders’ Meeting dated June 25, 2020 to grant OSAs (options to subscribe for new Ordinary Shares) or OAAs (options to purchase Ordinary Shares), and to grant time-based restricted stock units (Time-Based RSUs) and performance- based restricted stock units (Performance-Based RSUs) pursuant to resolutions 16 to 18 of the said meeting, 17. delegation of authority to the Board of Directors to increase the Company’s share capital by issuing Ordinary Shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights, 18. delegation of authority to the Board of Directors to increase the Company’s share capital by issuing Ordinary Shares, or any securities giving access to the Company’s share capital, while preserving the shareholders’ preferential subscription rights, 19. delegation of authority to the Board of Directors to increase the Company’s share capital by issuing Ordinary Shares, or any securities giving access to the Company’s share capital, through a public offering, without shareholders’ preferential subscription rights, 20. delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase without shareholders’ preferential subscription rights pursuant to items 17 to 19 above (“green shoe”), 21. delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan d'épargne d’entreprise), 22. approval of the overall limits on the amount of Ordinary Shares to be issued pursuant to items 17 to 19, 21 above and 25 below, 23. delegation of authority to the Board of Directors to decide on any merger-absorption, split or partial asset contribution pursuant to the provisions of Article L. 236-9 II of the French Commercial Code,

Translation for information purposes 3 24. delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares or securities giving access to the Company’s share capital in the scope of a merger- absorption decided by the Board of Directors pursuant to item 23 above,

Translation for information purposes 4 TEXT OF THE RESOLUTIONS RESOLUTIONS WITHIN THE AUTHORITY OF THE ORDINARY SHAREHOLDERS’ MEETING First resolution Renewal of the term of office of Ms. Megan Clarken as Director The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report, noting that the term of office of Ms. Megan Clarken expires at the end of this Shareholders’ Meeting, renews the term of office of Ms. Megan Clarken as Director for a two-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2023. Second resolution Renewal of the term of office of Ms. M arie Lalleman as Director The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report, noting that the term of office of Ms. Marie Lalleman expires at the end of this Shareholders’ Meeting, renews the term of office of Ms. Marie Lalleman as Director for a two-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2023. Third resolution Renewal of the term of office of Mr. Edmond Mesrobian as Director The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report, noting that the term of office of Mr. Edmond Mesrobian expires at the end of this Shareholders’ Meeting, renews the term of office of Mr. Edmond Mesrobian as Director for a two-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2023. Fourth resolution Renewal of the term of office of Mr. James Warner as Director The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings,

Translation for information purposes 5 having reviewed the Board of Directors’ report, noting that the term of office of Mr. James Warner expires at the end of this Shareholders’ Meeting, renews the term of office of Mr. James Warner as Director for a two-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2023. Fifth resolution Non-binding advisory vote to approve the compensation for the named executive officers of the Company The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report, approves, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion. Sixth resolution Non-binding advisory vote to hold a non-binding advisory vote on the compensation for the named executive officers of the Company every year The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, after having reviewed the Board of Directors’ report, decides, on a non-binding advisory basis, that the shareholders of the Company should have an advisory vote on the compensation of the Company’s named executive officers set forth in the Company’s proxy statement every year. Seventh resolution Non-binding advisory vote to hold a non-binding advisory vote on the compensation for the named executive officers of the Company every two years The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, after having reviewed the Board of Directors’ report, decides, on a non-binding advisory basis, that the shareholders of the Company should have an advisory vote on the compensation of the Company’s named executive officers set forth in the Company’s proxy statement every two years. Eighth resolution Non-binding advisory vote to hold a non-binding advisory vote on the compensation for the named executive officers of the Company every three years

Translation for information purposes 6 The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, after having reviewed the Board of Directors’ report, decides, on a non-binding advisory basis, that the shareholders of the Company should have an advisory vote on the compensation of the Company’s named executive officers set forth in the Company’s proxy statement every three years. Ninth resolution Approval of the statutory financial statements for the fiscal year ended December 31, 2021 The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the management report on the Company’s activities and accounts for the fiscal year ended December 31, 2021 and the report of the Statutory Auditors on the performance of their duties for this fiscal year, approves the statutory financial statements of the Company for the fiscal year ended December 31, 2021, which show profits amounting to €75,256,676 as well as the transactions reflected therein and summarized in these reports, and notes that the annual financial statements show neither excess depreciation and other non-deductible amortization, nor any sumptuary expenses referred to in Article 39-4 of the General Tax Code. Tenth resolution Approval of the consolidated financial statements for the fiscal year ended December 31, 2021 The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the management report for the Company and its subsidiaries for the fiscal year ended December 31, 2021 and the consolidated financial statements for that year, as well as the report of the Statutory Auditors thereon, approves the consolidated financial statements of the Company (prepared in accordance with IFRS) for the fiscal year ended December 31, 2021, as presented, as well as the transactions reflected therein and summarized in these reports. Eleventh resolution Approval of the allocation of profits for the fiscal year ended December 31, 2021 The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report, having acknowledged that the profits for the fiscal year ended December 31, 2021 amount to €75,256,676 decides to allocate the total profits to retained earnings. It is noted that no dividends have been distributed for the last three fiscal years.

Translation for information purposes 7 Twelfth resolution Authorization to be given to the Board of Directors to execute a buyback of Company stock in accordance with Article L. 225-209-2 of the French Commercial Code The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report, the report of the independent expert designated in accordance with Articles R. 225-160-1 et seq. of the French Commercial Code and the Statutory Auditors’ special report, in accordance with Article L. 225-209-2 of the French Commercial Code, authorizes the Board of Directors to purchase shares of the Company under the conditions set forth in Article L. 225-209-2 of the French Commercial Code, decides that the purchase of these shares may be effected on one or more occasions, on the market or off market, including without limitation through an accelerated bookbuilding procedure (BB) or block trade, but this authorization shall however not be used by the Board of Directors during a public tender offer by a third-party, decides that the authorization may be used and the shares so purchased may be allocated: - within two (2) years from their purchase date, as payment or in exchange for assets acquired by the Company in connection with a potential acquisition, merger, demerger or contribution- in-kind transaction, or, - within one (1) year from their purchase date, to serve stock option plans, free share plans, profit sharing plans and other allocations to employees and officers of the Company and of its affiliates; or, - to any further purpose as may be authorized by the law when this delegation shall be used by the Board of Directors, acknowledges that the maximum number of shares that may be purchased pursuant to this resolution for the purposes stated in this resolution shall at no time exceed 10% of the total number of shares of the Company outstanding, provided that if the shares are allocated as payment or in exchange for assets acquired by the Company in connection with a potential acquisition, merger, demerger or contribution-in-kind transaction, the maximum number of shares that may be purchased for that purpose shall at no time exceed 5% of the total number of shares of the Company outstanding, decides that all or part of the purchased shares, subject to the adoption of the Thirteenth resolution below, can be cancelled under the terms and conditions set forth in the said resolution, acknowledges that any shares not used for the above mentioned purposes within the relevant time period will be automatically cancelled, it being specified that the Board of Directors shall be authorized to use the repurchased shares for any other purpose set forth above (within the relevant time period set forth above), decides to set the minimum purchase price per share (excluding fees and commissions) at $24.59, or the then euro equivalent on the date on which this authorization is used, and the maximum purchase price per share (excluding fees and commissions) at $55.62, or the then euro equivalent on the date on which this authorization is used, in accordance with the report by the independent expert pursuant to Article L. 225-209-2 of the French Commercial Code, with an overall cap of $366,443,137.08.; subject to adjustments as necessary to reflect any relevant capital transactions (e.g. incorporation of reserves, allocation of free shares, stock splits or reverse stock splits) that might occur during the term of this authorization,

Translation for information purposes 8 decides that the purchase price per share under this authorization shall be set by the Board of Directors, grants full powers to the Board of Directors, with the option to sub-delegate powers to the Chief Executive Officer or, with the agreement of the latter, to one or more Deputy Chief Executive Officers (directeurs généraux délégués), to implement this authorization, place stock market orders, enter into all types of agreements as permitted by law, carry out any formalities, procedures and filings with the French Autorité des Marchés Financiers and other competent bodies, and, in general, do whatever is necessary. This authorization is granted to the Board of Directors for a period of twelve (12) months from the date of this Shareholders’ Meeting, and supersedes the authorization for the same purpose granted by the Shareholders’ Meeting of June 15, 2021, provided that, if during the effective time of this authorization, the Company’s shares are admitted to trading on a regulated market or a multilateral trading facility within the meaning of the French Commercial Code, such authorization would automatically lapse. RESOLUTIONS WITHIN THE AUTHORITY OF THE EXTRAORDINARY SHAREHOLDERS’ MEETING Thirteenth resolution Authorization to be given to the Board of Directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the Board of Directors allowing the Company to buy back its own shares in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ special report, authorizes the Board of Directors, in accordance with Article L. 225-209-2 of the French Commercial Code, to cancel, on one or more occasions, all or part of the shares repurchased by the Company and to reduce the share capital accordingly, such cancellations not to exceed 10% of the share capital of the Company in the aggregate per twenty-four month period, decides that any potential excess of the purchase price of the shares over their par value will be charged on any available reserve account, including the legal reserves, provided that such legal reserve is not less than 10% of the share capital of Company after the completion of the capital reduction, grants full powers to the Board of Directors, with the option to sub-delegate as provided by law, to carry out all acts, formalities or declarations necessary to finalize the capital reductions that could be achieved pursuant to this authorization and for the purposes of amending the Company's by-laws as a result. This authorization is granted for a period of twelve (12) months from the date of this Shareholders’ Meeting and supersedes the authorization for the same purpose pursuant to the 10th resolution of the Shareholders’ Meeting of June 15, 2021.

Translation for information purposes 9 Fourteenth resolution Authorization to be given to the Board of Directors to reduce the Company’s share capital by cancelling the shares acquired by the Company pursuant to the provisions of Article L. 225-208 of the French Commercial Code The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the auditor’s report, acting in accordance with Articles L. 225-204 to L. 225-205 of the French Commercial Code, authorizes the Board of Directors to carry out a share capital reduction not motivated by losses, on one or more occasions, up to a maximum amount of €164,708.35 by way of cancellation of a maximum of 6,588,334 Company’s shares with a par value €0.025 per share, acquired by the Company in accordance with Article L. 225-208 of the French Commercial Code, linked to purchase of options or free shares granted by the Company and became lapsed, decides that the Board of Directors is granted all powers, with the right of sub-delegation under the conditions provided by the law and under the conditions specified below, notably: - in the event of the opposition of one or more creditors of the Company within the deadline for opposition from creditors, which will start to run from the filing of the minutes of the current shareholders’ meeting and of the minutes of the Board of Directors implementing the current authorization, take any appropriate measure, set up any security or execute any court decision ordering the lodging of guarantees or the reimbursement of debts, - amend the Company’s by-laws accordingly and, more generally, do whatever is useful or necessary for the implementation of the current resolution decides that this authorization is granted to the Board of Directors for a period of twelve (12) months from the date of this Shareholders’ Meeting and supersedes the authorization for the same purpose pursuant to the 11th resolution of the Shareholders’ Meeting of June 15, 2021 and shall not be used during a public tender offer by a third party. Fifteenth resolution Delegation of authority to the Board of Directors to reduce the share capital by way of a buyback of Company stock followed by the cancellation of the repurchased stock The Shareholders' Meeting, acting under the conditions of quorum and majority required for the extraordinary shareholders' meetings, having reviewed the Board of Directors' report and the Statutory Auditors' report, in accordance with Articles L. 225-204 and L. 225-207 of the French commercial Code, authorizes the Board of Directors to decide, as appropriate, at its own discretion, to carry-out, in one or more times, one or more repurchases of shares (or ADS) within the limit of a maximum number of 13,176,669 shares of a nominal value of 0.025 euro for the purposes of cancelling them and resulting in the Company's share capital reduction not arising from losses, of a maximum nominal amount of €329,416.725, in accordance with the provisions of Article L. 225-207 of the French commercial Code; decides that the Board of Directors shall have all powers, with the right to sub-delegate, under the conditions laid down by the law, to implement this delegation in accordance with applicable law and

Translation for information purposes 10 the by-laws of the Company, and in particular to: - set the final terms and conditions of the transaction, including in particular the number of shares to be repurchased and cancelled within the aforementioned limit and maximum repurchase price at $55.62 per share (or the equivalent in euros of this amount on the date of use of this delegation), i.e., a maximum aggregate amount of $732,886,329.78; - in the event of opposition by one or more of the Company's creditors within the period of opposition by the creditors, which shall begin to run as from the filing at the Commercial Court registry of the present decision's minutes and of the Board of Directors' minutes implementing this delegation, take any appropriate measure, create any financial security or comply with any court decision ordering the creation of guarantees or the repayment of debts; - make to all shareholders a buyback offer by the Company; - in view of the results of the buyback offer, determine the final amount of the capital reduction and acknowledge the completion of the capital reduction; - if applicable, decide to deduct the difference between the repurchase value of the shares acquired and the nominal of the cancelled shares from any available reserves and premium accounts, or from a retained earnings account; - make any corresponding amendment to the Company's by-laws, and, in general, take any action and perform all formalities required to carry out this resolution; decides that this authorization is granted to the Board of Directors for a period of eighteen (18) months from the date of this Shareholders' Meeting and supersedes the authorization for the same purpose pursuant to the 12th resolution of the Shareholders’ Meeting of June 15, 2021 and may not be implemented in the event of a public tender offer by a third party. Sixteenth resolution Determination of the maximum number of shares that may be issued or acquired pursuant to resolution 16 (authorization to grant options to purchase or to subscribe shares), resolution 17 (authorization to grant time-based free shares/restricted stock units/RSUs to employees of the Company and of its subsidiaries), resolution 18 (authorization to grant performance-based free shares/restricted stock units/RSUs to executives officers and certain employees of the Company and of its subsidiaries) of the Annual General Shareholders’ Meeting date June 25, 2020 The Annual General Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ reports, decides to set at 9,000,000 shares with a nominal value of € 0.025 each, the maximum number of shares (i) which may be issued or acquired upon the exercise of options granted pursuant to resolution 16 (authorization to grant options to purchase or to subscribe shares), and (ii) that may be granted free of charge (PSUs/RSUs) pursuant to resolution 17 and to resolution 18 of the Annual General Shareholders’ Meeting dated June 25, 2020; it being specified that (x) this global limit does not include any additional shares issued to preserve, in accordance with applicable contractual provisions, the rights of any holder of securities or other rights giving access to shares of the Company and, (y) this limit does not apply to the number of shares issued, acquired or likely to be issued pursuant to options, non-employee warrants, founders warrants (BSPCE) and free shares granted prior to this

Translation for information purposes 11 Shareholders' Meeting and supersedes for the future the maximum limits set by resolutions 19 and 13 of the shareholders meetings dated, respectively June 25, 2020 and June 15, 2021. Seventeenth resolution Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing Ordinary Shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory auditors’ report, acting in accordance with Articles L. 225-129, L. 225-129-2, L. 225-138 and L. 228-91 et seq. of the French Commercial Code, grants to the Board of Directors the authority to decide, on one or more occasions, in the proportions and at the times it deems appropriate, both in France and abroad, to increase the number of authorized ordinary shares of the Company or any type of securities giving access, by any means, immediately and/or in the future, to the Company’s share capital (including without limitation, any bonds redeemable or convertible for Ordinary Shares and any warrants attached or not to ordinary shares or other types of securities), which securities may be issued in euros, a foreign currency or in any monetary units established by reference to several currencies at the option of the Board of Directors, to be paid in cash, including by way of set-off against receivables, decides that this authorization shall not be used during a public tender offer by a third party, decides that the maximum nominal amount of the share capital increase, immediately or in the future, by virtue of the powers granted by the Annual General Shareholders’ Meeting to the Board of Directors pursuant to this resolution, may not exceed the global amount of €164,708.35. This limit is set without taking into account the par value of the Company’s ordinary shares to be issued, if applicable, in relation to the adjustments to be carried out in order to protect the rights of holders of securities and other rights giving access to capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides that the nominal amount of any share capital increase that may be carried out in application of this resolution will be deducted from the overall limit set forth in the Twenty-second resolution below, decides that the nominal amount of all debt securities giving access to the Company’s share capital to be issued pursuant to this authorization will not exceed $500,000,000 (or the corresponding value of this amount for an issuance in a foreign currency), - this amount will be increased, if applicable, for any redemption premium above the nominal value, - this amount will be deducted from the overall limit set forth in the Twenty-second resolution below, - this limit does not apply to securities the issuance of which is decided or authorized by the Board of Directors in accordance with Article L. 228-40 of the French Commercial Code, decides to waive the shareholders’ preferential subscription rights attached to the shares and securities which will be issued and to restrict the persons eligible to subscribe for those shares and securities to which this resolution pertains to the following category of persons: - any bank, investment services provider or member of a banking syndicate (underwriters)

Translation for information purposes 12 undertaking to ensure the completion of the share capital increase or of any issuance that could in the future lead to a share capital increase in accordance with the present delegation of authority; take notes, as necessary, that the present delegation of authority automatically includes, for the benefit of the holders of the securities giving access to the Company’s share capital to be issued pursuant to this delegation, as applicable, express waiver by the shareholders of their preferential subscription right with respect to the ordinary shares to which such securities give right, decides that the issue price of the ordinary shares to be issued by virtue of the present delegation will be at least equal to the weighted average price of the American Depositary Shares representing the Company’s ordinary shares on the Nasdaq Global Market for the five trading days preceding the determination of the issue price, subject to a maximum discount of 10% (provided that, if, when the present delegation is used, the Company’s shares are admitted to trading on a regulated market recognized as such by the French Autorité des Marchés Financiers, the price shall be determined in accordance with the provisions of Article L. 225-136-1° of the French Commercial Code), taking into account, if applicable, the difference in the dividend entitlement date of the shares, provided that (i) in the case of an issuance of securities giving access to the Company’s share capital, the issue price of the ordinary shares to be issued upon the exercise, conversion or exchange of such securities, may, as applicable, be set, at the discretion of the Board of Directors, by reference to a formula set by it and applicable after the issuance of the securities (for example, upon exercise, conversion or exchange) in which case the aforementioned maximum discount may be determined, if the Board of Directors deems appropriate, on the date of the application of the formula (and not on the date of the setting of the issue price), and (ii) the issue price of the securities giving access to the Company’s share capital issued by virtue of the present resolution, if any, will be such that the amount immediately received by the Company plus the amount likely to be received by it at the time of exercise or conversion of said securities, shall be, for each ordinary share issued as a consequence of the issue of said securities, at least equal to the minimum amount set forth above, specifies that this delegation is granted to the Board of Directors for a period of eighteen (18) months as from the date of the present Annual General Shareholders’ Meeting and supersedes all previous delegations for the same purpose, decides that the Board of Directors is granted all powers to implement, in accordance with provisions set forth in the law and the by-laws of the Company, the present delegation in order to, notably: - determine the amount of the share capital increase, the issue price (provided that such price will be determined in accordance with the conditions set forth above), and the premium that may, if appropriate, be requested at the issuance; - set the dates, terms and conditions of any issuance, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued; - determine the dividend eligibility date, which may be retroactive, for shares or securities giving access to the Company’s share capital to be issued and the method of payment; - set the list of the beneficiaries within the above mentioned category of persons and the number of securities to be granted to each of them; - in its sole discretion and whenever it deems it appropriate, charge the expenses and fees generated by the share capital increases performed by virtue of the delegation mentioned in this resolution to the amount of the premium related to such increases and deduct therefrom the necessary amounts in order to bring the legal reserve to one-tenth of the new share capital amount after each share capital increase; - acknowledge completion of each share capital increase and make the corresponding amendments to the Company’s by-laws;

Translation for information purposes 13 - in general, enter into any agreement, particularly to ensure the successful completion of the proposed issuances, take all measures and accomplish all formalities required for the issuance, for the listing and for any financial services relating to the securities issued by virtue of the present delegation, as well as pursuant to the exercise of the rights attached thereto; - make any decisions relating to the admission of the shares or securities issued for trading on the Nasdaq Global Market. Eighteenth resolution Delegation of authority to the Board of Directors to increase the Company’s share capital by way issuing Ordinary Shares or any securities giving access to the Company’s share capital, while preserving the shareholders’ preferential subscription rights The Annual General Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, after having reviewed the Board of Directors’ report and the Statutory Auditors’ report, acting in accordance with the provisions of Articles L. 225-129 et seq. of the French Commercial Code, notably, Articles L. 225-129 to L. 225-129-6, L. 225-132, L. 225-133, L. 225-134, L. 228-91 and L. 228-92, grants to the Board of Directors the authority to decide, on one or more occasions, in the proportions and at the times it considers appropriate, both in France and abroad, in euros, foreign currencies or any monetary unit calculated by reference to multiple currencies, for free or against consideration, to issue ordinary shares of the Company and any type of securities giving, by any means, immediately and/or in the future, access to the Company’s share capital, said shares conferring the same rights as existing shares, except for their dividend entitlement date, decides that the securities issued pursuant to this delegation may consist of debt securities or be related to the issue of such debt securities or permit the issue as intermediate securities, decides that the shareholders have, in proportion to the amount of their shares, a preferential right of subscription to the Ordinary Shares or securities to be issued, as the case may be, pursuant to this delegation, grants to the Board of Directors the power to grant to the shareholders the right to subscribe, subject to pro rata reduction (à titre réductible), to a greater number of shares than the number of shares to which they would be entitled to subscribe by irrevocable entitlement (à titre irréductible), proportional to the amount of shares they hold, and, in any event, within the limit of the number they request, decides that the maximum nominal amount of share capital increases to be completed, immediately or in the future, may not exceed the global amount of € 823,541.84. This limit is set without taking into account the par value of the ordinary shares to be issued, if applicable, in relation to adjustments carried out in order to protect the rights of holders of securities and other rights giving access to capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides that the nominal amount of all issuances of debt securities giving access to the Company’s share capital to be completed will not exceed $500,000,000 (or the corresponding value of this amount for an issuance in a foreign currency), it being specified that: - this amount will be increased, if applicable, for any redemption premium above nominal value, - this amount will be deducted from the overall limit set forth in Twenty-second resolution below, - this limit does not apply to securities the issuance of which is decided or authorized by the

Translation for information purposes 14 Board of Directors in accordance with Article L. 228-40 of the French Commercial Code, decides that if the statutory and optional (if any) subscriptions do not result in the issuance being subscribed for in full, the Board of Directors, in accordance with the provisions set forth in the law and in the order of its choice, may use any or all of the rights referred to in Article L. 225-134 of the French Commercial Code, in particular it may: - limit the issuance to the number of subscriptions, provided that the subscriptions reach at least three quarters of the issuance initially decided, - freely allocate, at its own discretion to persons of its choice, all or part of the securities not subscribed for, and - and, publicly trade all or part of the issued, but not subscribed securities, in France or abroad, decides that the issuance of warrants (bons de souscription d’actions, or warrants) of the Company may be performed by way of an offer to subscribe, but also by way of free allocation to the holders of existing shares, decides, in the case of free allocation of warrants (bons de souscription d’actions, or warrants), that the Board of Directors would have the possibility to decide that the allocation rights on fractional shares will not be tradeable and that the corresponding shares will be sold, takes note, as necessary, that the present delegation unconditionally and expressly waives, in favor of the holders of the securities to be issued giving access to the Company's share capital, if any, pursuant to the present delegation, express renunciation by the shareholders to their preferential subscription right to the ordinary shares to which those securities give right, specifies that the delegation is granted to the Board of Directors for a period of twenty-six (26) months as from the date of this Shareholders’ Meeting, and supersedes all previous delegation established for the same purpose, decides that the Board of Directors is granted all powers, with the right of sub-delegation under the conditions established by applicable laws and regulations, to implement, in accordance with applicable law and the Company’s by-laws, the present delegation in order to, notably: - set the dates, conditions and modalities of any issuance, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued, with or without premium, - determine the amounts to be issued, the dividend entitlement date, which may be retroactive, of the shares or securities giving access to the Company’s share capital to be issued, the method of payment, and as the case may be, the terms of exercise of the right to exchange, conversion, reimbursement or allocation in any other manner of shares or securities giving access to the Company’s share capital, - make any adjustment required in order to protect the interests of the holders of rights attached to the securities that shall be issued giving access to the Company’s share capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, and - and, suspend, as necessary, the exercise of the rights attached to the securities for a maximum period of three months, decides that the Board of Directors may: - in its sole discretion and whenever it deems it appropriate, charge the expenses, rights and

Translation for information purposes 15 fees generated by the share capital increases performed by virtue of the present delegation, to the total amount of the premium related to those transactions and withdraw, from the amount of such premium, the necessary amounts in order to bring the legal reserve to one-tenth of the new amount of the share capital after each increase, - take any decision in relation to the admission of the securities issued hereby to trading on the Nasdaq Global Market, and, - more generally, enter into any agreement, notably to successfully complete the proposed issuance of shares or securities, take all measures and carry out all formalities for the purpose finalizing the share capital increases that may be made pursuant to this delegation, as well as to carry out the corresponding amendment of the Company’s by- laws. Nineteenth resolution Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing Ordinary Shares, or any securities giving access to the Company’s share capital, through a public offering, without shareholders’ preferential subscription rights The Annual General Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, acting in accordance with Articles L. 225-129 et seq. of the French Commercial Code, and notably, Articles L. 225-129 to L. 225-129-6, L. 225-135, L. 225-135-1, L. 225-136, L. 228-91 and L. 228-92, grants to the Board of Directors the authority to decide to issue, by way of public offering, on one or more occasions, in the proportions and at the times it deems appropriate, both in France and abroad, in euros, foreign currencies or any monetary unit calculated by reference to multiple currencies, for free or against consideration, Ordinary Shares of the Company and/or any type of securities giving access, by any means, immediately and/or in the future, to ordinary shares of the Company, such shares conferring the same rights as existing shares, except for their dividend entitlement date, decides that this authorization shall not be used by the Board of Directors during a public tender offer by a third-party, decides that the securities issued pursuant to this delegation may consist of debt securities or be related to the issue of such debt securities or permit the issue as intermediate securities, decides to waive the shareholders’ preferential subscription right attached to the Ordinary Shares or securities issued by virtue of the present delegation, decides to allow the Board of Directors to grant, at its own discretion, to shareholders a priority subscription right on all or some of the issuances pursuant to this authorization under the terms and conditions set forth pursuant to Article L. 225-135 of the French Commercial Code, if, when the present delegation is used, the Company’s shares are admitted to trading on a regulated market (marché réglementé) within the meaning of the French Commercial Code. This priority subscription right will not give rise to the creation of negotiable rights, but may be exercised by irrevocable entitlement (à titre irréductible) or subject to pro rata reduction (à titre réductible), if the Board of Directors decides that it is appropriate, notes, as necessary, that the present delegation includes, in favor of the holders of the securities to be issued giving access to the Company's share capital, express waiver by the shareholders of their preferential subscription right with respect to the Ordinary Shares to which such securities give right,

Translation for information purposes 16 decides that the maximum nominal amount of the share capital increase that may be completed, immediately or in the future, by virtue of this resolution, may not exceed the global amount of €164,708.35. This limit is set without taking into account the par value of the ordinary shares to be issued, if applicable, in relation to adjustments carried out in order to protect the rights of holders of securities and other rights giving access to capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides, in addition, that the nominal amount of any share capital increase that may be completed by virtue of the powers granted to the Board of Directors pursuant to this resolution will be deducted from the overall limit set forth in the below, decides that the nominal amount of all issuances of debt securities giving access to the Company’s share capital that may be completed by virtue of this resolution will not exceed $500.000.000 (or the corresponding value of this amount for an issuance in a foreign currency), it being specified that: - this amount will be increased, if applicable, for any redemption premium above nominal value, - this amount will be deducted from the overall limit set forth in the Twenty-second resolution below, - this limit does not apply to securities the issuance of which is decided or authorized by the Board of Directors in accordance with Article L. 228-40 of the French Commercial Code, decides that if the issuance of shares or securities referred to above is not subscribed for in full, the Board of Directors, in accordance with the provisions set forth in the law and in the order of its choice, may use any or all of the rights referred to in Article L. 225-134 of the French Commercial Code, in particular it may: - limit the issuance to the number of subscriptions, provided that the subscriptions reach at least three quarters of the issuance initially decided, - freely allocate, at its own discretion to persons of its choice, all or part of the securities not subscribed for, and - publicly trade all or part of the issued but not subscribed-for securities, in France or abroad, decides that the issue price of the shares that may be issued by virtue of the present delegation will be determined by the Board of Directors and will be at least equal to the average of the weighted average price by volume of a share of the Company on the Nasdaq Global Market for the five trading days preceding the determination of the issue price, subject to a maximum discount of 10% (provided that, if, when the present delegation is used, the Company’s shares are admitted to trading on a regulated market recognized as such by the French Autorité des Marchés Financiers, the price will be determined in accordance with the provisions of Article L. 225-136-1 of the French Commercial Code), taking into account, if applicable, the difference in the dividend entitlement date of the shares and it being specified that the issue price of the securities giving access to capital to the Company’s share capital issued by virtue of the present delegation, if any, will be such that the amount immediately received by the Company plus the amount likely to be received by it at the time of exercise or conversion of said securities, shall be, for each ordinary share issued as a consequence of the issue of said securities, at least equal to the minimum amount set forth above, decides that this delegation is granted to the Board of Directors for a period of twenty-six (26) months as from the date of this Annual General Shareholders’ Meeting, and supersedes all previous delegation established for the same purpose,

Translation for information purposes 17 decides that the Board of Directors is granted all powers, with the right to sub-delegate in accordance with applicable law and regulations, to implement, in accordance with provisions set forth in the law and the Company’s by-laws, the present delegation in order to, notably: - set the dates, terms and conditions of any issuance, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued, with or without premium, - determine the amounts to be issued, the dividend entitlement date, which may be retroactive, of the shares or securities giving access to the Company’s share capital to be issued, the method of payment, and where appropriate, the terms of exercise of the right to exchange, conversion, reimbursement or allocation in any other manner of shares or securities giving access to the Company’s share capital, - make any adjustment required in order to protect the interests of the holders of rights attached to the securities that shall be issued giving access to the Company’s share capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, - and, suspend, as necessary, the exercise of the rights attached to the securities for a maximum period of three months, decides that the Board of Directors may: - in its sole discretion and whenever it deems it appropriate, charge the expenses and fees generated by the share capital increases performed by virtue of the delegation mentioned in this resolution to the amount of the premium related to such increases and deduct from this amount the necessary amounts in order to bring the legal reserve to one-tenth of the new amount of the share capital after each increase, - make any decision in relation to the admission of the securities issued to trading on the Nasdaq Global Market in the United States of America, and, more generally, - enter into any agreement, particularly to ensure the successful completion of the proposed issuances of shares or securities, take all measures and carry out all formalities for the purpose of finalizing the share capital increases that may be made pursuant to this delegation, as well as to carry out the corresponding amendment of the Company’s by-laws. Twentieth resolution Delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase without preserving shareholders’ preferential subscription rights pursuant to items 17 to 19 above (“green shoe”) The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, acting in accordance with Articles L. 225-129, L. 225-129-2, L. 225-135, L. 225-135-1 et seq., L. 228-91 and L. 228-92 of the French Commercial Code,

Translation for information purposes 18 grants to the Board of Directors the authority to increase the number of shares or securities to be issued in the event of oversubscription, with or without preserving preferential subscription right, in connection with any increase of the share capital of the Company carried out pursuant to resolutions 17, 18, and 19 above, in accordance with the conditions set forth in Articles L. 225-135-1 and R. 225-118 of the French Commercial Code (which, as of the date hereof, permits the issuance of shares or securities at the same price as the initial issuance and up to a limit of 15% of the amount of the initial issuance, within thirty days of the closing date of the initial subscription), such shares conferring the same rights as existing shares, except for their dividend entitlement date, decides that the nominal amount of any share capital increase that may be carried out in application of this resolution will be deducted from the overall limit set forth in the Twenty-second resolution below, decides that the present delegation is granted to the Board of Directors for a period of eighteen (18) months as from the date of this Shareholders’ Meeting, decides that the Board of Directors is granted all powers, with the right to sub-delegate in accordance with applicable law and regulations, to implement, in accordance with applicable law and the Company’s by-laws, the present delegation in order to, notably: - set the dates, terms and conditions of any issuance, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued, with or without premium, - determine the amounts to be issued, the dividend determination date, which may be retroactive, of the shares or securities giving access to the Company’s share capital to be issued, the method of payment, and as applicable, the terms of exercise of the right to exchange, conversion, reimbursement or allocation in any other manner of the securities giving access to the Company’s share capital, - make any adjustment required in order to protect the interests of the holders of rights attached to the securities giving access to the Company’s share capital that shall be issued, in accordance with legal and regulatory requirements as well as applicable contractual provisions, and - suspend, as necessary, the exercise of the rights attached to the securities for a maximum period of three months, decides that the Board of Directors may: - in its sole discretion and whenever it deems it appropriate, charge the expenses and fees generated by the share capital increases performed by virtue of the delegation mentioned in this resolution, to the amount of the premium related to such increases and deduct therefrom the necessary amounts in order to bring the legal reserve to one-tenth of the new share capital amount after each share capital increase, - take any decision in relation to the admission of the securities issued to trading on the Nasdaq Global Market, and - more generally, enter into any agreement, in particular to ensure the successful completion of the proposed issuance of shares or securities, take all measures and carry out all formalities for the purpose of finalizing the share capital increases that may be made pursuant to this delegation, as well as to make the corresponding amendment of the Company’s by-laws.

Translation for information purposes 19 Twenty-first resolution Delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan d’épargne d’entreprise) The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, acting in accordance with Articles L. 225-129 et seq. and L. 225-138-1 of the French Commercial Code and Article L. 3332-1 et seq. of the French Labor Code, grants to the Board of Directors the authority to issue, on one or more occasions in the proportions and at the times it deems appropriate, ordinary shares or any type of securities giving access, by any means, immediately and/or in the future, to the Company’s ordinary shares reserved for participants in a savings plan of the Company or, as applicable, of French or foreign companies affiliated with the Company according to Article L. 225-180 of the French Commercial Code and Article L. 3344-1 of the French Labor Code, decides that the maximum nominal amount of the increase in share capital that may be completed pursuant to this resolution may not exceed €49,412.5. This limit is set without taking into account the par value of the Company’s ordinary shares to be issued, if applicable, in relation to the adjustments to be carried out in order to protect the rights of holders of securities or other rights giving access to shares, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides that the total nominal amount of debt securities issued giving access to the Company’s share capital that may be issued pursuant to this resolution shall not exceed $500,000,000 (or the corresponding value of this amount for an issuance in a foreign currency), will be deducted from the overall limit set forth in the Twenty-second resolution below, decides that the nominal amount of any share capital increase that may be carried out in application of this resolution will be deducted from the overall limit set forth in the Twenty-second resolution below, specifies that this delegation is granted to the Board of Directors for a period of eighteen (18) months as from the date of the present Shareholders’ Meeting, decides that the issue price of the new shares or securities giving access to the Company’s share capital will be determined by the Board of Directors in accordance with Articles L. 3332-18 to L. 3332- 23 of the French Labor Code, decides to waive, for the benefit of the participants in a savings plan, the shareholders’ preferential subscription rights to the shares or securities giving access by any means, immediately or in the future, to ordinary shares to be issued according to this resolution, decides that the Board of Directors is granted full powers to implement the present delegation, with the right to sub-delegate in accordance with the conditions set forth in applicable laws and regulations, particularly in order to, without limitation: - decide that the subscriptions may be completed directly or through employee shareholding funds, or any other structure or entity permitted by applicable laws or regulations; - set the dates, terms and conditions of any issuance pursuant to the present resolution, and, set the opening and closing dates of the subscriptions, the dividend entitlement date, the method of payment for shares and other securities giving access to the Company’s share capital, and to set the deadline for the payment for shares and, as applicable, other securities giving access to the Company’s share capital;

Translation for information purposes 20 - to apply for the admission to trading of the securities issued, record the completion of the share capital increases and to subsequently amend the Company’s by-laws, to carry out, directly or through an assignee, all transactions and formalities related to the share capital increases and, to charge the expenses of the share capital increases to the amount of the premiums related to such increases, and deduct therefrom the necessary amounts in order to bring the legal reserve to one-tenth of the new share capital amount after each increase. Twenty-second resolution Approval of the overall limits pursuant to the Seventeenth resolution, the Eighteenth resolution, the Nineteenth resolution, the Twenty-first resolution above and the Twenty-fourth resolution below The Annual General Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, decides that: - the global nominal amount of the share capital increases which may be completed pursuant to the Seventeenth resolution, the Nineteenth resolution, the Twenty-first resolution above and the Twenty-fourth resolution below may not exceed €164,708.35. This limit is set without taking into account the par value of the Company’s ordinary shares to be issued, if applicable, in relation to adjustments to be carried out in order to protect the rights of holders of securities or other rights giving access to shares of the Company, in accordance with legal and regulatory requirements as well as applicable contractual provisions, - the global nominal amount of the debt securities that may be issued pursuant to the delegations granted at the Seventeenth resolution, the Eighteenth resolution, the Nineteenth resolution, the Twenty-first resolution above and the Twenty-fourth resolution below shall not exceed $500,000,000 (or the corresponding value of this amount for an issuance in a foreign currency or in a monetary unit calculated by reference to multiple currencies). Twenty-third resolution Delegation of authority to the Board of Directors to decide on any merger-absorption, split or partial contribution of assets pursuant to the provisions of Article L. 236-9 II of the French Commercial Code The Annual General Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report, acting in accordance with Article L. 236-9 II of the French Commercial Code, grants to the Board of Directors the authority to decide, at the times it shall determine, one or more transactions of merger-absorption, split or partial contribution of assets realized pursuant the provisions of Articles L. 236-1 et seq. of the French Commercial Code, decides that the Board of Directors is granted full powers to implement, in accordance with provisions set forth in the law and the by-laws of the Company, the present delegation, for the purpose of deciding all the terms of any transaction which would be decided under this delegation, it being specified that if this operation requires an increase of the Company’s share capital, it must be carried out within the limits set in the Twenty-second resolution above,

Translation for information purposes 21 decides that this delegation is granted to the Board of Directors for a period of twenty-six (26) months as from the date of the present Annual General Shareholders’ Meeting and supersedes the authorization for the same purpose granted by the Shareholders’ Meeting of June 25, 2020. decides that this authorization shall not be used by the Board of Directors during a public tender offer by a third-party. Twenty-fourth resolution Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing shares or securities giving access to the share capital in the scope of a merger-absorption, split or partial contribution of assets decided by the Board of Directors pursuant to the Twenty- third resolution above The Annual General Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, subject to the adoption of the Twenty-third resolution above, acting in accordance with Articles L. 225-129 to L. 225- 129-5 and L. 228-91 of the French Commercial Code, grants to the Board of Directors the authority to decide to issue, on one or more occasions, ordinary shares of the Company and/or any type of securities giving access, by any means, immediately and/or in the future, to ordinary shares of the Company, (including without limitation, any bonds redeemable or convertible for ordinary shares and any warrants attached or not to ordinary shares or other types of securities), in compensation for contributions in kind granted to the Company as part of any merger-absorption, split or partial contribution of assets decided by the Board of Directors pursuant of the delegation granted under the Twenty-third resolution above, such shares conferring the same rights as existing shares said shares conferring the same rights as old shares subject to their date of use decides that the securities issued pursuant to this delegation may consist of debt securities or be related to the issue of such debt securities or permit the issue as intermediate securities, decides, as necessary, to waive to the benefit of the shareholders of the absorbed company or the contributing company, the preferential subscription right attached to the ordinary shares or securities to be issued, notes, as necessary, that the present delegation includes, in favor of the holders of the securities to be issued giving access to the Company's share capital, express waiver by the shareholders of their preferential subscription right with respect to the ordinary shares to which such securities give right, decides that the maximum nominal amount of share capital increases to be completed, immediately or in the future, may not exceed the global amount of €164,708.35. This limit is set without taking into account the par value of the ordinary shares to be issued, if applicable, in relation to adjustments carried out in order to protect the rights of holders of securities and other rights giving access to capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides that the nominal amount of any share capital increase that may be carried out in application of this resolution will be deducted from the overall limit set forth in the Twenty-second resolution above, decides that the nominal amount of all issuances of debt securities giving access to the Company’s share capital to be completed will not exceed $500,000,000 (or the corresponding value of this

Translation for information purposes 22 amount for an issuance in a foreign currency), it being specified that: - this amount will be increased, if applicable, for any redemption premium above nominal value, - this amount will be deducted from the overall limit set forth in the Twenty-second resolution above, - this limit does not apply to securities the issuance of which is decided or authorized by the Board of Directors in accordance with Article L. 228-40 of the French Commercial Code, notes that the Board of Directors is granted all powers to decide and acknowledge completion of the share capital remunerating the transaction, charge on the premium, at the case maybe, the fees and charges generated by the share capital increase, to deduct on the premium, if it deems it useful, the necessary amounts for the allocation of the legal reserve, to amend the Company’s by-laws, to take any decision in relation to the admission of the securities issued hereby to trading on the Nasdaq Global Market, and, do everything that is required, specifies that this delegation is granted to the Board of Directors for a period of twenty-sixth (26) months as from the date of the present Annual General Shareholders’ Meeting and supersedes the authorization for the same purpose granted by the Shareholders’ Meeting of June 25, 2020. --ooOoo--